EXHIBIT 2.1

Dated 28 November 2008

between

THE DOW CHEMICAL COMPANY

and

PETROCHEMICAL INDUSTRIES COMPANY (K.S.C.)

JOINT VENTURE FORMATION AGREEMENT

i

THIS AGREEMENT is made on 28 November 2008.

BETWEEN:

(1)	THE DOW CHEMICAL COMPANY, a company incorporated in the State of Delaware U.S.A., whose address is at 2030 Dow Center, Midland, MI 48674, U.S.A. (“TDCC”); and

(2)
PETROCHEMICAL INDUSTRIES COMPANY (K.S.C.), a company incorporated in the State of Kuwait, having its registered office at Safat, Kuwait and its principal place of business at South Sabahiyah, Kuwait (“PIC”).

WHEREAS:

(A)
TDCC and PIC have agreed to form a 50/50 joint venture with respect to the Business.  TDCC and PIC have agreed to transfer, or cause their respective Affiliates to transfer, the Business to the K-Dow Group by contribution, sale or otherwise, such that each of TDCC and PIC (or their designated wholly-owned subsidiaries) will have a 50% beneficial interest in K-Dow.

(B)	To accomplish the foregoing, TDCC and PIC will undertake, or cause their respective Affiliates to undertake, the steps set out in the Steps Plans.

(C)	Pursuant to the Product Agreements:

(i)	Dow shall supply, or procure the supply, to the K-Dow Group of certain products including ethylene and propylene, for use within or resale by the Business; and

(ii)	the K-Dow Group shall supply to Dow certain products for use within or resale by Dow’s retained businesses.

(D)	Pursuant to the Site Agreements, Dow or the K-Dow Group will provide to the other certain services and utilities at certain of the Transferred Sites and the Retained Sites.

(E)	Pursuant to the Business Services Agreements, Dow shall provide to the K-Dow Group and the K-Dow Group shall provide to Dow certain information services and general services.

(F)
Pursuant to the Technology/IP Agreements, Dow or the K-Dow Group shall license or assign to each other certain Intellectual Property and Dow or the K-Dow Group shall provide to each other certain contract research and development services.

IT IS AGREED as follows:

1.	INTERPRETATION

Rules of Interpretation; Definitions

1.1
Unless a clear contrary intention appears, the rules of interpretation set forth in Paragraph 1 of Schedule 1 to this Agreement will apply to this Agreement and capitalised terms and expressions ascribed a meaning in Paragraph 2 of Schedule 1 to this Agreement or adopted by reference to an enactment, regulation or provision of an agreement will have those meanings when used in this Agreement.

Schedules

1.2
All Schedules are by this reference incorporated into and are part of this Agreement as fully as though contained in the body of this Agreement.  To the extent of any conflict between the terms of this Agreement and Schedule 15, Schedule 15 shall prevail and control.

Knowledge

1.3
Where in this Agreement, or in any certificate or document delivered in connection herewith or in implementation of any of the transactions contemplated hereby, any statement or warranty is made as to, or as being based on, the knowledge or awareness of any particular Party, or words to like effect, such statement or warranty will be construed as including only matters within the actual knowledge of the Responsible Persons of such Party after having made reasonable inquiry of those Persons who directly report to them and who would reasonably be expected to possess or to have access to information as to the applicable subject matter, and otherwise without independent investigation, and does not include constructive or imputed knowledge of the Responsible Persons or any of them or the knowledge, information or belief of any other Person.

Adherence by K-Dow

1.4	(a)
By signing and delivering to TDCC and PIC an instrument in the form of Exhibit 3 as contemplated in Schedule 2, K-Dow will become a Party to this Agreement for all purposes (including as a beneficiary of the warranties in Clauses 6 and 7 given prior to the date on which it becomes a Party to this Agreement) as fully as if it had existed and been a Party to this Agreement at the date hereof.

(b)	Without prejudice to Clause 5, this Agreement is binding on each of TDCC and PIC as and from the date hereof.

2.	TRANSFER OF THE BUSINESS, MEGLOBAL SHARES AND EQP SHARES

Steps Plans

2.1
Subject to the provisions of this Agreement, each of TDCC and PIC (and their respective Affiliates) shall (to the extent not already done and at the time contemplated by this Agreement or the Steps Plans):

(a)
take, or cause K-Dow and its Affiliates to take, such steps as are envisaged to be undertaken by them pursuant to the Steps Plans (together with such other steps as are necessary to implement the transactions and agreements contemplated thereby) including: (i) forming the Local Newcos; and (ii) transferring to the K-Dow Group direct or indirect ownership of the Transferred Assets (including by way of transfer to the K-Dow Group of the Transferred Dow Entities), the MEGlobal Shares and the EQP Shares; and

(b)
cooperate with each other with respect to the implementation of the Steps Plans (and the transactions and agreements contemplated thereby), including by not unreasonably withholding or delaying consent to any change to the Steps Plans proposed by either of them which is required to give effect to this Agreement or to ensure compliance with Applicable Law in each relevant jurisdiction and by implementing such other amendments to the Steps Plans as may be made pursuant to this Agreement, the Parties acknowledging and agreeing that implementation of the Steps Plans shall be completed at or prior to Closing (except to the extent as is mutually agreed or is otherwise contemplated in the Steps Plans).

Filings

2.2
As promptly as reasonably practicable after signing this Agreement, to the extent not already done, PIC and TDCC will make or cause to be made all filings or applications for the Regulatory Outcomes in accordance with the divisions of responsibility and procedures set out in Clauses 9.5 to 9.12 of this Agreement.

Transaction Documents

2.3
Subject to Clause 2.4 and 2.5, TDCC and PIC will cooperate with each other with respect to the execution of the Transaction Documents and other documentation to be executed and delivered at or before Closing, including with respect to correcting errors in agreements attached as Exhibits to this Agreement and identified in Schedule 18 as being “in agreed form”, ensuring consistency of the Transaction Documents (other than this Agreement) with the Steps Plans, ensuring consistency of terms of Transaction Documents dealing with the same or similar subject matter and the creation or completion of attachments, and no Party will unreasonably withhold its agreement to changes necessary to achieve the foregoing; provided that, except to correct manifest errors, none of such changes will alter fundamental terms including consideration, liabilities or risk allocation unless the relevant Parties agree to such changes.  The Transaction Documents identified in Schedule 18 as being “in agreed form” and that are tabled for execution and delivery at or before Closing are, whether or not so stated in the definitions, to be in the form of the relevant Exhibit attached to this Agreement, after giving effect to the preceding sentence.

2.4	(a)
With respect to those Transaction Documents identified in Schedule 18 as being either “substantially in agreed form” or “to be agreed”, the Parties shall negotiate in good faith to agree as soon as possible after the date of this Agreement the final forms of such Transaction Documents, on the basis of the forms of such documents attached as Exhibits to this Agreement (if any), and, to the extent relevant, the principles set out in this Agreement (including the Steps Plans), the Transaction Documents identified in Schedule 18 as being “in agreed form” and Applicable Law.

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

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2.5
TDCC and PIC undertake that, without prejudice to their obligations under Schedule 2, those: (a) asset transfers; (b) contributions; (c) share transfers; (d) mergers and/or amalgamations; and (e) demergers identified in the Steps Plans shall be effected pursuant to Local Conveyances in substantially the forms of Exhibits 120 and 121, in each case with such amendments as TDCC or PIC reasonably believes is required to give effect to this Agreement including the Steps Plans, is required by Applicable Law in the relevant jurisdictions or as may otherwise be agreed between TDCC and PIC (acting reasonably).

2.6
Notwithstanding any other provision of this Agreement, the Parties acknowledge and agree that this Agreement does not oblige Dow or comprise an offer by Dow (in either case, whether conditionally or unconditionally) to transfer real estate, buildings, hereditary building rights or other rights related to real estate located in the Federal Republic of Germany.

3.	CLOSING

Time and Place of Closing

3.1
Upon the terms and subject to the conditions of this Agreement (and except as otherwise required for the implementation of the transactions contemplated by the Steps Plans), Closing will take place at the Place of Closing on the Closing Date with effect from the Closing Time.

Payments and Certain Deliveries at Closing

3.2	At Closing, and in accordance with the Closing Macro Steps Plan and Schedule 2, PIC shall procure that its Affiliates pay the Initial Purchase Price as follows:

(a)	an amount equal to the aggregate of the Initial Purchase Price plus the Interest Amount less (i) the Escrow Amount, (ii) the Further Amount and (iii) the Deferred Amount shall be paid in cash;

(b)	the Escrow Amount shall be paid in cash into the Escrow Account, which amount shall be dealt with in accordance with the Escrow Agreement and Clauses 4.14 to 4.20;

(c)	the Further Amount shall be paid by PIC by issuing on the Closing Date Further Amount Notes in an aggregate principal amount equal to the Further Amount; and

(d)	subject to Clause 3.4, the Deferred Amount shall be paid by PIC in cash.

If the Closing Date is 2 January 2009, PIC shall procure that its Affiliate shall deposit the amount payable pursuant to Clause 3.2(a) with the Acceptable Deposit Bank (as defined in the Further Amount Note) from and including 1 January 2009 to and including 2 January 2009 (the “Deposit”) on the best terms reasonably available to such Affiliate for overnight deposits with the Acceptable Deposit Bank in the London Interbank market (the “Deposit Terms”).  PIC shall provide TDCC with evidence of the calculation of the interest payable on the Deposits pursuant to the Deposit Terms (the “Interest Amount”) at Closing.

3.3
Amounts payable pursuant to Clause 3.2(a) and, subject to Clause 3.4, Clause 3.2(d) shall be paid by confirmed wire transfers to be credited at or prior to 11:00 a.m. on the Closing Date to such accounts as are designated for such purposes by TDCC on its own behalf and on behalf

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

of its Affiliates and advised to PIC with respect to itself and the appropriate Affiliates of PIC, such designation to be delivered no later than 10 Business Days before the Closing Date.

3.4
PIC may, by written notice to TDCC received at least five Business Days prior to the Closing Date elect to discharge its obligation to pay the Deferred Amount by issuing on the Closing Date Deferred Amount Notes in an aggregate principal amount equal to the Deferred Amount.

3.5	The initial purchase price payable to Dow (the “Initial Purchase Price”) shall be equal to 50% of:

$17,440,000,000 less each of (i) the Estimated Net Indebtedness (expressed as a positive number) and (ii) the Estimated Working Capital Amount.

Value Allocation

3.6
The Parties agree that the value of the Transferred Assets and of certain of the contractual arrangements entered into by the relevant Parties or their Affiliates shall be as set out in Schedule 4 and the Local Conveyances.  The Parties further agree to work together in good faith to amend Schedule 4 prior to Closing to reflect the estimate delivered by TDCC to PIC pursuant to Clause 4.1.

4.	POST-CLOSING ADJUSTMENTS AND APPORTIONMENTS

Estimated Closing Adjustments

4.1
TDCC shall provide to PIC no sooner than 15 days and no later than 10 days prior to the Closing Date its estimate, made in good faith, of the amount of the Net Indebtedness as at the close of business on the Closing Date as if Closing had occurred (the “Estimated Net Indebtedness”), such estimate to be set out in a statement prepared in accordance with Part B of Schedule 3.  [***]

SEC Financial Statements and Initial Statements

4.2	TDCC shall deliver to PIC within 10 months after the Closing Date:

(a)	the SEC Financial Statements prepared and audited in accordance with Clauses 4.3 and 4.4;

(b)	its proposed EBITDA Statement (the “Initial EBITDA Statement”), prepared in accordance with Part A of Schedule 3;

(c)	its proposed Net Indebtedness Statement (the “Initial Net Indebtedness Statement”), prepared in accordance with Part B of Schedule 3;

(d)	its proposed Target Working Capital Statement (the “Initial Target Working Capital Statement”), prepared in accordance with Part C of Schedule 3; and

(e)	its proposed Actual Working Capital Statement (the “Initial Actual Working Capital Statement”), prepared in accordance with Part D of Schedule 3.

4.3	TDCC shall prepare the SEC Financial Statements in accordance with:

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)	the general guidance of the SEC Staff set out in SAB Topic 1B as in force on the date of this Agreement;

(b)	to the extent not addressed by Clause 4.3(a) above, the accounting policies, procedures and practices adopted by Dow as of the Closing Date; and

(c)	to the extent not addressed by either Clause 4.3(a) or 4.3(b) above, GAAP.

For the purposes of preparation of the SEC Financial Statements, Clause 4.3(a) shall take precedence over both Clauses 4.3(b) and 4.3(c) and Clause 4.3(b) shall take precedence over Clause 4.3(c).  TDCC shall retain Deloitte & Touche LLP to audit the SEC Financial Statements in accordance with U.S. generally accepted auditing standards and the auditing standards of the U.S. Public Company Accounting Oversight Board.

4.4
Following the Closing Date, K-Dow shall at its own expense promptly upon request by TDCC provide TDCC and Deloitte & Touche LLP with all information in its possession or control, including access at all reasonable times to all books and records, and all co-operation and assistance (including participation by K-Dow Group management in meetings and execution of documents and instruments reasonably requested by TDCC and Deloitte & Touche LLP in connection therewith) as may in any such case reasonably be required to enable:

(a)	TDCC to prepare the SEC Financial Statements; and

(b)
Deloitte & Touche LLP to audit the SEC Financial Statements in accordance with U.S. generally accepted auditing standards and the auditing standards of the U.S. Public Company Accounting Oversight Board.

TDCC shall be responsible for all costs and expenses incurred by TDCC in connection with the preparation of the SEC Financial Statements and shall be responsible for and pay the fees and expenses of Deloitte & Touche LLP.

4.5
Within 90 days of receipt of the Initial Statements and the SEC Financial Statements, PIC shall notify TDCC whether or not it accepts each Initial Statement for the purposes of this Agreement.  During such 90 day period PIC and its advisers will review the Initial Statements and TDCC shall procure (or, with respect to its advisers and auditors, use commercially reasonable efforts to procure) that:

(a)
relevant TDCC management, accounting staff and advisers provide such co-operation and assistance to PIC and its advisers (including providing copies of associated working papers and reasonable access to books and records underlying the adjustments set out in Schedule 3) as may reasonably be required by PIC to enable it to review the Initial Statements and assess whether or not it accepts the Initial Statements; and

(b)	PIC may make copies of appropriate documents,

in each case, subject to:

(c)
customary confidentiality obligations including, except if required by Applicable Law to the contrary, an obligation to destroy or permanently erase documents and any notes or memoranda based thereon and all copies of the foregoing following the determination of the Adjustment Items as provided herein; and

(d)	in the case of TDCC’s advisers and auditors, any applicable internal policies and procedures of such advisers and auditors including as to the execution of customary releases and undertakings.

4.6
If PIC notifies TDCC within 90 days of receipt of the Initial Statements and the SEC Financial Statements that it does not accept any one or more of the Initial Statements (each a “Disputed Initial Statement”):

(a)
it must, at the same time, deliver to TDCC a notice (an “Objection Notice”) in writing setting out its objections in reasonable detail and specifying the adjustments which, in its opinion, should be made to each Disputed Initial Statement in order to comply with the requirements of this Agreement, including Schedule 3; and

(b)
PIC and TDCC shall use all reasonable endeavours to meet and discuss the objections of PIC and to reach agreement upon the adjustments (if any) required to be made to each Disputed Initial Statement.  If PIC delivers an Objection Notice with respect to the Initial EBITDA Statement, then the Chief Executive Officers of TDCC and PIC or their respective designees shall meet to discuss PIC’s objections with respect to the Initial EBITDA Statement.

The Initial Statements may only take into account information available to the Parties prior to an Objection Notice being served.

4.7	If:

(a)
PIC is satisfied with the Initial EBITDA Statement (either as originally submitted or after adjustments agreed between PIC and TDCC in accordance with Clause 4.6) or if PIC fails to serve an Objection Notice in respect of the Initial EBITDA Statement within the 90 day period specified above, then the Initial EBITDA Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the EBITDA Statement for the purposes of this Agreement;

(b)
PIC is satisfied with the Initial Net Indebtedness Statement (either as originally submitted or after adjustments agreed between PIC and TDCC in accordance with Clause 4.6) or if PIC fails to serve an Objection Notice in respect of the Initial Net Indebtedness Statement within the 90 day period specified above, then the Initial Net Indebtedness Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the Net Indebtedness Statement for the purposes of this Agreement;

(c)
PIC is satisfied with the Initial Target Working Capital Statement (either as originally submitted or after adjustments agreed between PIC and TDCC in accordance with Clause 4.6) or if PIC fails to serve an Objection Notice in respect of the Initial Target Working Capital Statement within the 90 day period specified above, then the Initial Target Working Capital Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the Target Working Capital Statement for the purposes of this Agreement;

(d)
PIC is satisfied with the Initial Actual Working Capital Statement (either as originally submitted or after adjustments agreed between PIC and TDCC in accordance with Clause 4.6) or if PIC fails to serve an Objection Notice in respect of the Initial Actual Working Capital Statement within the 90 day period specified above, then the Initial Actual Working Capital Statement (incorporating, if applicable, any agreed adjustments) shall be deemed to constitute the Actual Working Capital Statement for the purposes of this Agreement.

Final Determination of Confirmed EBITDA, Net Indebtedness, Target and Actual Working Capital

4.8
If PIC and TDCC do not reach agreement within 30 days of the date of service of the Objection Notice relating to the Disputed Initial Statements then the matters specified in such Objection Notice that have not been agreed on by TDCC and PIC (and only such matters) shall be referred, on the application of either TDCC or PIC, for determination by an independent firm of internationally recognized, certified public accountants with expertise in financial statements prepared under GAAP and the rules of the SEC other than PricewaterhouseCoopers LLP and Deloitte & Touche LLP to be agreed upon by PIC and TDCC or, failing agreement within 10 days of a request by PIC or TDCC to the other party to agree upon such a firm of accountants, to be selected, on the application of either PIC or TDCC, by the President (the “Selector”) for the time being of the Institute of Chartered Accountants in England and Wales or his duly appointed deputy (the “Accountants”).  The following provisions shall apply to such determination:

(a)
the Accountants appointed pursuant to this Clause 4.8 shall be appointed on the basis of agreed terms of reference or, if TDCC and PIC cannot agree on such terms of reference prior to the selection of the Accountants, then on the basis of terms of reference determined by the Selector at the time he selects the Accountants;

(b)	TDCC and PIC shall each instruct the Accountants to make their determination within 60 days of the date of their appointment;

(c)
within 10 days of the date of appointment of the Accountants, TDCC and PIC shall each prepare a written statement on the matters in dispute specified in the Objection Notice which (together with the relevant documents) shall be submitted to the Accountants for determination;

(d)
in giving such determination, the Accountants shall state what adjustments (if any) are necessary to each Disputed Initial Statement in respect of the matters specified in the Objection Notice that have not been agreed on by TDCC and PIC (and only such matters) in order to comply with the requirements of this Agreement;

(e)
(if the EBITDA Statement is a Disputed Initial Statement) following such determination, the Accountants shall issue a certificate specifying the Adjustment Amount in the form set out in the Escrow Agreement (the “Accountants’ Certificate”);

(f)
the Accountants shall act as an expert (and not as an arbitrator) in making any such determination, and such determination shall be final and binding on the Parties (in the absence of manifest error); and

(g)
TDCC and PIC shall each bear the costs and expenses of all counsel and other advisers, witnesses and employees retained by it and the costs and the expenses of the Accountants shall be borne between PIC and TDCC in such proportions as the Accountants shall in their discretion determine or, in the absence of any such determination, equally between PIC and TDCC.

4.9	(a)
When pursuant to Clause 4.7 the Initial EBITDA Statement is deemed to constitute the EBITDA Statement or when PIC and TDCC reach agreement in respect of the Initial EBITDA Statement or when the Initial EBITDA Statement is finally determined at any stage in accordance with the procedures set out in Clause 4.8, the Initial EBITDA Statement as so agreed (or deemed agreed) or determined shall be the EBITDA Statement for the purposes of this Agreement and shall be final and binding on all Parties and used for the adjustment, if any, described in Clauses 4.14, 4.15 and 4.16;

(b)
When pursuant to Clause 4.7 the Initial Net Indebtedness Statement is deemed to constitute the Net Indebtedness Statement or when PIC and TDCC reach agreement in respect of the Initial Net Indebtedness Statement or when the Initial Net Indebtedness Statement is finally determined at any stage in accordance with the procedures set out in Clause 4.8, the Initial Net Indebtedness Statement as so agreed (or deemed agreed) or determined shall be the Net Indebtedness Statement for the purposes of this Agreement and shall be final and binding on all Parties and used for the adjustment, if any, described in Clause 4.12;

(c)
When pursuant to Clause 4.7 the Initial Target Working Capital Statement is deemed to constitute the Target Working Capital Statement or when PIC and TDCC reach agreement in respect of the Initial Target Working Capital Statement or when the Initial Target Working Capital Statement is finally determined at any stage in accordance with the procedures set out in Clause 4.8, the Initial Target Working Capital Statement as so agreed (or deemed agreed) or determined shall be the Target Working Capital Statement for the purposes of this Agreement and shall be final and binding on all Parties and used for the adjustment, if any, described in Clause 4.12; and

(d)
When pursuant to Clause 4.7 the Initial Actual Working Capital Statement is deemed to constitute the Actual Working Capital Statement or when PIC and TDCC reach agreement in respect of the Initial Actual Working Capital Statement or when the Initial Actual Working Capital Statement is finally determined at any stage in accordance with the procedures set out in Clause 4.8, the Initial Actual Working Capital Statement as so agreed (or deemed agreed) or determined shall be the Actual Working Capital Statement for the purposes of this Agreement and shall be final and binding on all Parties and used for the adjustment, if any, described in Clause 4.12.

4.10
Subject to Applicable Law or any provision of any contract or arrangement entered into prior to the date of this Agreement to the contrary, TDCC and PIC shall procure that K-Dow shall promptly provide each of them, their respective advisers, the Accountants appointed pursuant to Clause 4.8 and PIC’s accountants and TDCC’s accountants with all information in its possession or control, including access at all reasonable times to all books and records, and all co-operation and assistance, as may in any such case reasonably be required to:

(a)	enable the production of the Initial Statements;

(b)	enable PIC to complete a review of the Initial Statements;

(c)	enable Dow to review and respond to Disputed Initial Statements; and

(d)	enable the Accountants to determine what adjustments (if any) should be made to the Initial Statements.

4.11	PIC, TDCC and K-Dow hereby authorize each other, their respective advisers and the Accountants to take copies of all information which K-Dow has agreed to provide under Clause 4.10.

4.12	If:

(a)	Net Indebtedness exceeds Estimated Net Indebtedness, then each Transferor Dow Entity shall pay or contribute, as applicable, in cash to the Appropriate K-Dow Entity an amount equal to such Transferor Dow Entity’s Percentage Share of the amount of such excess;

(b)
Estimated Net Indebtedness exceeds Net Indebtedness, then each Appropriate K-Dow Entity shall pay or distribute, as applicable, in cash to the relevant Transferor Dow Entity an amount equal to such Transferor Dow Entity’s Percentage Share of the amount of such excess;

(c)
the (i) difference between the Target Working Capital and the Actual Working Capital exceeds (ii) the Estimated Working Capital Amount, then each Transferor Dow Entity shall pay or contribute, as applicable, in cash to the Appropriate K-Dow Entity an amount equal to such Transferor Dow Entity’s Percentage Share of the amount of such excess; and

(d)
the (i) Estimated Working Capital Amount exceeds (ii) the difference between the Target Working Capital and the Actual Working Capital, then the Appropriate K-Dow Entity shall pay or distribute, as applicable, in cash to the relevant Transferor Dow Entity an amount equal to such Transferor Dow Entity’s Percentage Share of the amount of such excess.

4.13
The Parties agree and acknowledge that the payments made pursuant to Clause 4.12 are intended to be adjustments to the consideration received by Dow for the transfer by Dow of Transferred Assets or Transferred Dow Entities pursuant to the Steps Plans and this Agreement.  TDCC, PIC and K-Dow acknowledge and agree that, with respect to any transaction, agreement or payment obligation that is identified in this Agreement, including, for greater certainty, the Steps Plans, as being entered into or incurred by a Person other than TDCC, PIC or K-Dow, TDCC, PIC and K-Dow are acting as agents of their respective Affiliates and shall procure that their respective Affiliates perform their obligations with respect to such transaction, agreement, or payment obligations.

EBITDA Adjustment and Release from Escrow

4.14	If the Difference is greater than zero, then TDCC and PIC shall promptly jointly and irrevocably instruct the Escrow Agent to pay:

(a)	to PIC an amount equal to the lesser of (i) the Adjustment Amount and (ii) the Escrow Amount; and

(b)	to TDCC the balance, if any, of the Escrow Amount.

4.15	If the Difference is equal to zero, then TDCC and PIC shall promptly jointly and irrevocably instruct the Escrow Agent to pay to TDCC the Escrow Amount.

4.16
If the Adjustment Amount exceeds the Escrow Amount, then within 30 days of the date when the EBITDA Statement becomes final and binding in accordance with Clause 4.9, TDCC and PIC shall meet to discuss the EBITDA Statement.  At such meetings, TDCC shall be represented by the Chief Executive Officer of TDCC and PIC shall be represented by the Chief Executive Officer of KPC.  TDCC may propose at such meetings that such additional amount, as an alternative to being paid in cash, be compensated by other consideration, including by restructuring TDCC’s and PIC’s respective interests in K-Dow.  PIC shall consider in good faith any such proposal made by TDCC.  If within 60 days of the date when the EBITDA Statement becomes final and binding in accordance with Clause 4.9 no agreement has been reached with respect to the proposals made by TDCC or otherwise, TDCC shall pay or procure payment to PIC of an amount equal to the excess of the Adjustment Amount over the Escrow Amount.

4.17
If a payment pursuant to Clause 4.14 or 4.15 is due to either TDCC or PIC or both of them and in such circumstances either TDCC or PIC fails to deliver executed instructions within 10 Business Days of a request in writing by the other to do so, then instructions executed and delivered solely by TDCC or PIC (as the case may be) to the Escrow Agent and attaching a copy of the Accountants’ Certificate shall, for the purposes of this Agreement and the Escrow Agreement, be deemed to have been given jointly and irrevocably.

4.18
Any interest accruing on the balance standing to the credit of the Escrow Account shall be paid at the same time as and pro rata to any principal amounts of the Escrow Amount to the Parties entitled to such principal sums in accordance with the provisions of Clauses 4.14 and 4.15.

4.19
The Parties shall promptly jointly and irrevocably give such instructions to the Escrow Agent, make such payments or retentions and sign such withdrawal forms or other documents as may be required to be addressed to the Escrow Agent, to give effect to the provisions of Clauses 4.14 to 4.18.  The Escrow Agent shall not be required to, and shall not take, any action with respect to the Escrow Account except on either the joint written instructions of the Parties or instructions of TDCC or PIC that are deemed under Clause 4.17 to be the joint written instructions of the Parties.  TDCC and PIC shall each pay one-half of the fees and expenses of the Escrow Agent.

4.20
If the Escrow Amount or any other amount is paid in part or in whole to PIC or the K-Dow Group pursuant to Clause 4.14, 4.15 or 4.16, TDCC and K-Dow shall, or shall procure that their relevant Affiliates shall, amend each relevant Transaction Documents to reflect the basis upon which the Difference arises, which amendments shall take effect from Closing.

Additional Amounts

4.21
If any amount is payable under Clause 4.12 by a Transferor Dow Entity or an Appropriate K-Dow Entity, such amount (the “Principal Amount”) shall be deemed to have been advanced to the relevant Transferor Dow Entity or Appropriate K-Dow Entity, as the case may be, as a loan and shall be paid by the relevant Transferor Dow Entity or Appropriate K-Dow Entity, as the case may be, together with an additional amount, equal to interest calculated on such Principal Amount from and including the Closing Date to but excluding the date it is paid at the Rate.  The Parties agree that any Principal Amount payable under Clause 4.12, together with such additional amount, shall be paid by the relevant Transferor Dow Entity or Appropriate K-Dow Entity, as the case may be, by way of confirmed wire transfer to such account as is designated by the payee to the payor in Dollars within five Business Days following the agreement (or deemed agreement) or the determination of the relevant Adjustment Item pursuant to this Clause 4 and such amounts shall be taken into account in adjusting the purchase price reflected in the relevant Local Conveyance (which shall include normal and customary provisions for grossing up in respect of any deduction or withholding for or on account of Tax).

No Double Counting

4.22
For the avoidance of doubt (a) to the extent that any of Dow or PIC or any of its Affiliates, or any member of the K-Dow Group has any obligation under or pursuant to this Agreement, the Tax Indemnity Agreements or the UCC Agreement to make payment, no amount with respect to a matter to which such obligation or payment relates shall be included in the Adjustment Items; and (b) no amount with respect to a matter shall be included more than once in the Adjustment Items.

Apportionments and Prepayments

Periodical Outgoings of the Business

4.23
All periodical charges and periodical outgoings of the Business or related to the Transferred Assets or the Off-Site Locations, including rents, rates, license fees, royalties, rebates, insurance premia, gas, electricity, telephone and water charges and other outgoings, prepayments, including payments in respect of membership of trade associations (including the American Plastics Council) and participation in trade shows (including the “K” Show), salaries, wages, employee bonus (except for awards under the PA Program which shall be dealt with in accordance with Schedule 14) or commission, expenses, pension contributions (save as set out below in this Clause 4.23) and liability for social security contributions and other similar amounts shall be apportioned on a time basis, so that such part of the relevant charges attributable to the period ending at the Closing Time shall be borne by the Transferor Dow Entities and such part of the relevant charges attributable to the period commencing immediately following the Closing Time shall be borne by the K-Dow Group (provided that any such charges and periodical outgoings which are chargeable by reference to the extent of the use of any property rights shall be apportioned, to the extent known, between Dow and the K-Dow Group according to the extent of such use). For the avoidance of doubt nothing in this Clause 4.23 shall require the apportionment of: (a) any Assumed HR Liabilities in relation to which Schedule 14 allocates responsibility between the Parties; and (b) any amounts contributed to a defined benefit pension plan maintained by TDCC or its Affiliates.

Periodical Receipts of the Business

4.24
All periodical receipts of the Business or related to the Transferred Assets or the Off-Site Locations (including rents, license fees, royalties, rebates and refunds) shall be apportioned between the Transferor Dow Entities and the K-Dow Group on the basis set out in Clause 4.23.

Post-Closing Supply by the Business: payment received by Dow

4.25
Where any product, service or other benefit is to be provided by the K-Dow Group after the Closing Time to the extent that it relates to the Business, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of such product or service has been received by a Transferor Dow Entity whether before or after the Closing Time, the relevant Transferor Dow Entity shall pay an amount equal to the amount of that payment relating to the period after the Closing Time to the Appropriate K-Dow Entity and shall hold such sum in trust for the Appropriate K-Dow Entity until it is paid.

Post-Closing Supply to the Business: payment made by Dow

4.26
Where any product, service or other benefit is to be provided to the K-Dow Group after the Closing Time to the extent it relates to the Business, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of it has been made by the Transferor Dow Entity whether before or after the Closing Time, the Appropriate K-Dow Entity shall pay an amount equal to the amount of that payment relating to the period after the Closing Time to the Transferor Dow Entity and shall hold such sum in trust for the Transferor Dow Entity until it is paid.

Pre-Closing Supply by the Business: payment received by K-Dow Group

4.27
Where any product, service or other benefit has been provided by a Transferor Dow Entity before the Closing Time to the extent it relates to the Business, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of such product or service has been received by the K-Dow Group after the Closing Time, the Appropriate K-Dow Entity shall pay an amount equal to the amount of that payment relating to the period prior to the Closing Time to the Transferor Dow Entity and shall hold such sum in trust for the Transferor Dow Entity until it is paid.

Pre-Closing Supply to the Business: payment made by K-Dow Group

4.28
Where any product, service or other benefit has been provided to a Transferor Dow Entity before the Closing Time to the extent it relates to the Business, but any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of it is due from the Appropriate K-Dow Entity after the Closing Time, the Transferor Dow Entity shall pay an amount equal to the amount of that payment relating to the period prior to the Closing Time to the Appropriate K-Dow Entity and shall hold such sum in trust for the Appropriate K-Dow Entity until it is paid.

Payments

4.29	(a)
Where any payment is due under Clause 4.23, 4.24, 4.25, 4.26, 4.27 or 4.28, TDCC (on behalf of Dow) or K-Dow (on behalf of the K-Dow Group), as the case may be, shall procure payment to the other (or as the other may direct, provided that in the case of K-Dow such payment shall always be to a member of the K-Dow Group), of the relevant amount as soon as reasonably practicable after Closing, or, in respect of amounts received by Dow or the K-Dow Group, as the case may be, after Closing, as soon as reasonably practicable after such receipt, provided that TDCC and K-Dow shall have no right to claim and no obligation to pay or procure payment under any of Clause 4.23, 4.24, 4.25, 4.26, 4.27 or 4.28 with effect from 31 December 2011 and such clauses shall cease to be of any force or effect on and from such date.

(b)
From Closing until 31 December 2009, quarterly statements shall (with all relevant supporting documentation) be prepared by each of TDCC and K-Dow with respect to any payments to be made, and amounts to be received, by each of their Affiliates under Clause 4.23, 4.24, 4.25, 4.26, 4.27 or 4.28.

Exceptions

4.30
No payment shall be made under Clause 4.23, 4.24, 4.25, 4.26, 4.27 or 4.28 to the extent that the amount to which such payment relates: (a) has been taken into account in the Adjustment Items; or (b) is attributable to the Transferred JV Entities or PC JV Entities or their respective assets or business (other than with respect to agreements between Dow and a Transferred JV Entities or PC JV Entities).

5.	CONDITIONS PRECEDENT TO CLOSING

Mutual Conditions Precedent

5.1
The obligations of the Parties to proceed to Closing are conditional on and subject to the fulfilment or, as applicable, the non-occurrence, of the following, any one or more of which may be waived (if permissible), in whole or in part, jointly by TDCC and PIC:

(a)
Closing must not violate any final judgment, decree, injunction, writ or order of any Government Authority having competent jurisdiction in respect of which no appeal is pending and from which the time for taking any appeal has expired;

(b)	the Regulatory Outcomes described in Part A of Schedule 5 must have been received or have occurred and such Regulatory Outcomes must be in full force and effect;

provided that if on the Closing Date there are Regulatory Outcomes in jurisdictions described in Part B of Schedule 5 that have not been received or have not occurred, then the Parties will at Closing enter into appropriate arrangements to ensure compliance with Applicable Law regarding competition in those jurisdictions;

(c)	Closing must not contravene any Applicable Law which contravention has had or would reasonably be expected to have a Material Adverse Effect; and

(d)
the securing of financing by the K-Dow Group from third parties of at least US$2,000,000,000 in funded debt and US$1,000,000,000 in unfunded debt, the provision of the unfunded debt being in the form of a working capital facility and, immediately prior to Closing, PIC and TDCC are satisfied (acting reasonably) that there is no condition, occurrence, or event which would likely prevent all or any part (in excess of [***]) of such amounts from being available at Closing under such financing.

Additional Conditions Precedent for the Benefit of TDCC

5.2
The obligations of the Parties to proceed to Closing are conditional on and subject to the fulfilment or, as applicable, the non-occurrence, of the following, any one or more of which may be waived, in whole or in part, by TDCC at its sole discretion:

(a)
the warranties of PIC contained in Clause 7 must have been true on and as of the date made and on and as of the Closing Date as if made then except: (i) those stated to be given only as at a specific date or dates, which must have been true at those specified dates; (ii) any inaccuracy that is directly attributable to the terms and conditions applicable to the Regulatory Outcomes; and (iii) inaccuracies that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, and a certificate to that effect from PIC dated the Closing Date must have been delivered to TDCC and K-Dow at Closing; provided that for the purposes of this Clause 5.2(a), any of the warranties that are qualified by reference to materiality standards, including “material respects” or “Material Adverse Effect” or words to like effect, will be considered not to be so qualified;

(b)
PIC must have complied with or performed all of its agreements and covenants in this Agreement to be complied with or performed by it prior to Closing except to the extent that failure to comply with or to perform such agreements or covenants has not had and would not reasonably be expected to have a Material Adverse Effect, and a certificate to that effect from PIC dated the Closing Date must have been delivered to TDCC and K-Dow at Closing; provided that for the purposes of this Clause 5.2(b), any of the covenants and agreements that are qualified by reference to materiality standards, including “material respects” or “Material Adverse Effect” or words to like effect, will be considered not to be so qualified; and

(c)
there must not be in relation to PIC or any of its Affiliates any: (i) judgment, decree, injunction, writ or order in effect; or (ii) pending proceeding by any Government Authority that external counsel to TDCC has advised by written opinion to TDCC is more likely than not to be successful, and that (in the case of either (i) or (ii)) has had or would reasonably be expected to have a Material Adverse Effect.

Additional Conditions Precedent for the Benefit of PIC

5.3
The obligations of the Parties to proceed to Closing are conditional on and subject to the fulfilment or, as applicable, the non-occurrence, of the following, any one or more of which may be waived, in whole or in part, by PIC at its sole discretion:

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)
the warranties of TDCC contained in Clause 6 must have been true on and as of the date made and on and as of the Closing Date as if made then except: (i) those stated to be given only as at a specific date or dates, which must have been true at those specified dates; (ii) any inaccuracy that is directly attributable to the terms and conditions applicable to the Regulatory Outcomes; and (iii) inaccuracies that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, and a certificate to that effect from TDCC dated as of the Closing Date must have been delivered to PIC and K-Dow at Closing; provided that for the purposes of this Clause 5.3(a), any of the warranties that are qualified by reference to materiality standards, including “material respects” or “Material Adverse Effect” or words to like effect, will be considered not to be so qualified;

(b)
TDCC must have complied with or performed all of its agreements and covenants in this Agreement to be complied with or performed by it prior to Closing except to the extent that failure to comply with or to perform such agreements or covenants has not had and would not reasonably be expected to have a Material Adverse Effect, and a certificate to that effect from TDCC dated as of the Closing Date must have been delivered to PIC and K-Dow at Closing; provided that for the purposes of this Clause 5.3(b), any of the covenants and agreements that are qualified by reference to materiality standards, including “material respects” or “Material Adverse Effect” or words to like effect, will be considered not to be so qualified;

(c)
there must not be in relation to TDCC any: (i) judgment, decree, injunction, writ or order in effect; or (ii) pending proceeding by any Government Authority that external counsel to PIC has advised by written opinion to PIC is more likely than not to be successful, and that (in the case of either (i) or (ii)) has had or would reasonably be expected to have a Material Adverse Effect;

(d)	no Material Adverse Change shall have occurred after the date of this Agreement to the Closing Date;

[***]

Parties’ Responsibilities for Conditions

5.4
The Parties shall use all commercially reasonable efforts to procure the satisfaction of the conditions precedent set out in Clause 5.1.  PIC must use all commercially reasonable efforts to procure the satisfaction of the conditions precedent set out in Clause 5.2.  TDCC must use all commercially reasonable efforts to procure the satisfaction of the conditions precedent set out in Clause 5.3.  Each of TDCC and PIC will keep the other advised of its progress towards the satisfaction of its obligations under this Clause 5.

5.5	Without prejudice to the foregoing, all requests and enquiries from any Government Authority shall be dealt with by TDCC and PIC in accordance with Clause 9.

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Notice of Satisfaction of Conditions Precedent

5.6
Each of TDCC and PIC shall promptly give notice to the other of the satisfaction of the condition precedent set out in Clause 5.1(b) (provided that once either TDCC or PIC has received such notice it shall not be required to give further notice to the other under this Clause 5.6 in respect of such condition precedent).  Each of TDCC and PIC hereby acknowledges and agrees that, as at the date of this Agreement, the Regulatory Outcomes set out in Part A of Schedule 5 and paragraphs 1, 2 and 4 of Part B of Schedule 5 have been received or have occurred, as appropriate, and are in full force and effect.

Waiver of Conditions Precedent

5.7
TDCC shall be entitled by notice in writing to PIC to waive, to such extent as TDCC thinks fit, any or all of the conditions precedent mentioned in Clause 5.2 and PIC shall be entitled by notice in writing to TDCC to waive, to such extent as PIC thinks fit, any or all of the conditions precedent mentioned in Clause 5.3.

5.8
TDCC and PIC shall be entitled jointly to waive, to such extent as they together think fit, any or all of the conditions precedent set out in Clause 5.1, by notice to the other in writing.  For the avoidance of doubt, each of TDCC and PIC may, in its absolute discretion, withhold the grant of a waiver in respect of the condition precedent in Clause 5.1(d).

5.9
If the condition precedent in Clause 5.1(d) is not satisfied or waived, TDCC shall have the right in its sole discretion either (a) to procure third party financing for the K-Dow Group or (b) to make (or procure its Affiliates to make) funds available to the K-Dow Group (in each case, such financing or funds to be made available on terms which are commerically reasonable taking into account the then prevailing market conditions) so as to enable such condition precedent to be satisfied.  PIC and its Affiliates shall (and TDCC and PIC shall procure that K-Dow shall) provide all assistance reasonably requested by TDCC in connection with the foregoing.

5.10
In the event that less than $3,000,000,000 is advanced, but more than or equal to [***] is advanced under any other financing entered into by the K-Dow Group to satisfy Clause 5.1(d), PIC shall have the right in its sole discretion either (a) to procure third party financing for the K-Dow Group or (b) to make (or procure its Affiliates to make) funds available to the K-Dow Group (in each case, such financing or funds not to exceed [***] to be made available on terms which are commerically reasonable taking into account the then prevailing market conditions).  TDCC and its Affiliates shall (and TDCC and PIC shall procure that K-Dow shall) provide all assistance reasonably requested by PIC in connection with the foregoing.

5.11
The parties agree that neither TDCC nor PIC shall exercise their rights under Clauses 5.9 or 5.10 (as applicable) in such a way as to give rise to a default by any member of the K-Dow Group under any other financing entered into by the K-Dow Group to satisfy Clause 5.1(d).

6.	WARRANTIES OF TDCC

TDCC warrants to PIC and K-Dow as set forth in this Clause 6:

Corporate Organization

6.1
TDCC and each Dow Relevant Subsidiary: (a) is or (in the case of the Local Newcos) will by Closing be a legal entity (whether or not having separate legal personality) duly organized and validly existing under the laws of its jurisdiction of incorporation or other organization; (b) is or (in the case of the Local Newcos) will by Closing be in good standing with respect to filing

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(if required) of annual corporate returns under the laws of its jurisdiction of organization, and (c) has or (in the case of the Local Newcos) will by Closing have all requisite corporate capacity to execute and deliver this Agreement and each other Transaction Document to which it is or is to be a party and to perform its obligations hereunder and thereunder and to own, lease and operate its assets and its business.

Authorization; Binding Effect

6.2
The execution and delivery of this Agreement and each other Transaction Document to which TDCC or any Dow Relevant Subsidiary is or is to be a party and the consummation of the transactions contemplated hereby and thereby have been or (in the case of the Local Newcos) will by Closing be duly authorized by all requisite corporate proceedings.

6.3
This Agreement has been and each other Transaction Document to which TDCC or any Dow Relevant Subsidiary is or is to be a party, when executed and delivered by it, will have been duly executed and delivered by it and constitutes or will constitute, as applicable, its legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to the qualifications that:

(a)
such enforceability may be subject to bankruptcy, insolvency, moratorium, arrangement or other laws affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law); and

(b)	equitable remedies are discretionary and may not be available in any particular instance.

Consents and Approvals; No Violation

6.4
Except as disclosed in Schedule 6.4, none of the execution or delivery of this Agreement or any other Transaction Document to which TDCC or any Dow Relevant Subsidiary is or is to be a party or performance by TDCC of its obligations hereunder or by TDCC or the Dow Relevant Subsidiary of its obligations thereunder or the consummation by them of the transactions contemplated hereby or thereby will, and the fulfilment and compliance with the terms and conditions hereof by TDCC and thereof by TDCC or the Dow Relevant Subsidiary and the consummation of the transactions contemplated hereby or thereby will not:

(a)
conflict with or require the consent or waiver of rights of any Person under the terms, conditions or provisions of its constituting documents, by-laws or resolutions of directors or shareholders, except those that have been obtained or will be obtained by Closing;

(b)	violate any provision of, or, except for the Regulatory Outcomes, require any Authorization or declaration or filing with or notice to any Government Authority by it under, any Applicable Law;

(c)
conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or terminate or make terminable at the option of any other party to, or require any consent, authorization or approval that has not been obtained under, any indenture, Security Interest, lease, agreement or instrument to which TDCC or the Dow Relevant Subsidiary is a party or by which it is bound or to which its assets or properties is subject; or

(d)	result in the creation or enforceability of any Security Interest upon any of the assets of TDCC or any Dow Relevant Subsidiary,

which, in the case of (b) to (d), the violation, conflict, breach, requirement, Security Interest or default or other event or occurrence has had or would reasonably be expected to have a Material Adverse Effect; provided, that, for these purposes Paragraph (a) of the definition of “Material Adverse Effect” will be disregarded.

Insolvency Events or Proceedings

6.5
Except as contemplated by the Steps Plans, no Insolvency Event has occurred with respect to TDCC or any Dow Relevant Subsidiary and, to its knowledge, no proceedings related to an Insolvency Event have been commenced or are pending with respect to TDCC or any Dow Relevant Subsidiary.

Litigation

6.6
Save for [***] or as disclosed in Schedule 5, 6.39 or 6.84 or for [***], there are no: (a) judgments, decrees, injunctions, writs or orders in effect; or (b) to the knowledge of TDCC, pending or threatened civil, criminal, arbitration, administrative or other proceedings in respect of the Business, any Transferred Dow Entity or any Local Newco incorporated or formed by Dow that is to be transferred to the K-Dow Group in accordance with the Steps Plans that (in the case of either (a) or (b)) has had or would reasonably be expected to have a Material Adverse Effect.

No Default

6.7	TDCC is not, and no Dow Relevant Subsidiary is, in default under and no condition exists that with notice or lapse of time or both would constitute a default by it under:

(a)	any contract, agreement, covenant, obligation, restriction, deed, instrument or document to which it is a party or by which it or any of its properties is bound;

(b)	any Applicable Law; or

(c)	any Authorization,

that has had or would reasonably be expected to have a Material Adverse Effect.

Transferred Assets and Leased Real Estate

6.8	As at the date hereof, Schedule 6.8 contains an accurate listing of the material items of Tangible Property used in the Business.

6.9
Save for land owned or occupied by any Transferred JV Entity or PC JV Entity or by MEG Canada, MEGlobal BV, EQP or any of their respective subsidiaries or for the rights to be assigned or granted to the K-Dow Group pursuant to Clause 9.18, the only land to be transferred directly or indirectly to the K-Dow Group pursuant to this Agreement or as a consequence of Closing is the Real Estate.

6.10	Schedule 6.10(A) sets out aerial pictures with substantially accurate plot outlines showing the boundaries of the Transferred Real Estate marked in red, excluding easements and licenses.

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

6.11
Schedule 6.11 sets out aerial pictures with substantially accurate plot outlines showing the boundaries of the Leased Real Estate and, where available, legal descriptions more particularly describing the Leased Real Estate, excluding easements and licenses.

6.12	To the knowledge of TDCC, Schedule 6.12 contains a list and brief description of all Material Contracts at the date hereof related to the Business, including significant amendments thereto.

6.13	To the knowledge of TDCC, Schedule 6.13 contains a list and brief description of all material Authorizations held by Dow as at the date hereof related to the Business.

6.14
Except as disclosed in Schedule 6.51, the Transferred Assets do not include any Shares or other ownership interests of any Person other than Dow’s Shares and Equity Rights in the Local Newcos, the Transferred Dow Entities and the Transferred JV Entities.

Good Title and Condition

6.15	(a)
Except as disclosed in Schedule 6.15, Dow has good and marketable title to the Transferred Assets (other than the Transferred Contracts, the Partially Transferred Contracts or as may relate to the Transferred JV Entities), free and clear of Security Interests, rights of first refusal, purchase options or other material adverse rights, interests, leases, licenses, easements, claims, restrictions, covenants or encumbrances other than Permitted Encumbrances and leases and licenses listed in Schedule 6.31.

(b)
None of the Permitted Encumbrances affecting title to Transferred Assets (other than the Transferred Contracts, the Partially Transferred Contracts or as may relate to the Transferred JV Entities) or the Proprietary IP Rights adversely affects the use or enjoyment thereof in a material way or will materially inhibit the continued conduct of the Business located on and/or operated from the Real Estate Assets, in substantially the same manner after Closing as it is currently conducted.

6.16
To the knowledge of TDCC, neither TDCC nor any Affiliate thereof has received any Claim or notice of a Claim asserting any encroachment of any buildings or equipment forming part of the Tangible Property or the Leased Plant and Equipment on or onto the lands of others, other than routine Claims all of which are not individually and in the aggregate material, or which encroachment does not affect the continued use and enjoyment by the Business of such buildings or equipment in substantially the same manner as the use and enjoyment thereof by Dow prior to the completion of the transactions contemplated hereby.

6.17
Except as disclosed in Schedule 6.17, the Tangible Property and the Leased Plant and Equipment, taken as a whole, are in all material respects in good operating condition, ordinary wear and tear excepted, provided that there will not be a breach of this warranty to the extent that any failure of the Tangible Property and the Leased Plant and Equipment to be in such condition: (a) does not disrupt the operation of the Business; or (b) is within the ordinary course of maintenance by the Business consistent with past practice.

6.18
The current condition and use of the Transferred Assets or the Proprietary IP Rights do not violate any Applicable Law and/or Authorizations and there are no outstanding notices, orders or directives with respect thereto issued by any Government Authority, that in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.  However, this warranty shall not be construed as a warranty relating to infringement of Intellectual Property, which is addressed in Clauses 6.76 and 6.79(b).

6.19	The Tangible Property and the Leased Plant and Equipment was constructed and installed and has been and is being operated, insured and maintained in accordance with Applicable Law

(including zoning or land use laws) and Good Industry Practice, except where failure has not had or would not reasonably be expected to have a Material Adverse Effect.

6.20	At the date hereof, TDCC has no knowledge that the execution or performance of this Agreement is likely to result in the loss of significant customers or suppliers of the Business.

Within Boundaries

6.21
The immovable Tangible Property and the immovable Leased Plant and Equipment (except certain caverns, pipelines and wires and associated conduits, valves, gauges, racks and equipment all of which, at Closing, will be within the boundaries of easements, rights of way or licenses of occupation in favour of the K-Dow Group, the Transferred JV Entities or (in the case of sites where Ground Leases are to be granted) Dow) is within the boundaries of the Real Estate.

Required Authorizations

6.22
As at the date hereof, the Authorizations listed in Schedule 6.13: (a) are all Authorizations required for the current use and conduct of the Business (other than by the Transferred JV Entities and the PC JV Entities) and the use of the Real Estate Assets and of the immovable Tangible Property for their current use where the failure to possess such Authorizations has had or would reasonably be expected to have a Material Adverse Effect; (b) except as disclosed in Schedule 6.13, are in full force and effect where the failure to be in full force and effect has had or would reasonably be expected to have a Material Adverse Effect; and (c) expire on the dates set out therein.

6.23
There is no breach or violation of the Authorizations listed in Schedule 6.13 except breaches or violations that in the aggregate have not had or would not reasonably be expected to have a Material Adverse Effect.

Conduct of Business – Compliance

6.24
Except where failure has not had or would not reasonably be expected to have a Material Adverse Effect, the Business is being conducted in the ordinary course and in compliance with Good Industry Practice, Applicable Law and Authorizations.

6.25
With such exceptions as have not had or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the applicable Dow entity has filed all statements and reports in respect of the Business that is required to be filed with any Government Authority having jurisdiction.

6.26
At Closing, save as contemplated by the Transaction Documents, no member of the K-Dow Group (other than a Local Newco formed by PIC) will be subject to any guarantee, indemnity or other similar obligation in respect of (a) the indebtedness of third parties or, (b) (except pursuant to contracts or arrangements entered into in the ordinary course of business) other liabilities of third parties.

No Damage or Taking

6.27
To the knowledge of TDCC, no damage, loss, condemnation, taking, theft or seizure has occurred with respect to the Transferred Assets that would adversely affect the value or utility thereof and no action is, to the knowledge of TDCC, pending or threatened by any Government Authority or other Person to initiate the taking, expropriation or seizure thereof.

Sufficiency of Assets

6.28
Assuming all Employees become employees of K-Dow or the relevant member of the K-Dow Group as contemplated by Clause 8 and Schedule 14, and upon receipt of the Replacement Operating Permits, the Transferred Assets, when taken with K-Dow’s rights hereunder and under the other Transaction Documents (including rights in or to Licensed IP and the rights granted pursuant to the Occupancy Agreement in respect of the Off-Site Locations), will be adequate to permit the K-Dow Group to conduct the Business in substantially the same manner immediately after Closing as it is currently conducted [***].

6.29	With respect to the Business, Dow does not own or let any material land or buildings other than the Real Estate, the immovable Tangible Property and Off-Site Locations.

6.30
Other than with respect to a corporate headquarters, the Real Estate and Off-Site Locations constitute all of the real property necessary for the Business as it is currently conducted (other than by the Transferred JV Entities and the PC JV Entities), in all material respects.

6.31	To the knowledge of TDCC, the only third party leasehold or license interests to which any of the Real Estate Assets are subject are those set out in Schedule 6.31 (“Third Party Leasehold Interests”).

6.32	To the knowledge of TDCC, there is no ongoing material breach of the terms of any of the Third Party Leasehold Interests.

6.33	To the knowledge of TDCC, the Third Party Leasehold Interests do not and will not materially interfere with the continued use of the Real Estate for the current use by the Business.

6.34
To the knowledge of TDCC, there are no material outstanding disputes or claims concerning or relating to property rights, or concerning or relating to covenants or restrictions affecting real property, in respect of the Real Estate or the Off-Site Locations, the immovable Tangible Property or the exercise of any right or easement or benefit over neighbouring property in respect of the conduct of the Business.

6.35
Other than the Third Party Leasehold Interests, to the knowledge of TDCC, there are: (a) no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right to use (other than uses pursuant to customary business practices at the relevant Real Estate) or occupy any portion of the Real Estate; (b) no outstanding options or rights to purchase any part of the Real Estate; and (c) no agreements which have been entered into with respect to future ownership, development or occupation of the Real Estate, in each case that would, or would reasonably be expected to, materially disrupt the operation of the Business.

6.36
Dow has, and at Closing will have, the right to lease lawfully to the K-Dow Group the Leased Real Estate in the form of the relevant Ground Leases and, to the knowledge of TDCC, without the need to obtain the consent of any third party.

6.37	As at the date hereof and immediately prior to Closing, TDCC or one of its Affiliates is either the tenant or the owner of each of the Off-Site Locations.

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Environmental Matters

6.38
“Material” for the purpose of the warranties in Clause 6.39 means any event, circumstance, state of affairs or thing which would reasonably be expected to give rise to a cost, expense or other liability representing a net present value greater than [***] under or pursuant to Environmental Laws or is reportable by TDCC under applicable securities laws, including a liability to comply with standards or requirements under Environmental Laws (whether or not actually enforced).

6.39	Except as disclosed in Schedule 6.39 or the Due Diligence Materials:

(a)
in the last five years: (i) to the knowledge of TDCC there has not been any material event (including a Release) on, under, around or above any Real Estate, Transferred Site or Transferred Facility or in connection with the Business that (x) is reportable under Environmental Laws or Authorizations issued thereunder and that has not been reported, or (y) would in any case reasonably be expected to give rise to material liability under Environmental Law; (ii) to the knowledge of TDCC, there has not occurred any material violation by Dow under any Environmental Laws applicable to any Real Estate, Transferred Site or Transferred Facility or in connection with the Business; (iii) Dow has not received nor is it aware of any written communication from any Government Authority or Person to the effect that it may be subject to any material Environmental Claim applicable to any Real Estate, Transferred Site or Transferred Facility or in connection with the Business; and (iv) to the knowledge of TDCC, there has been no investigation carried out by any Government Authority or any potential litigant under Environmental Law in respect of any material event (including a Release) on, under, around or above any of the Real Estate, Transferred Sites or Transferred Facilities or in connection with the Business;

(b)
there are: (i) no material judgments, decrees, injunctions, writs or orders in effect under any Environmental Laws applicable to the Real Estate, Transferred Sites and Transferred Facilities or in connection with the Business; and (ii) to the knowledge of TDCC, no material threatened or pending proceedings under any Environmental Laws applicable to any Real Estate, Transferred Site or Transferred Facility or in connection with the Business;

(c)	[***];

(d)
to the knowledge of TDCC and save in respect of [***], no material environmental assessment or material permission from any Government Authority is required under Environmental Law for the purposes of the completion of the transactions contemplated under this Agreement, including the transfer of the Real Estate at Closing;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

6.40
Notwithstanding anything to the contrary in this Agreement, the warranties in Clause 6.39 are the sole warranties given by TDCC in respect of Environmental Law, any Authorization required by or issued pursuant to Environmental Law, or any other environmental, health or safety matter related in any way to the transactions contemplated by this Agreement.  No other representation or warranty is given either explicitly or by implication by TDCC in respect thereof.

Material Contracts

6.41	To the knowledge of TDCC, except as disclosed in the Due Diligence Materials or Schedule 6.12:

(a)	each of the Material Contracts as at the date hereof is listed in Schedule 6.12 and was entered into on an arm’s length basis and in the ordinary course of business;

(b)	Dow has not received written notice:

(i)	that any Dow entity is in breach under any Material Contract listed in Schedule 6.12, except any such breach that has been cured; or

(ii)	purporting to terminate, repudiate or disclaim any Material Contract listed in Schedule 6.12; and

(c)	no counterparty is in breach of any material provision of a Material Contract listed in Schedule 6.12 except any such breach that has been cured.

Financial Matters

6.42	The Accounts:

(a)	are attached as Schedule 6.42 and were prepared in accordance with the Agreed Basis of Preparation and audited;

(b)
present fairly in all material respects EBITDA of the Business for the 12-month period ended 31 December 2006 in conformity with GAAP, subject to the adjustments thereto agreed by the Parties in determining the Contractual EBITDA.

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

6.46	There have been no material changes in TDCC’s standard accounting practices since 31 December 2006, other than changes made in accordance with Applicable Law or GAAP.

6.47	Disposal of Assets

As of the date hereof, other than in the ordinary course of business and except as disclosed in Schedule 6.47:

(a)
since 1 January 2008 neither TDCC nor any of its Affiliates have disposed of any asset or legal entity having a value in excess of [***], individually, and which prior to its disposal was part of the Business; and

(b)
in the period 1 January 2006 to 31 December 2007, except in relation to the disposal of Safripol, neither TDCC nor any of its Affiliates have disposed of any asset or legal entity having a value in excess of [***], individually, and which prior to its disposal was part of the Business.

6.48
Since 31 December 2007 and except as disclosed in Schedule 6.48 or the Due Diligence Materials, the Business has been carried on in its usual and ordinary course and neither TDCC nor any of the Dow Relevant Subsidiaries has entered into any transaction out of the usual and ordinary course relating to the Business, except as contemplated by the Steps Plans or the Transaction Documents.

6.49
Except as contemplated by Schedule 6.49 or in any Transaction Document, from 31 December 2007 to the date hereof no capital project with a budget in excess of [***] has been authorized or committed to in relation to the Business for which K-Dow will have liability after Closing.  For the purposes of this Clause 6.49 the budget for any capital project shall be aggregated with the budgets for any ongoing, interdependent or substantially similar projects at the same facilities owned, leased, operated and/or maintained by Dow.

6.50	From 31 December 2007 to the date hereof, no Material Adverse Change has occurred.

The Transferred JV Entities

6.51	The corporate details in respect of the Transferred JV Entities and PC JV Entities set out in Schedule 6.51 are true and accurate in all material respects.

6.52
The Transferred JV Accounts and PC JV Accounts are attached as Schedule 6.52, and, except with respect to TAPP and SDGS (the income statement and balance sheet of which are unaudited) have each been prepared in accordance with the law and the applicable standards,

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

principles and practices generally accepted in the jurisdiction of incorporation or formation of the relevant Transferred JV Entity or PC JV Entity (as the case may be).

[***]

6.54
Each Transferred JV Entity and PC JV Entity is duly organized and validly existing under the laws of its respective jurisdiction of organization.  Each Transferred JV Entity and PC JV Entity has all requisite corporate or partnership capacity to own, lease and operate its assets and conduct its business.

6.55
No Insolvency Event has occurred with respect to any Transferred JV Entity or PC JV Entity and, to the knowledge of TDCC, no proceedings related to an Insolvency Event have been commenced or are pending with respect to any Transferred JV Entity or PC JV Entity.

6.56
Except as disclosed in Schedule 6.84, to the knowledge of TDCC, there are no: (a) judgments, decrees, injunctions, writs or orders in effect with respect to any Transferred JV Entity or PC JV Entity; or (b) pending or threatened proceedings with respect to any Transferred JV Entity or PC JV Entity that (in the case of either (a) or (b)) has had or would reasonably be expected to have a Material Adverse Effect.

6.57
To the knowledge of TDCC, no Transferred JV Entity or PC JV Entity is in default under and no condition exists that with notice or lapse of time or both would constitute a default by such Transferred JV Entity or PC JV Entity under:

(a)
any contract, agreement, deed, instrument or document to which such Transferred JV Entity or PC JV Entity is a party or by which such Transferred JV Entity or PC JV Entity or any of its properties is bound;

(b)	any Applicable Law; or

(c)	any Authorization,

that has had or would reasonably be expected to have a Material Adverse Effect.

6.58
To the knowledge of TDCC, except as disclosed in Schedule 6.58, each Transferred JV Entity and PC JV Entity has good and marketable title to its respective assets free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances and the Security Interests given in connection with such Transferred JV Entity’s or PC JV Entity’s existing financing or permitted by the terms thereof.  To the knowledge of TDCC, none of the Permitted Encumbrances affecting title to any Transferred JV Entity’s or PC JV Entity’s assets affects adversely the use or enjoyment thereof by such Transferred JV Entity or PC JV Entity in a material way.

6.59
To the knowledge of TDCC, except as disclosed in Schedule 6.59, the tangible property owned by each Transferred JV Entity and PC JV Entity is in all material respects in good operating condition, ordinary wear and tear excepted and except to the extent as would not materially disrupt the operation of the Business.

6.60
To the knowledge of TDCC, the current condition and use of each Transferred JV Entity’s and PC JV Entity’s assets do not violate any Applicable Law and there are no outstanding notices, orders or directives with respect thereto issued by any Government Authority that in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

6.61
To the knowledge of TDCC, the tangible property of each Transferred JV Entity and PC JV Entity was constructed and installed and has been and is being operated and maintained in accordance with Applicable Law (including zoning or land use laws) and Good Industry Practice, except where failure has not had or would not reasonably be expected to have a Material Adverse Effect.

6.62
To the knowledge of TDCC, the immovable tangible property owned by each Transferred JV Entity and PC JV Entity (except certain pipelines and wires and associated conduits, valves, gauges, racks and equipment and certain other assets all of which, at Closing, will be within the boundaries of easements, rights of way or licenses of occupation in favour of the relevant Transferred JV Entity or PC JV Entity (as the case may be)) is within the boundaries of lands owned or leased by the relevant Transferred JV Entity or PC JV Entity (as the case may be).

6.63
To the knowledge of TDCC, except where failure has not had or would not reasonably be expected to have a Material Adverse Effect, the business of each Transferred JV Entity and PC JV Entity is being conducted in the ordinary course and in compliance with Good Industry Practice, Applicable Law and Authorizations.

6.64
To the knowledge of TDCC, with such exceptions as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Transferred JV Entities and PC JV Entities have filed all statements and reports in respect of the Transferred JV Entities’ and PC JV Entities’ business that are required to be filed with any Government Authority having jurisdiction.

6.65
No damage, loss, condemnation, taking, theft or seizure has occurred with respect to any Transferred JV Entity’s or PC JV Entity’s assets that would adversely affect the value or utility thereof and no action is, to the knowledge of TDCC, pending or threatened by any Government Authority or other Person to initiate the taking or seizure thereof.

6.66
Dow has good title to its Shares in each Transferred JV Entity and PC JV Entity, free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the Transferred JV Agreements or the PC JV Agreements, as applicable.  Upon Closing, and subject to Clauses 11.12 to 11.20, the K-Dow Group will acquire Dow’s Shares in each Transferred JV Entity free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances.

6.67
Except as disclosed in the Due Diligence Materials, to the knowledge of TDCC, and other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, sale, transfer, redemption or repayment of, or the grant to a Person of the right (conditional or not) to require the allotment, issue, sale, transfer, redemption or repayment of, a Share in the capital of any Transferred JV Entity or PC JV Entity (including an option or right of pre-emption or conversion).

6.68
To the knowledge of TDCC, the business of each Transferred JV Entity and PC JV Entity has at all times been carried on in accordance with its articles of incorporation (or equivalent constitutional documents).

6.69	To the knowledge of TDCC:

(a)
the corporate records and minute books of each Transferred JV Entity and PC JV Entity contain complete and accurate minutes of all meetings and resolutions and other actions in lieu of meetings of the directors and shareholders of such Transferred JV Entity or PC JV Entity (as the case may be);

(b)	the share certificates, register of holders of Shares, register of transfer of Shares and registers of directors of each Transferred JV Entity and PC JV Entity are complete and accurate; and

(c)
the records of each Transferred JV Entity and PC JV Entity have been maintained in accordance with prudent business practice, Applicable Law and permissive policies of Government Authorities having jurisdiction with respect to such Transferred JV Entity’s or PC JV Entity’s business (as the case may be).

6.70	Each Transferred JV Entity and PC JV Entity maintains the insurance required by the project and financing documents applicable to such Transferred JV Entity or PC JV Entity (as the case may be).

Records

6.71
The Transferred Records have been maintained in accordance with Good Industry Practice, Applicable Law and permissive policies of Government Authorities having jurisdiction with respect to the Business.

6.72
The corporate records and minute books of the Transferred Dow Entities contain complete and accurate minutes of all meetings and resolutions and other actions in lieu of meetings of the directors and shareholders of the Transferred Dow Entities.

6.73	The share certificates, registers of holders of Shares, registers of transfer of Shares and registers of directors of the Transferred Dow Entities are complete and accurate.

K-Dow and Local Newcos to be New Companies

6.74
Immediately prior to Closing, except as contemplated by this Agreement or by the Steps Plans, and save as may arise as a result of a demerger contemplated by the Steps Plans, K-Dow and the Local Newcos formed by Dow will each be a newly organized entity (whether or not having separate legal personality) that has not carried on any business or incurred any liability; provided that K-Dow and such Local Newcos may acquire, directly or indirectly, the Transferred Assets and assume the Assumed Liabilities in accordance with this Agreement and the Steps Plans, take other ancillary steps and thereafter conduct the Business.

6.75	(a)
Immediately prior to Closing except as contemplated by this Agreement or by the Steps Plans: (i) neither K-Dow nor any of the Local Newcos formed by Dow will have any Indebtedness except as contemplated by this Agreement or the other Transaction Documents to which it is a party, or as included in the Adjustment Items or offers of employment made by it as contemplated by Clause 8 and Schedule 14; provided that K-Dow and such Local Newcos may acquire the Transferred Assets and assume the Assumed Liabilities in accordance with the Steps Plans, take other ancillary steps and thereafter conduct the Business; (ii) no Shares of K-Dow will be outstanding except for a nominal number of shares owned by Dow, PIC or an Affiliate of PIC; (iii) all outstanding Shares of such Local Newcos shall be owned by Dow free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances and, in respect of the Local Newcos to be established in Spain, Brazil, Colombia, Mexico and Thailand, Shares to be held by minority shareholders as set out in Schedule 6.75.

(b)
Upon Closing the K-Dow Group will acquire from Dow Dow’s Shares and Equity Rights in the Transferred Dow Entities free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances.

Intellectual Property

6.76
Except as disclosed in Schedule 6.76, to the knowledge of TDCC, the use of the Intellectual Property within the Transferred Assets and Licensed IP as practiced by the Business as of the Closing Date does not infringe any valid, enforceable and unexpired Intellectual Property.  Dow further has authority to grant or transfer rights under the Licensed IP and Assigned IP as provided in the Transaction Documents.

6.77
In relation to Assigned IP listed in the Intellectual Property Assignment Agreements that is the subject of registration or application for registration, reasonable and sufficient steps have been taken to maintain such registration or application, including the payment of filing, renewal and other administration fees, subject to decisions reasonably made in the usual and ordinary course of business not to seek or maintain such protection.  To the knowledge of TDCC, no challenge has been made to the validity or ownership of or to the Proprietary IP Rights that would reasonably be expected to have a Material Adverse Effect.

6.78
Except with respect to pending decisions on inventor compensation made in the usual and ordinary course of business, TDCC has received no outstanding claims for employee compensation or ownership in relation to the Proprietary IP Rights under any Applicable Law and no such claim is expected.

6.79	(a)
TDCC and its Affiliates are entitled to assign and license, as applicable, to the K-Dow Group, the Intellectual Property specified to be assigned or licensed by the Intellectual Property Assignment Agreements or the Intellectual Property License Agreements, respectively, in accordance with the terms thereof (but this shall not be construed as a warranty that any such Intellectual Property is valid or enforceable, nor that it may be used without infringing the Intellectual Property of third parties).

(b)	To the knowledge of TDCC and its Affiliates no third party is infringing any Intellectual Property such as to have a Material Adverse Effect.

Insurance Coverages

6.80
Since 1 January 2006 through to the Closing Time, Dow has in place and in full force and effect in respect of the Tangible Property, the Real Estate and the Off-Site Locations insurance for loss or damage and public liability.

No Finders’ Fees

6.81
None of TDCC or any of its Affiliates has incurred any liability for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which PIC or the K-Dow Group will have responsibility.

Taxation

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

6.83	To the best of TDCC’s knowledge:

(a)
each Company has filed all income tax returns that it is required to file and has paid all Tax shown thereon to be due and payable and all such returns are correct and accurate in all material respects;

(b)	except as otherwise reflected in the Due Diligence Materials, no Company is currently involved in any dispute in relation to Tax with any Government Authority;

(c)
no Company is treated as resident in any country other than that under the laws of which it was established for the purposes of any double taxation agreement nor has any Government Authority asserted in writing that any Company is liable to tax in a jurisdiction other than one where it has previously filed or registered for Tax (other than its jurisdiction of incorporation); and

(d)	all documents evidencing title to any asset forming part of the Business have where relevant been duly stamped and registered and all such stamp or registration duty been paid,

in each case save where any such failure to file or the existence of a dispute or failure to pay such tax or any other breach of this Clause 6.83 would not have a Material Adverse Effect.

Antitrust and Anti-Dumping

6.84
Except as disclosed in the Due Diligence Materials or Schedule 6.84 and so far as TDCC is aware, the Business is not the subject of any investigation, inquiry or proceedings by any relevant government body, agency or authority in connection with any actual or alleged infringement of:

(a)	competition laws; or

(b)	anti-dumping, anti-subsidy, customs laws and/or any other trade defence measure,

in each case of any jurisdiction in which the Business is active and no such investigation, inquiry or proceedings have been threatened in writing or are pending.

MEGlobal and EQP

6.85	(a)
Dow has, and at Closing will have, good title to the Dow MEG Shares, free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the MEG Shareholders’ Agreement.  Upon Closing and pursuant to the Steps Plans, the K-Dow Group will acquire the Dow MEG Shares free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the MEG Shareholders’ Agreement;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(b)
Dow has, and at Closing will have, good title to the Dow EQP Shares, free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the EQP Shareholders’ Agreement.  Upon Closing and pursuant to the Steps Plans, the K-Dow Group will acquire the Dow EQP Shares free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the EQP Shareholders’ Agreement.

[***]

Inventory

6.88
The Inventory to be transferred to K-Dow upon Closing complies with all applicable quality specifications imposed by Applicable Law or by contracts to which TDCC or its Affiliates are party, including, where relevant, the quality specifications for Primary Scope Products set out in the Product Agreements.

Product Specifications in Product Agreements

6.89	To the knowledge of TDCC, the Product Specifications as defined and referred to in the Product Agreements are those specifications that were used by Dow immediately prior to the Closing Date.

Pensions and Benefit Plans; Employment Matters

6.90
TDCC has made available to PIC or one of its representatives copies, or where no written text exists, a description of, all material pension, supplemental pension, old-age deceleration, savings, retirement savings, medical, dental, disability (long- or short-term), profit sharing, variable compensation, share purchase, stock option, deferred compensation, life insurance, severance and/or redundancy, change of control, retirement, retiree welfare, incentive pay, loan or other benefit plans, funded or unfunded, registered or unregistered, contractual or non-contractual, insured or self-insured, trusteed or not, applicable to any Employee employed in the Major Jurisdictions as of the date hereof (the “Plans”).  A list of all the Plans is attached as Schedule 6.90.

6.91
TDCC has made available to PIC or one of its representative copies of (a) all employee handbooks and written employment policies and procedures that are material and applicable to Employees employed in the Major Jurisdictions; (b) all standard-form employment agreements, collective bargaining agreements, side letters to collective bargaining agreements covering Bargaining Unit Employees, and other written standard-form terms of employment (including, without limitation, any standard-form post-termination restrictive covenants)

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

applicable to Employees employed in the Major Jurisdictions generally, or to a particular grade or category of Employee employed in a Major Jurisdiction; (c) any written employment agreements with Senior Employees setting forth material variations from the standard-form terms and conditions of employment applicable to any Employee; and (d) material works agreements, collective grants (Gesamtzusagen), reconciliation of interest agreements and social plans which are, directly or indirectly, in whole or in part, applicable to the German Employees, in each case as at the date hereof.

6.92
TDCC has made available to PIC or its representative the aggregate costs of wages and salaries of the Employees, and such information is accurate in all material respects as at the date of this Agreement.  TDCC shall update such information as of the Closing Date and such updated information shall be accurate in all material respects as of the Closing Date.

6.93
Save as set out in Schedule 6.93, there have been no failures by TDCC or its Affiliates to comply with Applicable Law and contractual obligations governing (a) pension benefits and entitlements; (b) retiree welfare benefits; (c) severance or termination pay or compensation for dismissals from employment; and (d) vacation benefits, in each case which could impose a material liability (whether individually or in the aggregate) on K-Dow or its Affiliates in respect of any period of service of an Employee on or prior to Closing.

6.94
Save as set out in Schedule 6.94, in respect of all benefits accrued by Employees for any period of service on or prior to Closing: (a) the Plans and the RTW Plans have in all material respects been operated in accordance with all Applicable Law, contractual obligations and governing terms; and (b) TDCC and its Affiliates have made accurate payments and contributions with respect to the Plans and the RTW Plans on or before their due date, in each case except to the extent as could not impose a material liability (whether individually or in the aggregate) on K-Dow or its Affiliates.

6.95
With respect to the Employees, TDCC and its Affiliates are currently in compliance in all material respects with Applicable Law relating to wages, salaries, hours of work, employment practices, collective bargaining agreements, social security contributions and the payment and withholding of employment-related Taxes.

6.96
Save as set out in Schedule 6.96, in the Major Jurisdictions, there are no (a) collective bargaining agreements affecting any Employees collectively; or (b) Employee Representative Bodies certified or otherwise recognised for the purposes of bargaining collectively on behalf of any Employee.

6.97
Save as set out in Schedule 6.97, no labour strike, industrial strike, work stoppage or lockout with respect to the Business in the Major Jurisdictions is pending or, to the knowledge of TDCC, threatened, and neither TDCC nor any of its Affiliates has experienced such labour strike, work stoppage or lockout within the past three years.  To the knowledge of TDCC, there are no pending or threatened union-organising activities directed at the Business in the Major Jurisdictions.

6.98
None of the Plans is a multiemployer plan, as defined in Section 4001(a)(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or as that term is understood in the Relevant Jurisdiction.

6.99	To the knowledge of TDCC, no Senior Employee has given or received written notice of termination of, or intent to terminate, employment with TDCC or its Affiliates.

7.	WARRANTIES OF PIC

PIC warrants to TDCC and K-Dow as set forth in this Clause 7.

Corporate Organization

7.1
PIC and each PIC Relevant Subsidiary: (a) is or (in the case of the Local Newcos) will by Closing be a legal entity (whether or not having separate legal personality) duly organized and validly existing under the laws of its jurisdiction of incorporation; (b) is or (in the case of the Local Newcos) will by Closing be in good standing with respect to filing (if required) of annual corporate returns under the laws of its jurisdiction of incorporation; and (c) has or (in the case of the Local Newcos) will by Closing have all requisite corporate capacity to execute and deliver this Agreement and each other Transaction Document to which it is or is to be a party and to perform its obligations hereunder and thereunder and to own, lease and operate its assets and its business.

Authorization; Binding Effect

7.2
The execution and delivery of this Agreement and each other Transaction Document to which PIC or any PIC Relevant Subsidiary is or is to be a party and the consummation of the transactions contemplated hereby and thereby have been or (in the case of the Local Newcos) will by Closing be duly authorized by all requisite corporate and governmental proceedings.

7.3
This Agreement has been and each other Transaction Document to which PIC or any PIC Relevant Subsidiary is or is to be a party, when executed and delivered by it, will have been duly executed and delivered by it and constitutes or will constitute, as applicable, its legal, valid and binding obligations, enforceable against it in accordance with its terms, subject to the qualifications that:

(a)
such enforceability may be subject to bankruptcy, insolvency, moratorium, arrangement or other laws affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or law); and

(b)	equitable remedies are discretionary and may not be available in any particular instance.

Consents and Approvals; No Violation

7.4
None of the execution or delivery of this Agreement and each other Transaction Document to which PIC or any PIC Relevant Subsidiary is or is to be a party or performance by PIC of its obligations hereunder or by PIC or the PIC Relevant Subsidiary thereunder or the consummation of the transactions contemplated hereby or thereby will, and the fulfilment and compliance with the terms and conditions hereof and thereof by PIC or any PIC Relevant Subsidiary and the consummation of the transactions contemplated hereby or thereby will not:

(a)
conflict with or require the consent or waiver of rights of any Person under the terms, conditions or provisions of its constituting documents, by-laws or resolutions of directors or shareholders, except those that have been obtained or will be obtained by Closing;

(b)
violate any provision of, or, except for the Regulatory Outcomes, require any Authorization or approval or declaration or filing with or notice to any Government Authority by it under, any Applicable Law;

(c)
conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or terminate or make terminable at the option of any other party to, or require any consent, authorization or approval that has not been obtained under, any indenture, mortgage, lien, lease, agreement or instrument to which PIC or any PIC Relevant Subsidiary is a party or by which it is bound or to which its assets or properties is subject; or

(d)	result in the creation or enforceability of any Security Interest upon any of the assets of PIC or any PIC Relevant Subsidiary,

which violation, conflict, breach or default has had or would reasonably be expected to have a Material Adverse Effect; provided, that, for these purposes item (A) of the definition of “Material Adverse Effect” will be disregarded.

7.5	The Supreme Petroleum Council of Kuwait has approved the transactions contemplated by this Agreement and the Transaction Documents.

Insolvency Events or Proceedings

7.6
No Insolvency Event has occurred with respect to PIC or any PIC Relevant Subsidiary and, to its knowledge, no proceedings related to an Insolvency Event have been commenced or are pending with respect to it.

Litigation

7.7
There are no: (a) judgments, decrees, injunctions, writs or orders in effect; or (b) to the knowledge of PIC, pending or threatened civil, criminal, arbitration, administrative or other proceedings that (in the case of either (a) or (b)) has had or would reasonably be expected to have a Material Adverse Effect.

No Default

7.8	PIC is not, and no PIC Relevant Subsidiary is, in default under and no condition exists that with notice or lapse of time or both would constitute a default by it under:

(a)	any contract, agreement, deed, instrument or document to which it is a party or by which it or any of its properties is bound;

(b)	any Applicable Law; or

(c)	any Authorization,

that has had or would reasonably be expected to have a Material Adverse Effect.

Assets

7.9	PIC has not, and no PIC Relevant Subsidiary has, granted, assumed or suffered or permitted to exist any PIC Encumbrances.

Adequacy of Financing

7.10
Immediately prior to Closing or at the time otherwise contemplated by the Steps Plans, PIC will have sufficient funds to pay all amounts payable by it contemplated by Clause 3, without causing PIC to become insolvent or commit an act of bankruptcy.

Conduct of Business – Compliance

7.11
At Closing, none of the Local Newcos formed by PIC will be subject to any guarantee, indemnity or other similar obligation in respect of the indebtedness of third parties or, except pursuant to contracts or arrangements entered into in the ordinary course of business, other liabilities of third parties.

K-Dow and Local Newcos to be New Companies

7.12
Immediately prior to Closing, except as contemplated by this Agreement or by the Steps Plans, K-Dow and the Local Newcos formed by PIC will each be a newly organized entity (whether having separate legal personality or not) that has not carried on any business or incurred any liability; provided that K-Dow or such Local Newcos may acquire, directly or indirectly, the Transferred Assets and/or the Transferred Dow Entities and assume the Assumed Liabilities in accordance with this Agreement and the Steps Plans, take other ancillary steps and thereafter conduct the Business.

7.13	(a)
Immediately prior to Closing except as contemplated by this Agreement or by the Steps Plans: (i) neither K-Dow nor any of the Local Newcos formed by PIC will have any indebtedness or other liability except as contemplated by this Agreement or the other Transaction Documents to which it is a party or as included in the Adjustment Items; provided that K-Dow and such Local Newcos may acquire the Transferred Assets and assume the Assumed Liabilities in accordance with the Steps Plans, take other ancillary steps and thereafter conduct the Business; (ii) no Shares of K-Dow will be outstanding except for a nominal number of shares owned by Dow or PIC; and (iii) all outstanding Shares of such Local Newcos shall be owned by PIC, or a PIC Relevant Subsidiary, free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances.

(b)
Upon Closing, the K-Dow Group will acquire from PIC PIC’s Shares in the Local Newcos formed by PIC free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances.

No Finders’ Fees

7.14
None of PIC or any of its Affiliates has incurred any liability for brokers’ or finders’ fees in respect of the transactions contemplated by this Agreement for which TDCC or the K-Dow Group will have responsibility.

MEGlobal and EQP

7.15	(a)
PIC has good title to the PIC MEG Shares and the PIC Canada Shares and PIC Canada has good title to the PIC Canada MEG Shares, in each case free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the MEG Shareholders’ Agreement.  Upon Closing and pursuant to the Steps Plans, the K-Dow Group will acquire the PIC MEG Shares, the PIC Canada Shares and the PIC Canada MEG Shares free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the MEG Shareholders’ Agreement;

(b)
since its incorporation, PIC Canada has not undertaken any activity or incurred any liability or obligation other than the acquisition and holding of the PIC Canada MEG Shares, the acquisition of certain assets from DCCI and the transfer of such assets to MEG Canada, the borrowing of certain funds from PIC (which amounts have been repaid), the reduction of its stated capital and the making of distributions to PIC and activities, liabilities or obligations directly ancillary thereto (which liabilities and obligations have, in each case, been discharged in full prior to Closing), and shall not during the period prior to Closing undertake any activity or incur any liability or obligation other than the holding of the PIC Canada MEG Shares and any activities, liabilities or obligations directly ancillary thereto; and

(c)
PIC has, and at Closing will have, good title to the PIC EQP Shares, free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the EQP Shareholders’ Agreement.  Upon Closing and pursuant to the Steps Plans, the K-Dow Group will acquire the PIC EQP Shares free and clear of Security Interests, rights of first refusal, options or other adverse rights other than Permitted Encumbrances or pursuant to the EQP Shareholders’ Agreement.

8.	EMPLOYEES AND PENSIONS

8.1	The provisions of Schedule 14 shall apply.

9.	INTERIM PERIOD COVENANTS

Insurance Coverage

9.1
Until the Closing Time, TDCC will cause the Tangible Property, the Real Estate and the Off-Site Locations to continue to be insured at Dow’s expense under policies of insurance in respect of loss or damage, and public liability, in each case to the extent such insurance is in place as at the date of this Agreement and subject to its availability at comparable terms, conditions and pricing.  TDCC and PIC will during the Interim Period co-operate to procure that from the Closing Time K-Dow has in place and incepted in respect of the Tangible Property, the Real Estate and the Off-Site Locations, insurance with reputable insurers (including for the benefit of doubt, insurance with any captive insurer owned or controlled by either of the Parties) covering risks of loss of or damage thereto, public liability, business interruption and any insurance required by Applicable Law with coverage levels, deductibles and self insurance amounts in accordance with Good Industry Practice.

9.2
If, before Closing, TDCC becomes aware of any destruction, loss or damage of or to the Tangible Property or the Real Estate for which any insurance policy in the name of TDCC or any of its Affiliates provides coverage to Dow, TDCC will, subject to Clause 9.3: (a) promptly advise PIC and, if Dow is able to do so in a commercially practicable manner, make and, both before and after Closing, diligently pursue or, if applicable, cause the applicable Affiliate to make and diligently pursue, a claim under the policy in respect of the destruction, loss or damage, in each case at K-Dow’s expense; and (b) hold or cause the applicable Affiliate to hold any insurance proceeds received before Closing in respect of the destruction, loss or damage and pay or cause the applicable Affiliate to pay such proceeds to K-Dow or the relevant member of the K-Dow Group at the later of Closing or when received, after deducting any amounts owed to it under Clause 9.3.

9.3
In respect of any claim on insurance policies contemplated by Clause 9.2: (a) the Parties will ensure that K-Dow indemnifies and saves harmless TDCC or the applicable Affiliate from and against any and all Claims suffered, incurred or sustained by it in respect of the claim; (b) neither TDCC nor any such Affiliate will be required to take any step or action involving the expenditure of funds or exposure to liability unless it is indemnified to its or their satisfaction (both as to identity and creditworthiness of the indemnifying party and the scope and terms of the indemnity); and (c) neither TDCC nor any Affiliate will be required to take any step or action that is reasonably expected to involve significant commitments of time by its employees unless it is compensated for the loss of time of such employees and the time expenditures convenient to it in relation to the employees’ duties.

Financing

9.4
If TDCC or any of its Affiliates agrees to provide or arranges any advances of financing to the K-Dow Group, K-Dow shall repay any such amount as soon as practicable, whether out of its own cash resources or from any financing obtained from third parties.  If PIC or any of its Affiliates agrees to provide or arranges any advances of financing to the K-Dow Group, K-Dow shall repay any such amount as soon as practicable, whether out of its own cash resources or from any financing obtained from third parties.

Carriage of Regulatory Matters

9.5
Where it is customary or required that parties jointly make applications to and negotiate with Government Authorities, TDCC and PIC will have joint carriage, and where that is not the case TDCC will have primary carriage, of applications to or negotiations with Government Authorities in respect of obtaining, or the terms and conditions of, or agreements, concessions or undertakings requested by Government Authorities related to, any Regulatory Outcomes (collectively, “Regulatory Matters”).

9.6
Subject to Clauses 9.8 and 9.9, primary carriage of a Regulatory Matter includes final decisions on strategies, applications, filings, notifications, submissions (oral or written), evidence and arguments and amendments or supplements to any of them, but shall not include agreeing to terms or conditions which bind other parties (including any member of the K-Dow Group).  A party with primary carriage will not have liability to any other party in respect of any such decisions.

9.7
Subject to Clauses 9.8 and 9.9, the Parties having carriage of the matter will, as promptly as practicable after signing this Agreement, or otherwise as the Parties agree, make the required applications, filings or notifications for each Regulatory Matter in the manner prescribed by Applicable Law and thereafter diligently pursue obtaining the Regulatory Outcomes and satisfy information requests from Government Authorities or third parties having standing in respect thereof.

9.8	The Parties will co-operate with each other with respect to all Regulatory Matters. Accordingly:

(a)
prior to applying to, making a filing, notification or submission to or taking a substantial step or having any conference with any Government Authority in relation to a Regulatory Matter, or making any amendment to any such application, filing, notification, submission or step, TDCC and PIC where there is joint carriage of the matter, will provide the other and, where TDCC has primary carriage of a matter, it will allow PIC the opportunity to review and comment on the merits of such application, filing, notification, submission, step or amendment and the opportunity to participate in such conference;

(b)
other than producing existing documents or information as required by Applicable Law, none of the Parties will take any position or give or make any application, filing, notification, submission, evidence or argument to or take any step or have any substantial discussions with any Government Authority in regard to any applications or negotiations related to any Regulatory Matters, that it knows is inconsistent with obtaining the Regulatory Outcomes or the strategies, applications, filings, notifications, submissions, evidence, arguments or amendments or supplements to any of them (whether made or proposed) of the Parties charged with carriage of the Regulatory Matters;

(c)
no disclosure will be made in connection with any process to obtain any Regulatory Matter about TDCC or its Affiliates or PIC or its Affiliates unless: (i) TDCC or PIC, as applicable, or their respective advisers have approved the contents thereof in connection with the proposed disclosure (such approval not to be unreasonably withheld or delayed); (ii) substantially the same contents have been previously approved by them in respect of the same or another Regulatory Matter; or (iii) the disclosing Party, or any of its Affiliates or Representatives, is or becomes legally required or compelled by the mandatory rules or regulations of a stock exchange or Government Authority to make such disclosure, provided that such Party shall if possible prior to disclosure consult with the other Party or its advisers and, in any event, the disclosing Party, or any of its Affiliates or Representatives, shall disclose only that portion of information which legal counsel to such Party advises is required to be disclosed by law or the rules or regulations of a stock exchange or Government Authority; and

(d)
nothing in this Agreement shall be construed to require the Parties to provide each other with confidential information or business secrets, which information shall be exchanged on a counsel to counsel basis only.

9.9	Each Party will on reasonable request by TDCC, on the one hand, or PIC on the other (as applicable), promptly:

(a)
provide all information in its possession or control related to each application, filing, notification, submission, evidence or argument in respect of any Regulatory Matters and, if so available, in requested format;

(b)	sign any such application, filing, notification or submission;

(c)
appoint agents, counsel or other representatives in all relevant jurisdictions if required by Applicable Law if the other of them, acting reasonably, considers such appointment is necessary or of advantage to obtaining the Regulatory Matters;

(d)	not delay in providing information and/or commentary where requested or unreasonably withhold any consent;

(e)	support the applications, filings, notifications, submissions and arguments (and amendments thereto) of the Party or Parties charged with carriage of the Regulatory Matters; and

(f)	instruct its counsel to observe and perform the terms of this Clause 9.9.

9.10
Each Party will advise the other promptly upon becoming aware of the existence of any actual or threatened action, suit, proceeding or governmental investigation (regardless of the merits of the position) that seeks relief that is inconsistent with obtaining any Regulatory Outcome in a timely fashion.

9.11
On receipt by a Party of any notification of an Authorization from a Government Authority in relation to a Regulatory Matter (a “Regulatory Item”), such Party will promptly transmit to the other Party a copy of such Regulatory Item.

9.12	If an application or appeal made for a Regulatory Item is denied or not obtained, the Parties or Party having carriage of the matter must promptly notify the other Party.

General Interim Period Covenants by TDCC

9.13
During the Interim Period, TDCC undertakes to PIC that it will, and will ensure that each Dow Relevant Subsidiary will, except as PIC may consent otherwise (and which consent will, except in relation to Clause 9.13(g), not be unreasonably withheld or delayed) or as contemplated by this Agreement, the Steps Plans or any of the Transaction Documents:

(a)	conduct the Business and operate and maintain the Tangible Property:

(i)	in the ordinary and usual course of business; and

(ii)	except where failure to do so has not had or would not reasonably be expected to have a Material Adverse Effect, in accordance with all Applicable Law, Authorizations and Good Industry Practice;

(b)	obtain and maintain in force all Authorizations necessary to conduct the Business except where failure to do so has not had or would not reasonably be expected to have a Material Adverse Effect;

(c)	not amend, in any material respect, terminate (other than by expiration pursuant to its terms) or provide a material waiver under any Material Contract;

(d)
replace any item of Tangible Property having a value in excess of [***] that, after signing, becomes damaged or destroyed with assets of equal value, condition and utility as is represented above unless it is of the opinion, acting reasonably, that the asset is not needed in the operation of the Business;

(e)
notify PIC if it receives written notice of any material violation of any Applicable Law, related to the ownership, use or operation of any of the Transferred Assets, the Leased Plant and Equipment or the Licensed IP, the terms of any contract or Authorization forming part of the Transferred Assets, the Leased Plant and Equipment or the Licensed IP, or the ownership of the Shares held by Dow in any Transferred JV Entity or PC JV Entity or the occurrence of any material environmental event related to any Tangible Property or Leased Plant and Equipment;

(f)
not Dispose of any Real Estate (which shall include the creation of any sublease, right or easement over all or any part of the Real Estate which would materially impair K-Dow’s ability to operate the Business as it is currently conducted on that site or would have a materially adverse effect on the value of the relevant Real Estate), and in relation to any of the Real Estate, will not:  (i) change its existing use; (ii) terminate, or give a notice to terminate, a lease or any other real property agreement; (iii) apply for consent from a private person or private entity to do something requiring consent under a lease or any other real property agreement which would disrupt the use of such Real Estate for its current purposes; (iv) grant or refuse an application by a tenant, licensee or occupier to do something requiring its consent under a lease, license or any other real property agreement other than in the ordinary course of business; or (v) agree a new rent or fee payable under a lease or license or any other real property agreement conferring an interest in Real Estate which new rent or fee would increase the rent or fee by more than [***] per annum.

(g)	not Dispose of Dow’s Shares and Equity Rights in the Transferred Dow Entities or Dow’s Shares and Equity Rights in the Transferred JV Entities or the PC JV Entities;

(h)	not Dispose of any item of Tangible Property having a value in excess of [***] unless: (i) it replaces the same with assets of equal value and utility

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and in at least as good condition as the asset disposed of; or (ii) it is of the opinion, acting reasonably, that the asset is not needed in the operation of the Business;

(i)
not surrender or abandon any of the Tangible Property or Leased Plant and Equipment having a value in excess of [***] unless it is of the opinion, acting reasonably, that the asset is not needed in the operation of the Business;

(j)	perform its obligations under the Material Contracts and under the project or financing documentation relating to the Transferred JV Entities and the PC JV Entities;

(k)	maintain the goodwill of the Business and use commercially reasonable efforts to maintain good relations with customers and suppliers and Employees;

(l)
not amend the terms of employment of Employees or any Plans or RTW Plans except: (i) in the ordinary course of business consistent with past practice; (ii) as required by Applicable Law; (iii) to the extent required by any contract or agreement entered into prior to the date hereof; and (iv) to effect any Plan amendments contemplated by Schedule 14; (v) for amendments to the Union Carbide Pension Plan for Canadian Employees and the Dow Chemical Canada Inc. Salaried Pension Plan in order to effect their merger; and (vi) for amendments to the Union Carbide Pension Plan for Canadian Employees and the Dow Chemical Canada Inc. Salaried Pension Plan in order to give an ad hoc pension adjustment for certain retirees and surviving spouses;

(m)	not create, or agree to create, any Security Interest, except Permitted Encumbrances, over the Transferred Assets or the Licensed IP;

(n)	not enter into any material agreement, arrangement or obligation relating to the Business other than in the ordinary and usual course of business and on arm’s length terms;

(o)	not enter into any agreement, arrangement or obligation relating to the Business with any Affiliate of TDCC other than in the ordinary and usual course of business and on arm’s length terms;

(p)	keep proper accounting records with respect to the Business and make therein true and complete entries of all its dealings and transactions;

(q)	provide information to PIC in relation to the operation of the Business as may be reasonably requested by PIC;

(r)
not do anything outside the ordinary course of business of a Transferred Dow Entity or a Local Newco formed by Dow which will give rise to a material amount of Tax (including changing tax methods and elections and settling tax disputes, but only to the extent that it could reasonably be expected to have a material adverse effect on K-Dow);

(s)
not assign, license or otherwise grant any right or interest in or to any of the Assigned IP, or agree to do so, other than in the ordinary and usual course of business and on arm’s length terms or as otherwise permitted in the Transaction Documents; and

(t)
not change any accounting policies, practices or accounting/tax payment dates relating to the Business unless such change is: (i) required by Applicable Law or GAAP; or (ii) in order to ensure consistency with the accounting policies and

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procedures of TDCC from time to time, provided that any changes made pursuant to this item (ii) do not adversely impact PIC or the K-Dow Group,

provided that nothing in this Clause 9.13 shall prohibit TDCC or any Dow Relevant Subsidiary from: (i) [***]; (ii) declaring or paying any dividend or distribution, repaying any Indebtedness (including but not limited to any Indebtedness owed to TDCC or any Affiliate of TDCC) or conducting any other cash management activities in relation to the Business that do not involve the transfer of cash to any jurisdiction the Applicable Law of which unduly restrict currency conversion; or (iii) [***].

Notice – General

9.14
During the Interim Period, TDCC will provide PIC with prompt notice and reasonable particulars of any damage or destruction to or proposed Disposition (including a surrender or abandonment) of Tangible Property having a value in excess of [***], and, if it is of the opinion the asset is not needed in the operation of the Business, the reasons for such judgment.

Notice – Amendments to Steps Plans

9.15
During the Interim Period, TDCC will provide PIC with prompt notice and reasonable particulars of any proposed changes to the transactions contemplated by the Steps Plans and any transactions or agreements necessary to implement the Steps Plans which have material Tax consequences for K-Dow provided that TDCC shall not undertake any such proposed changes which have a material Tax consequence for K-Dow without first obtaining the written consent of PIC such consent not to be unreasonably withheld.

Notice of Environmental Events

9.16	During the Interim Period, TDCC will advise PIC promptly if it acquires knowledge that:

(a)	except as disclosed in the Due Diligence Materials, since 31 December 2007:

(i)
there has occurred any material event (including a Release) on, under, around or above any of the Real Estate, Transferred Sites, Transferred Facilities or otherwise related to the Business that is reportable by Dow under Environmental Laws, including any that had occurred prior to the date hereof and that has not been reported;

(ii)
there has occurred any material violation by Dow or by any Transferred JV Entity or PC JV Entity of any Environmental Law or there are circumstances existing giving rise to a material liability under Environmental Law in respect of the Real Estate, Transferred Sites, Transferred Facilities or otherwise related to the Business, including any that had occurred prior to the date hereof and that has not been reported; or

(iii)
TDCC or any Transferred JV Entity or PC JV Entity has received any written communication from any Government Authority or Person to the effect that any Real Estate, Transferred Sites, Transferred Facilities and/or the Business may be the subject of any material liability under any Environmental Law, including any written communication or information of non-compliance that it received prior to the date hereof and that has not been reported;

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(b)	Dow’s records relating to compliance with Environmental Laws were not, at the date hereof, complete and accurate in all material respects; or

(c)
except as disclosed in the Due Diligence Materials, Dow has received or been threatened, in writing, with any litigation or claim under any Environmental Law that is material in relation to the Business or that, if successful, would reasonably be expected to have a Material Adverse Effect including any that was received prior to the date hereof and that has not been reported.

Environmental consents

9.17	During the Interim Period, TDCC will make commercially reasonable efforts, and PIC will reasonably cooperate with TDCC, in order to:

(a)
make any environmental assessments and disclosure to the relevant Government Authority required under Environmental Law in respect of the Tessenderlo, Belgium site for the purposes of the transfer of such Real Estate and for the purpose of obtaining any necessary consents or permission from such authority in relation to such transfer as of the Closing Date; and

(b)
make any application required under Environmental Law to transfer Authorizations under Environmental Law existing as of the date of this Agreement in relation to the Real Estate, Transferred Sites, Transferred Facilities or the Business to the K-Dow Group as of the Closing Date, on substantially equivalent terms to those as are in place as of the date of this Agreement, it being understood in each case that any operation conducted after the Closing Date pursuant to an Authorization under Environmental Law remaining in Dow’s name has no effect on K-Dow’s obligation to indemnify Dow in respect of such operation as set out in Clause 12.8(b); provided it is further understood that TDCC will make commercially reasonable efforts as soon as reasonably practicable thereafter to apply for the transfer of the Authorization to the K-Dow Group on substantially equivalent terms to those as are in place as of the date of this Agreement.

[***]

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[***]

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

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Further Assurance Obligations

9.19
During the Interim Period, to the extent not already done, each of the Parties will use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to obtain (to the extent not already obtained): (a) all Regulatory Outcomes; (b) the consents of third parties required to effect the assignment to the K-Dow Group of the Material Contracts; (c) implementation of the Steps Plans; and (d) satisfaction of the Conditions Precedent in accordance with Clause 5 and Clauses 9.5 to 9.12.

Access

9.20	During the Interim Period, TDCC will, during normal business hours and in a manner that is not disruptive to any material extent to the conduct of the business and affairs of Dow acting reasonably:

(a)
provide reasonable access to, and permit PIC, through its representatives, to make such investigation of, the Transferred Sites, the Transferred Facilities and the Transferred Records as PIC reasonably deems necessary or advisable, provided that PIC will not be entitled to conduct any “Phase 2” environmental studies or assessments or take any samples of water or other materials or conduct any tests that involve removing soil or penetrating the subsurface of any lands;

(b)
produce for inspection and provide copies to PIC of: (i) the documents or instruments referred to in the body of or in any of the attachments to this Agreement, including the contents of the Due Diligence Materials, subject to obligations to third parties; (ii) Transferred Records relating to the matters described in Clause 9.20(a); and (iii) other information that, in the reasonable opinion of PIC or its representatives, is required in order to make an examination of such matters; and

(c)	ensure that PIC and its representatives will have reasonable access to the management and other employees and consultants of Dow for the purposes described in Clauses 9.20(a) and 9.20(b).

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10.	TERMINATION

Termination

10.1	This Agreement may be terminated at any time prior to the Closing Date:

(a)	by the mutual written agreement of TDCC and PIC;

(b)	by TDCC or PIC if:

(i)
a Government Authority from which a Regulatory Outcome in the European Union, the United States or Canada is to be obtained advises in writing of its refusal to give or grant the Authorization in the required form and any appeal process in respect of such refusal has been fully pursued or all periods during which an appeal can be lodged have expired, provided, where applicable, the Parties have complied with the process set forth in Clauses 9.5 to 9.12;

(ii)	an Insolvency Event occurs (in the case of termination by TDCC) with respect to PIC or (in the case of termination by PIC) with respect to TDCC;

(iii)
the consummation of the transactions contemplated hereby would violate any order, decree or judgment of any Government Authority that has not been stayed and the appeal periods in respect of which have expired; or

(iv)
Closing has not occurred by the Outside Date provided that if Closing does not occur by the Outside Date solely because a Regulatory Outcome has not been obtained and the Parties have complied with the process set forth in Clauses 9.5 to 9.12, the Outside Date shall be extended by a further period of six months, provided that a Party will not be allowed to exercise any right of termination pursuant to this Clause 10.1(b) if the event giving rise to such right is due to the failure of such Party to perform or observe in any material respect any of the covenants or agreements set forth herein to be performed by such Party.

Effect of Termination

10.2
If this Agreement is terminated by TDCC or by PIC as permitted under Clause 10.1(b)(i), 10.1(b)(iii) or 10.1(b)(iv), such termination will result in neither Party having any liability to any other Party, or to any of their shareholders, directors, officers, employees, agents, consultants, representatives or advisers except if the event giving rise to the right to terminate under any such Clause is due to the failure of a Party (a “Defaulting Party”) to perform or observe in any material respect any of its covenants or agreements set forth herein, in which case the Defaulting Party will be fully liable for any and all damages, costs and expenses (including loss of bargain and loss of opportunity and reasonable counsel fees) sustained or incurred by any other Party as a result of such failure or breach, subject to a maximum aggregate liability amount in respect thereof of US$2,500,000,000.

10.3	The terms of Clauses 1, 10, 14, 15, 16, 17, 18, 19 and 20 and Schedule 1 shall remain in force after and notwithstanding termination of this Agreement.

Failure or Refusal to Close

10.4	Notwithstanding anything else in this Agreement, if the Closing does not occur as a result of the failure or refusal by a Party (the “Refusing Party”) to close when all Conditions

Precedent have been satisfied or waived and this Agreement has not been terminated pursuant to Clause 10.1(b)(i) or 10.1(b)(iii) or 10.1(b)(iv), then the Refusing Party will be fully liable for any and all damages, costs and expenses (including loss of bargain and loss of opportunity and reasonable counsel fees) sustained or incurred by any other Party as a result of such failure or refusal to close, subject to a maximum aggregate liability amount in respect thereof of US$2,500,000,000.

No Other Termination

10.5	Except as explicitly set out in this Clause 10, no Party has any right to terminate this Agreement.

11.	POST-CLOSING COVENANTS

Conveyances and Assignments

11.1
To the extent not completed at or prior to Closing, and, in the case of the matters covered by Clauses 11.5 to 11.20 and 11.23, except as contemplated thereby, each of the Parties will, and will procure that its Affiliates will, do all things, execute and deliver all documents and join in all such notices, as any other Party, acting reasonably, may request: (a) to complete the transfer to the K-Dow Group of the Transferred Assets, rights in respect of the Off-Site Locations and the MEGlobal Shares and the EQP Shares as envisaged by the Steps Plans and in accordance with this Agreement; (b) to effect the assumption by the K-Dow Group of the Assumed Liabilities; and (c) to give such notices as may be required to ensure that third parties entitled to be paid costs and expenses constituting Assumed Liabilities or obligated to pay or account in respect of revenues or proceeds of Disposition, will recognize K-Dow or the relevant member of the K-Dow Group, as applicable, and deliver all notices or requests for payment in respect of Assumed Liabilities and make payment and deliver all cheques and instruments for such revenues and proceeds, as applicable, to K-Dow or the relevant member of the K-Dow Group, as applicable.

11.2
In furtherance of the obligations in Clause 11.1 and, in the case of the matters covered by Clauses 11.5 to 11.20, except as contemplated thereby, TDCC covenants to, or cause its relevant Affiliates to, execute and deliver subsequent to Closing, promptly upon request by K-Dow or the relevant member of the K-Dow Group, all such further transfers, assignments, novation agreements, notarial deeds including in respect of the Transferred Real Estate, notices and other similar instruments as may reasonably be necessary to fully complete the transfer in accordance with this Agreement of all Transferred Assets and rights in respect of the Off-Site Locations to the K-Dow Group or to transfer in accordance with this Agreement to the K-Dow Group the Authorizations related to such assets in such forms as K-Dow prepares and are satisfactory to TDCC, acting reasonably.  [***]

Registration

11.3
As soon as reasonably practicable after Closing, to the extent not already done, and, in the case of the matters covered by Clauses 11.5 to 11.20, except as contemplated thereby, K-Dow will, or will procure that the relevant member of the K-Dow Group will, proceed to register K-Dow’s interest in the Transferred Assets where such interests are registrable and where necessary or appropriate and to circulate to third parties all such transfers, assignments, Novation Agreements, notices and other similar instruments as are necessary for K-Dow or

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the relevant member of the K-Dow Group to become fully recognized by third parties as the owner thereof.

[***]

Transferred Contracts

11.5	Subject to Clause 11.6 and to any contrary provision in any Technology/IP Agreement, from and after the Closing Time K-Dow:

(a)
shall perform, or procure that the relevant member of the K-Dow Group performs, all of Dow’s obligations under, and shall be entitled to the benefit (subject to the burden) of, each Transferred Contract (whether to be performed before or after the Closing

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Time or before or after any assignment or novation of the Transferred Contract to K-Dow or a member of the K-Dow Group) in accordance with the terms of such Transferred Contract;

(b)	shall be responsible for any liabilities arising from or relating to breaches of or defaults to such obligations after the Closing Time; and

(c)
shall be responsible for or entitled to (as applicable) any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of any product, service or other benefit provided or to be provided under each Transferred Contract in accordance with Clauses 4.25 to 4.28.

11.6
If the benefit of a Transferred Contract cannot be transferred to K-Dow or the relevant member of the K-Dow Group except by an assignment made with a specified Person’s consent or by a Novation Agreement:

(a)
this Agreement does not constitute an assignment or an attempted assignment of such Transferred Contract if the assignment or attempted assignment would constitute a breach of the Transferred Contract;

(b)
subject to Clause 11.11, both before and after Closing, TDCC and PIC and, after Closing, K-Dow shall each make commercially reasonable efforts to obtain the Person’s consent to the assignment, or to achieve the novation, of the relevant Transferred Contract;

(c)
until any consent is obtained or agreement to any novation is achieved: (i) TDCC shall, or shall cause its Affiliates to, do each act and thing reasonably requested of it by K-Dow to enable performance of the relevant Transferred Contract by K-Dow or the relevant member of the K-Dow Group and to provide for K-Dow or the relevant member of the K-Dow Group on and from the Closing Time to have the benefit and burden of such Transferred Contract (including the enforcement of a right of Dow against another party to the relevant Transferred Contract arising out of its termination by the other party or otherwise); and (ii) K-Dow or the relevant member of the K-Dow Group shall be responsible to Dow for any liabilities arising from or relating to breaches of or defaults in such obligations under the Transferred Contracts after the Closing Time and shall be responsible for or entitled to (as applicable) any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of any product, service or other benefit provided or to be provided under each Transferred Contract in accordance with Clauses 4.25 to 4.28;

(d)
upon any consent being obtained or agreement to any novation being achieved, TDCC shall, or shall procure that its Affiliate shall assign or enter into a Novation Agreement in respect of the relevant Transferred Contract in favour of K-Dow or the relevant member of the K-Dow Group; and

(e)
if the arrangements in Clause 11.6(b) have not been made in respect of any Transferred Contract within 12 months following Closing, TDCC and K-Dow shall agree the most appropriate steps to take in relation to such Transferred Contract.  Pending such agreement on the appropriate steps, the provisions of Clause 11.5 shall remain in effect following the expiry of the 12 month period following Closing.

Partially Transferred Contracts

11.7	Subject to Clauses 11.8 and 11.9, from and after the Closing Time K-Dow:

(a)
shall perform, or procure that the relevant member of the K-Dow Group performs, all of Dow’s obligations under, and shall be entitled to the benefit (subject to the burden) of, each Partially Transferred Contract to the extent it relates to the Business (whether to be performed before or after the Closing Time or before or after any partial assignment or novation of the Partially Transferred Contract to K-Dow or a member of the K-Dow Group) in accordance with the terms of such Partially Transferred Contract;

(b)	shall be responsible for any liabilities arising from or relating to breaches of or defaults to such obligations after the Closing Time; and

(c)
shall be responsible for or entitled to (as applicable) any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of any product, service or other benefit provided or to be provided under each Partially Transferred Contract in accordance with Clauses 4.25 to 4.28.

11.8
Subject to Clause 11.11, Dow and K-Dow shall each make commercially reasonable efforts to obtain the consent of the other party or parties to the relevant Partially Transferred Contract to the assignment of, or to achieve the novation of, or to achieve an amendment to or other arrangement in respect of the Partially Transferred Contract so as to transfer to the relevant member of the K-Dow Group, the benefit and burden of that part of the relevant Partially Transferred Contract that relates to the Business and upon any such consent being obtained or agreement to the novation or other such amendment or arrangement being achieved, TDCC shall, or shall procure that its Affiliates shall, assign or enter into a Novation Agreement or other such amendment or arrangement transferring that part of the Partially Transferred Contract that relates to the Business to K-Dow or the relevant member of the K-Dow Group.

11.9
Until any such consent is obtained or agreement to any novation or other such amendment or arrangement as referred to in Clause 11.8 is achieved: (a) TDCC shall, or shall cause its Affiliates to, do each act and thing reasonably requested of it by K-Dow to enable performance by K-Dow or the relevant member of the K-Dow Group of that part of the relevant Partially Transferred Contract that relates to the Business and to provide for K-Dow or the relevant member of the K-Dow Group on and from the Closing Time to have the benefit and the burden of that part of the relevant Partially Transferred Contract that relates to the Business (including the enforcement of a right of Dow against another party to the relevant Partially Transferred Contract arising out of its termination by the other party or otherwise); and (b) K-Dow or the relevant member of the K-Dow Group shall be responsible to Dow for any liabilities arising from or relating to breaches of or defaults in such obligations under that part of the Partially Transferred Contracts that relates to the Business after the Closing Time and shall be responsible for or entitled to (as applicable) any payment (whether by way of deposit, prepayment or otherwise) in respect of the price or cost of any product, service or other benefit provided or to be provided under each Partially Transferred Contract in accordance with Clauses 4.25 to 4.28.

11.10
If the arrangements in Clause 11.8 have not been made in respect of any Partially Transferred Contract within 12 months following Closing, TDCC and K-Dow shall agree the most appropriate steps to take in relation to such Partially Transferred Contract.  Pending such agreement on the appropriate next steps, the provisions of Clause 11.7 shall remain in effect following the expiry of the 12 month period following Closing.

Exceptions for Certain Transferred and Partially Transferred Contracts

11.11
Without prejudice to the other obligations of TDCC and K-Dow, respectively, in Clauses 11.5 to 11.10, Dow and K-Dow shall not be obliged to use commercially reasonable efforts to obtain any Person’s consent to the assignment, or to achieve the novation of, or to achieve any other such amendment or arrangement as is referred to in Clause 11.6(b) or 11.8 in respect of:

(a)	any Transferred Contract or any Partially Transferred Contract that is due to expire in accordance with its terms within three months of Closing; or

(b)	any Partially Transferred Contract which relates primarily to any Dow business other than the Business or which is immaterial to the Business.

Transferred JV Entities

11.12
Any Shares or other Equity Rights held by Dow in any Transferred JV Entity (each an “Interest”), shall be transferred to K-Dow, or the relevant member of the K-Dow Group, at Closing subject to and on the terms of the relevant Transferred JV Agreement and Clauses 11.13 to 11.20.

11.13
Where any consent of any party to a Transferred JV Agreement (other than TDCC or any of its Affiliates) is required prior to any transfer of an Interest to the K-Dow Group in accordance with Clause 11.12, and such consent has not been obtained at or before Closing, such Interest shall not be transferred to K-Dow, or the relevant member of the K-Dow Group, notwithstanding Closing, until the consent has been obtained.

11.14
Where any party to a Transferred JV Agreement (other than TDCC or any of its Affiliates) is entitled to be offered or to elect to acquire all or any part of an Interest as a result of the transactions contemplated by this Agreement, such Interest may not be transferred to the K-Dow Group, in accordance with the terms of this Agreement unless and until the procedures laid down by the relevant Transferred JV Agreement have been completed and the relevant offer period or periods have expired.

11.15
Following signing of this Agreement and to the extent it has not already done so, TDCC shall, and will procure that each of its Affiliates which is a party to any Transferred JV Agreement shall, promptly seek such consents from and give such notices to, the other parties to those Transferred JV Agreements and comply with such other formalities as may be required under those Transferred JV Agreements prior to any transfer of the relevant Interest to the K-Dow Group.

11.16
Following signing of this Agreement and to the extent it has not already done so, TDCC shall, and will procure that each of its Affiliates which is a party to any Transferred JV Agreement shall, use its commercially reasonable efforts to obtain from the other parties to those Transferred JV Agreements any necessary consents and the release or waiver of any rights of pre-emption or other rights which, after Closing, would, if exercised, prevent the transfer of any Interest to the K-Dow Group in accordance with the terms of this Agreement.  Each of PIC and K-Dow shall, and shall procure that their respective Affiliates shall, give such assistance and co-operation as may be reasonably required by TDCC in seeking such consent, including:

(a)	providing any other party to a Transferred JV Agreement with such financial and other information as it may reasonably require to enable it to decide whether to grant any such consent; and

(b)	discussing in good faith with TDCC the provision of any contractual comfort any party to a Transferred Agreement may require in respect of the obligations of the proposed transferee of such Interest, provided that none of TDCC, PIC, K-Dow or any of their respective Affiliates shall be under any obligation to make payment (in money or money’s worth) to, incur an obligation to or release any right against, any such party for the purpose of obtaining any such consent, release or waiver.

11.17
If any party to a Transferred JV Agreement (other than TDCC or any of its Affiliates) exercises a right arising as a result of the transactions contemplated by this Agreement to acquire all or any part of an Interest, then such Interest (or the relevant part of it) shall not form part of the Transferred Assets which are required to be transferred to the K-Dow Group by TDCC or any of its Affiliates in accordance with the terms of this Agreement and:

(a)
if the right to acquire all or any part of an Interest is exercised by the pre-empting party prior to Closing, then such Interest (or the relevant part of it) shall not form part of the Transferred Assets which are required to be transferred to the K-Dow Group by TDCC at Closing in accordance with the terms of this Agreement, and an amount equal to 50% of the value of such Interest shall be deducted from the Purchase Price; and

(b)
if the right to acquire all or any part of an Interest is subsequently exercised by the pre-empting party at any time after Closing, TDCC shall pay to the K-Dow Group an amount equal to the value of such Interest.

For the purposes of this Clause 11.17 the value of Dow’s Interest in any Transferred JV Entity shall be agreed between TDCC and PIC on a basis consistent with Schedule 4 and failing such agreement, as determined by an internationally recognised investment bank (other than Citigroup and JPMorgan (or any of their Affiliates)) on the application of either TDCC or K-Dow.

11.18
TDCC shall, or shall procure that its relevant Affiliates shall, ensure that any distribution received and retained by them from any Transferred JV Entity after Closing is paid to the relevant member of the K-Dow Group, as soon as reasonably practicable after the transfer of the relevant Interest to the K-Dow Group in accordance with the terms of this Agreement, provided that the amount of such distribution shall be reduced pro-rata to the extent that TDCC (or any of its Affiliates) is prevented from transferring any part of the Interest to the K-Dow Group.  If, following Closing and prior to the transfer of Dow’s Interest in any Transferred JV Entity to the K-Dow Group, Dow is obliged to pay any amount to any Transferred JV Entity by way of loan or subscription for further share capital, upon the transfer of any Transferred JV Entity to the K-Dow Group:

(a)	K-Dow shall procure that the relevant member of the K-Dow Group shall pay to Dow, or procure payment to Dow of, an amount equal to the amount paid by Dow to the relevant Transferred JV Entity; and

(b)	TDCC shall (or shall procure that its relevant Affiliate shall) assign or transfer to the K-Dow Group such loan or share capital and all rights arising in relation thereto from Closing.

11.19
K-Dow and its Affiliates shall use commercially reasonable efforts to procure that TDCC and each of its Affiliates is released from all of its obligations and liabilities under each Transferred JV Agreement with effect from the time at which the Interest is transferred to K-Dow in accordance with the terms of this Agreement.  At such time, TDCC shall, and will procure that each of its relevant Affiliates shall, assign to the K-Dow Group their rights under the relevant Transferred JV Agreement, to the extent that it is necessary to do so to vest those rights in the K-Dow Group.  From Closing until such time, to the extent permitted under the relevant Transferred JV Agreement, if TDCC or any of its Affiliates receives any notice, invoice, cheque, ballot, notice of meeting or other communication relating to the relevant Transferred JV Entity, TDCC or such Affiliate, as applicable, will promptly supply a copy of the same to K-Dow and TDCC or such Affiliate will carry out all reasonable and lawful instructions of K-Dow or the relevant member of the K-Dow Group with respect to such assets, including exercising voting or other rights in connection therewith, all at K-Dow’s request and cost.

11.20
In connection with obtaining the consents, releases or waivers contemplated by Clause 11.19, PIC and TDCC will seek the consent of all interested parties to the release of any Guarantees given by TDCC or any of its Affiliates in favour of any third parties in relation to the Transferred JV Entity, including other shareholders or creditors of such Transferred JV Entity, and the replacement of such Guarantees with Guarantees in substantially the same form from K-Dow or a member of the K-Dow Group, or from TDCC and PIC as to one-half each on a several basis.  If the relevant third party agrees to provide the requested consents, releases or waivers and the replacement of the Guarantees, then K-Dow, the relevant member of the K-Dow Group or TDCC and PIC, shall provide such replacement Guarantees on terms to be agreed by TDCC and PIC.

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Rail Cars

11.23	The Parties acknowledge and agree that K-Dow shall acquire the benefit of the Rail Cars from Closing in the following manner:

(a)	the Owned Rail Cars shall be transferred to the K-Dow Group in accordance with Clause 2.1 and Schedule 15;

(b)	the Rail Car Maintenance Leases, the Rail Car Net Leases and the Rail Car Finance Leases shall be transferred to the K-Dow Group in accordance with Clauses 11.5 to 11.11;

(c)
subject to Clause 11.23(d), in relation to Leased Rail Cars the subject of the Other Rail Car Finance Leases, the Rail Car Leverage Lease and the Rail Car Synthetic Lease, TDCC shall procure that the relevant Dow entity uses commercially reasonable efforts to obtain any necessary third party consents and enters into the Rail Car Sub-Leases at Closing in accordance with Schedule 2; and

(d)
in the event that Dow acquires the Rail Cars the subject of the Other Rail Car Finance Lease with Lombard pursuant to Clause 9.13, such Rail Cars shall be treated as Owned Rail Cars for the purposes of this Agreement as from the date of any such acquisition.

Holding in Trust

11.24
Except in the case of Transferred Contracts, Partially Transferred Contracts, Transferred JV Entities and Rail Cars, which will be governed by the provisions of Clauses 11.5 to 11.20 and Clause 11.23, from and after Closing, TDCC or any Affiliate thereof, as applicable, shall hold in trust for the sole benefit of K-Dow or the relevant member of the K-Dow Group, as applicable, any portions of the Transferred Assets or permits or Authorizations that are not effectively conveyed to K-Dow or the relevant member of the K-Dow Group, as applicable, on or before Closing and any such Transferred Asset, permit or Authorization that is not assignable or is assignable only with the consent of a third party that has not been obtained, until such time as they are effectively conveyed to the K-Dow Group or the applicable replacement Authorization or consent of a third party has been obtained and the assignment thereof completed.

11.25
During the time that TDCC or any Affiliate thereof is holding any portion of the Transferred Assets in trust pursuant to Clause 11.24: (a) if TDCC or such Affiliate receives any notice, ballot, notice of meeting or other communication relating to the Transferred Assets or any part thereof, TDCC or such Affiliate, as applicable, will, to the extent legally permitted, promptly supply a copy of the same to K-Dow or the relevant member of the K-Dow Group,

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as applicable; and (b) TDCC or any Affiliate thereof will carry out all reasonable and lawful instructions of K-Dow or the relevant member of the K-Dow Group, as applicable, with respect to such assets, including exercising voting or other rights in connection therewith, all at K-Dow’s request and cost.

11.26
K-Dow will, or will procure that the relevant member of the K-Dow Group will, indemnify and hold harmless TDCC or the applicable Affiliate holding assets in trust as contemplated by Clause 11.24 in respect of any Claims suffered by them as a result of holding any of the Transferred Assets for K-Dow or the relevant member of the K-Dow Group, as applicable, giving or handling any correspondence or exercising any rights or carrying out any instructions of K-Dow or the relevant member of the K-Dow Group, as applicable, except in each case to the extent resulting from TDCC’s or the applicable Affiliate’s Gross Negligence or Wilful Misconduct or in respect of Claims in respect of matters that are the subject of the indemnities from TDCC in Clauses [***], for which TDCC, will, or will procure that such Affiliate will, indemnify and save harmless K-Dow or the relevant member of the K-Dow Group, as applicable.

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Excluded Assets and Liabilities

11.30	(a)
To the extent any Excluded Asset (or any other asset, claim, contract or shareholding which does not form part of the Business or which is not a Transferred Asset (other than the Off-Site Locations listed in Part B of Schedule 13 and MEG Canada, MEGlobal BV and EQP and any of their respective subsidiaries, assets or business or

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any part thereof or interest therein)) is directly or indirectly transferred to PIC or the K-Dow Group, PIC or K-Dow, as applicable, shall procure that any such assets are assigned to the relevant Transferor Dow Entity, at that entity’s expense (together with any benefit or sum, net of Tax and other out of pocket expenses, accruing to PIC, K-Dow or any member of the K-Dow Group as a result of holding such asset, claim, contract or shareholding since Closing).

(b)
To the extent any Excluded Liability is directly or indirectly retained or assumed by K-Dow or any member of the K-Dow Group, any such liability shall be assumed by the relevant Transferor Dow Entity, at that entity’s expense.  The relevant Transferor Dow Entity shall indemnify and save harmless PIC, K-Dow and the K-Dow Group for any Loss suffered by any of them at any time arising as a result of the assumption or retention by K-Dow of such liability.

Conduct of Excluded Claims

11.31	With respect to each Excluded Claim [***], the Parties hereby agree as follows:

(a)
the Parties shall procure that the K-Dow Group shall take such action, institute such proceedings, provide such co-operation, information and assistance, and make available such personnel (including to prepare for, and appear as witnesses at, any proceedings), as TDCC may request to:

(i)	prosecute, join, dispute, resist, appeal, compromise, settle, defend, remedy or mitigate the Excluded Claim; or

(ii)	enforce against any Person all or any rights of Dow or the K-Dow Group in relation to the Excluded Claim; and

(b)	in connection with proceedings related to the Excluded Claim, use advisers chosen by TDCC and, if TDCC requests, allow TDCC or an Affiliate of TDCC the exclusive conduct of the proceedings,

in each case provided that TDCC shall (or shall procure that one of its Affiliates shall) reimburse the K-Dow Group for all costs incurred by the K-Dow Group in relation to its actions taken pursuant to this Clause 11.31.

11.32
TDCC shall be entitled to, and K-Dow shall pay, or shall procure the payment by its Affiliate(s), to TDCC (or as TDCC may direct) of, any amounts, consideration or other benefits received by the K-Dow Group, including interest actually received attributable thereto, in respect of each Excluded Claim [***].  K-Dow or the relevant member of the K-Dow Group shall be entitled to retain any amounts, consideration or other benefits that are attributed to any time after the Closing Time that it receives as a result of or in connection with Claims by K-Dow or the relevant member of the K-Dow Group with respect to any Excluded Claim [***].  K-Dow or the relevant member of the K-Dow Group shall directly incur, or reimburse TDCC or its designated Affiliate for, its pro rata share of the costs associated with any Excluded Claim in which K-Dow, or the relevant member of the K-Dow Group, agrees that it will seek remedies or to recover Losses attributable to any time after the Closing Time.

Records

11.33	At or as soon as practicable after Closing (and subject to the Technology/IP Agreements) to the extent not already done and to the extent permitted by Applicable Law, TDCC will

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deliver, or procure delivery, to K-Dow or the relevant member of the K-Dow Group, or as they direct, originals of all Transferred Records and Transferred Information in appropriate format at the expense of TDCC.  The Parties will co-operate to facilitate the transfer of such records and information.

Guarantees

11.34
Except in the case of the Transferred JV Entities, which will be governed by the provisions of Clause 11.20, after the Closing, K-Dow will use all commercially reasonable efforts (including assuming itself the obligations set out in any Guarantee) to procure within three months of Closing (or, if later, the date on which title for or novation of the contract passes to the K-Dow Group) the release of Dow in full from any Guarantees given by Dow in respect of the Business or any Transferred Asset from Closing (provided such Guarantees were entered into by Dow in respect of obligations assumed by Dow in the ordinary course of business and are on arms-length terms).

Real Estate

11.35	(a)
Where any easement, right of way or license from which the Business benefits is located outside the boundaries of the Real Estate and is held by Dow as the easement holder, right of way holder or licensee, TDCC will use commercially reasonable efforts to transfer (within six months of Closing) such easements where they will be for the exclusive use of the K-Dow Group, or where such transfer is not possible or where the easements will be for the non-exclusive use of the K-Dow Group, TDCC will use commercially reasonable efforts to ensure that the K-Dow Group (and their successors in title) will be granted the beneficial use of such easements, rights of way or licenses and in the meantime the K-Dow Group (and their successors in title) shall be permitted to enjoy the benefit of such easements, rights of way and licenses as if the K-Dow Group (or their successors in title, where appropriate) were the beneficiary of such easements, rights of way or licenses and that such easements, rights of way and licenses continue to be used for their current functions.

(b)
Where, within 18 months of Closing, K-Dow determines its preference to have its rights to use any such easements, rights of way or licenses in the form of sub-easements, sub-rights of way or sub-licenses, K-Dow shall identify such easements, rights of way or licenses to Dow and provide Dow with the necessary documents to facilitate the creation of such rights in a form acceptable to Dow.  TDCC shall, and shall procure that its Affiliates shall, reasonably cooperate with, and provide all documentation reasonably requested by, the K-Dow Group in relation to such easements, rights of way or licenses.

(c)
If the relevant member of the K-Dow Group notifies TDCC or its Affiliates that any draft or form of a document pertaining to the Real Estate, Off-Site Locations or matters related to the Real Estate or Off-Site Locations that is attached to this Agreement or is entered into pursuant to the Steps Plans, is deficient and must be amended or supplemented in order for the K-Dow Group to have the appropriate real property rights and sufficient real property assets reasonably necessary to continue to conduct the Business as operated prior to Closing, the Parties will reasonably cooperate to: (i) amend any or all provisions of such real estate related documents; or (ii) draft different forms of supplemental or replacement documents as required to achieve the intent of the Parties under this Agreement, including but not limited to any variations required to effect the retention of easements by Dow or the transfer of easements to the K-Dow Group.  This provision shall remain in full force and effect for a period of 12 months following the Closing Date.

(d)
If TDCC or any Affiliate of TDCC notifies the relevant member of the K-Dow Group that any draft or form of a document pertaining to the Real Estate, Off-Site Locations or matters related to the Real Estate or Off-Site Locations that is attached to this Agreement or is entered into pursuant to the Steps Plans, is deficient and must be amended or supplemented in order for TDCC or its Affiliates to further enumerate and/or protect its rights in respect of the Real Estate or the Off-Site Locations as may be necessary for TDCC and its Affiliates to conduct their businesses following Closing, the Parties will reasonably cooperate to: (i) amend any or all provisions of such real estate related documents; or (ii) draft different forms of supplemental or replacement documents as required to achieve the intent of the Parties under this Agreement, including but not limited to any variations required to effect the retention of easements by Dow.  This provision shall remain in full force and effect for a period of 12 months following the Closing Date.

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Trade Associations and Trade Shows

11.37
K-Dow shall procure that, for a period of three years following Closing, the K-Dow Group shall retain membership of such trade associations (including the American Plastics Council) and shall attend at such trade shows (including the “K” Show) as Dow was a member of, or attended, as the case may be, in relation to the Business prior to Closing.

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Other Claims

11.41	(a)
K-Dow shall, and shall procure that its Affiliates shall, provide assistance to TDCC and its Affiliates as they may reasonably request, including by making available any requested Employees, in connection with any actual or potential Third Party Claim by or against TDCC or any of its Affiliates (other than an Excluded Claim) to the extent

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such Third Party Claim relates to matters and circumstances in respect of which such Employee was directly or indirectly involved or connected with prior to the Closing Time or in respect of which such Employee possesses relevant knowledge or information.  TDCC shall, or shall procure its Affiliates shall, reimburse the K-Dow Group for reasonable out-of-pocket expenses properly incurred in providing such assistance.

(b)
TDCC shall, and shall procure that its Affiliates shall, provide assistance to K-Dow and its Affiliates as they may reasonably request, including by making available any requested employees of TDCC or its Affiliates, in connection with any actual or potential Third Party Claim by or against K-Dow or any of its Affiliates (other than an Excluded Claim) to the extent such Third Party Claim relates to matters and circumstances in respect of which such employee was directly or indirectly involved or connected with prior to the Closing Time or in respect of which such employee possesses relevant knowledge or information.  K-Dow shall, or shall procure its Affiliates shall, reimburse TDCC and its Affiliates for reasonable out-of-pocket expenses properly incurred in providing such assistance.

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12.	INDEMNITIES

General Indemnities

12.1
If the Closing occurs, TDCC, in addition to any other indemnity provided in this Agreement or under any other Transaction Document, but subject always to Clause 13, will (or will procure that its relevant Affiliates will):

(a)	be liable to each of PIC and K-Dow for all Losses which either of them may suffer, pay or incur as sustained; and

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(b)
indemnify and save each of PIC and K-Dow and their respective directors, officers, servants, agents and employees harmless from and against all Losses whatsoever which any of them may suffer, pay or incur as sustained, as a direct result of any breach of any warranty or breach of any covenant, agreement, undertaking or other obligation by TDCC under this Agreement except that the indemnity in this Clause 12.1 will not apply to: (i) breach of the warranties in Clause 6.39 or any other warranty to the extent the breach relates to any matter the subject of Clause 12.7 for which the sole remedy of PIC and K-Dow will be under Clause 12.7 or (ii) breach of the warranties in Clauses 6.82 and 6.83.

12.2	If the Closing occurs, PIC, in addition to any other indemnity provided in this Agreement or under any other Transaction Document, but subject always to Clause 13, will:

(a)	be liable to each of TDCC and K-Dow for all Losses which either of them may suffer, pay or incur as sustained; and

(b)
indemnify and save each of TDCC and K-Dow and their respective directors, officers, servants, agents and employees harmless from and against all Losses whatsoever which any of them may suffer, pays or incur as sustained, as a direct result of any breach of any warranty or breach of any covenant, agreement, undertaking or other obligation by PIC herein.

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12.5
If the Closing occurs, K-Dow, in addition to any other indemnity provided in this Agreement or under any other Transaction Document, but subject always to Clause 13, will (or will procure that its relevant Affiliates will):

(a)	assume, or procure that the K-Dow Group assumes, the Assumed Liabilities;

(b)
be liable to each of TDCC and PIC in respect of any Losses which TDCC (or any entity comprising Dow) or PIC or any of its Affiliates may suffer, pay or incur as sustained in respect of the Assumed Liabilities; and

(c)
indemnify and save each of TDCC and PIC and the directors, officers, servants, agents and employees of each of them harmless in respect of any Losses which any of TDCC (or any entity comprising Dow) or PIC or any of its Affiliates may suffer, pay or incur as sustained in respect of  the Assumed Liabilities.

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Environmental Indemnities

12.7	If the Closing occurs, TDCC will (or will procure that its relevant Affiliates will):

(a)	Pre-Closing environmental matters at Retained Sites:

(i)	be liable to K-Dow and PIC for and shall itself have full responsibility at its sole cost and expense for any matters arising in connection with; and

(ii)	indemnify and save K-Dow and PIC (and any directors, officers, servants, agents and employees thereof) harmless from and against,

any breach of the warranty in Clause 6.39 and all Environmental Claims which may be brought against or suffered, paid or incurred as sustained by either of them arising out of, resulting from, attributable to or connected with the Retained Sites or any part thereof or interest therein (including the Transferred Facilities), whether or not as a result of any action, omission or failure to act by Dow, to the extent such Environmental Claims are [***] attributable to Pre-Closing Contamination [***]; provided that in no event shall TDCC be liable for or indemnify an indemnified Person for any such Environmental Claim to the extent the same is caused or increased as a result of a breach of Clause 12.10 by such indemnified Person under this Clause 12.7 or a voluntary disclosure by any of such indemnified Person to any third party that was not explicitly consented to in writing by TDCC [***], of any information or report regarding contamination in any subsurface of or groundwater under any Real Estate or surrounding areas;

(b)	Pre-Closing environmental matters at Transferred Sites:

(i)	be liable to K-Dow and PIC for and shall itself have full responsibility at its sole cost and expense for any matters arising in connection with; and

(ii)	indemnify and save K-Dow and PIC (and any directors, officers, servants, agents and employees thereof) harmless from and against,

any breach of the warranty in Clause 6.39 and all Environmental Claims which may be brought against or suffered, paid or incurred as sustained by either of them arising out of, resulting from, attributable to or connected with the Transferred Sites or any part thereof or interest therein, or otherwise with respect to the operation of the Business, whether or not as a result of any action, omission or failure to act by Dow, to the extent such Environmental Claims are [***] attributable to Pre-Closing Contamination [***] and the first presentation of an

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Environmental Claim that clearly describes the factual basis for that Environmental Claim was made to TDCC on or before the expiration of the Survival Period under Clause 13.2(d) provided that in no event shall TDCC be liable for or indemnify an indemnified Person for any such Environmental Claim to the extent the same is caused or increased as a result of a breach of Clause 12.10 by such indemnified Person under this Clause 12.7 or a voluntary disclosure by any such indemnified Person to any third party that was not explicitly consented to in writing by TDCC [***], of any information or report regarding contamination in any subsurface of or groundwater under any Real Estate or surrounding areas; and

(c)	Post-Closing environmental matters at Retained Sites and Retained Facilities:

(i)	be liable to K-Dow and PIC for and shall itself have full responsibility at its sole cost and expense for any matters arising in connection with; and

(ii)	indemnify and save K-Dow and PIC (and any directors, officers, servants, agents and employees thereof) harmless from and against,

Environmental Claims which may be brought against or suffered, paid or incurred as sustained by either of them arising out of, resulting from, attributable to or connected with the Retained Sites or any part thereof or interest therein (but excluding the Transferred Facilities) and the Retained Facilities, whether or not as a result of any action, omission or failure to act, to the extent such Environmental Claims are [***] attributable to Post-Closing Contamination [***].

12.8	Post-Closing environmental matters at Transferred Facilities and Transferred Sites: If the Closing occurs, K-Dow will (or will procure that its relevant Affiliates will):

(a)	be liable to each of TDCC, PIC and each entity comprising Dow and PIC and shall itself have full responsibility at its sole cost and expense for any matters arising in connection with; and

(b)	indemnify and save each of TDCC, PIC and each entity comprising Dow and PIC and the directors, officers, servants, agents and employees of each of them harmless from and against,

Environmental Claims which may be brought against or suffered, paid or incurred as sustained by them arising out of, resulting from, attributable to or connected with the Transferred Facilities and the Transferred Sites or any part thereof or interest therein (excluding the Retained Facilities), whether or not as a result of any action, omission or failure to act by K-Dow, to the extent such Environmental Claims are [***] attributable to Post-Closing Contamination [***]; provided that in no event shall K-Dow be liable for or indemnify an indemnified Person for any such Environmental Claim to the extent the same is caused or increased as a result of a breach of Clause 12.10, by such indemnified Person under this Clause 12.8 or a voluntary disclosure by any such indemnified Person to any third party that was not explicitly consented to in writing by K-Dow [***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***] of any information or report regarding contamination in any subsurface of or groundwater under any Real Estate or surrounding areas.

[***]

12.10
Intrusive investigation:  The Parties agree that they will not conduct or permit to be conducted any environmental assessments or tests that involve disturbance of the surface or penetration of the surface of any Transferred Sites during the Survival Period or Transferred

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Facilities or surrounding areas or any testing of water or air, prior to final abandonment and reclamation, except as may be required by Applicable Law [***], or agreed in writing by K-Dow and TDCC.

12.11	Conduct of site remediation works:

(a)
Notwithstanding Clause 12.10, where Dow otherwise has an indemnification obligation in respect thereof pursuant to Clause 12.7 [***], Dow will continue to manage, undertake and bear the costs and expenses of Remedial Action in relation to the Transferred Sites and the Retained Sites, including the Disclosed Remediation Works, under applicable Environmental Laws and in accordance with its reasonable practices, policies and requirements and will continue to enter into or otherwise manage arrangements with third parties related to such matters, and Dow shall procure that both itself and its Affiliates and any Person acting on their behalf will:

(i)	use all commercially reasonable efforts to ensure that the ongoing operations at the Real Estate Assets shall not be interrupted or unreasonably affected by any Remedial Action [***];

(ii)	provide to K-Dow reasonably frequent and detailed reports regarding the progress of any Remedial Action and proceedings [***];

(iii)	[***]; and

(iv)
undertake and complete all Remedial Action, to the extent required under Environmental Laws, in accordance with the lawful requirements of any Government Authority and/or to reasonably satisfy any Environmental Claim, with reasonable skill and care and in a reasonably timely manner; and

(b)	K-Dow shall grant Dow all necessary access to any Transferred Sites or Transferred Facilities on reasonable terms for the purpose of undertaking Remedial Action.

12.12
Dispute resolution:  [***], if any technical or factual issues under this Clause 12 are the subject of any dispute between the Parties, including as to whether any Environmental Claim is attributable to Pre-Closing Contamination [***]:

(a)	any Party may at its sole expense refer the matter to a mutually agreeable consultant for determination, such consultant’s findings to be addressed to the Parties in a written report;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(b)
if any Party contests in good faith the findings of the above consultant’s report it shall provide written details to the other Parties of its reasons for doing so within 30 days, including identifying the relevant issue, or otherwise it shall be deemed to have accepted the report’s findings; and

(c)
if the Parties cannot resolve a dispute within the later of 60 days of receipt of the consultant’s report above or any Party giving written notice to the others specifying in good faith any outstanding disagreement, then the dispute shall be resolved in accordance with Clause 16 below.

12.13
Document sharing:  With respect to any matter arising under Clauses 12.7 to 12.9, including in the event of any dispute between the Parties, each Party undertakes to provide promptly to the other all relevant documentation or other information in that Party’s possession or control in connection with the Retained Sites or Transferred Sites (including any data in relation to Pre-Closing Contamination or any site wide remediation), which is reasonably requested by the other Party [***].

[***]

13.	LIMITATIONS

Time Limits

13.1
After Closing, no Party shall have any rights or remedies with respect to the warranties, covenants, agreements, undertakings or other obligations of any other Party hereunder or under any indemnity except Claims for which a written notice of claim has been received within the Survival Period by the Party from whom damages or indemnification is sought specifying the subject matter of the claim, the provision hereof alleged to have been breached or pursuant to which indemnification is sought and giving reasonable particulars thereof and provided further that the warranties in Clauses 6.82 and 6.83 shall not survive Closing.

13.2	The “Survival Periods” for the purposes of this Agreement are as follows:

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

Limitations on Quantum

13.3
Except with respect to those matters enumerated in Clauses [***], no Party will be entitled to assert rights of indemnification or any Claim under (i) Clause 12.1 or 12.2 or (ii) clause 3.1 of the UCC Agreement, in respect of any breach of any warranty or any pre-Closing breach of covenant, agreement, undertaking or other obligation, in each case whether under this Agreement or the UCC Agreement, unless:

(a)
the amount of any individual Claim, when aggregated with the amount of any other Claim(s) made by that Party in respect of the same provision and based on the same or substantially the same facts, exceeds [***]; and

(b)	the aggregate amount, after giving effect to Clause 13.3(a), of [***] exceeds:

[***]

13.6	The maximum aggregate amount of all liability of PIC pursuant to Clause 12.2 (after giving effect to Clause 13.3) may not exceed [***].

13.7	The maximum aggregate amount of all liability of TDCC and UCC [***] and taking into account only the sum of:

(a)	the aggregate amount paid by Dow to PIC; and

(b)	50% of the aggregate amount paid by Dow to K-Dow,

may not exceed [***].

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Procedure – Indemnities

13.8	If a Party wishes to claim indemnification (in such capacity the “Indemnified Party”) from other Party (in such capacity the “Indemnifying Party”) pursuant to this Agreement:

(a)
it must provide prompt notice upon acquiring knowledge of the subject matter of the Claim (the “Indemnified Claim”); provided that failure to give such notice will not limit or lessen the right of the Indemnified Party to indemnity hereunder except to the extent that the Indemnifying Party is prejudiced in its contestation of the Indemnified Claim as a result of such failure;

(b)
where the Indemnified Claim is a claim by a third party, if reasonably requested by the Indemnifying Party within 30 days from receipt of the notice referred to in (a) or such shorter period as the Indemnified Party has notified the Indemnifying Party is required by Applicable Law to commence such contest, and provided that the Indemnifying Party has acknowledged to the Indemnified Party that the Indemnified Claim is covered by the indemnity herein, the Indemnified Party must at the expense of the Indemnifying Party in a reasonable manner contest the validity, applicability or the amount of such Indemnified Claim by all reasonable proceedings or, at the option of the Indemnifying Party, the Indemnifying Party (or its insurers) will be entitled to conduct such contestation (and take any action, institute any proceeding and appoint any advisers in connection therewith) or, if the contestation thereof is not in the control of the Indemnified Party, exercise any rights to vote (by ballot or otherwise) in respect of the Indemnified Claim as instructed by the Indemnifying Party from time to time;

(c)
where the Indemnified Claim is a claim by a third party, in the event of any contest of any Indemnified Claim, whether by the Indemnifying Party or the Indemnified Party, the other Party must provide all such assistance, including access to documents and officers and employees, as may be requested by the Party conducting the contestation of the Indemnified Claim (or its insurers) and the other Party shall be entitled (at its own expense) to be represented by separate counsel in the contestation (provided that the other Party shall not be required to disclose legally privileged material or material which, if disclosed, would place the disclosing Party in breach of contract);

(d)
where the Indemnified Claim is a claim by a third party, neither Party may admit liability or settle or agree to pay, or, if the settlement contestation of such Indemnified Claim is not in the control of the Party, exercise any rights to vote (by ballot or otherwise) in favour of a settlement or agreement to pay, the Indemnified Claim without the consent of the other, such consent not to be unreasonably withheld;

(e)
where the Indemnified Claim is a claim by a third party, if the Indemnifying Party has paid an amount in respect of an Indemnified Claim pursuant hereto, then: (i) the Indemnifying Party (or its insurers) will be subrogated to all and any Claims which the Indemnified Party may have relating thereto without any further action; (ii) the Indemnified Party, without limiting its rights to the indemnity herein, must give such further assurances and agreements and co-operate with the Indemnifying Party to permit the Indemnifying Party to pursue such Claims as and when requested by the Indemnifying Party; and (iii) if the Indemnified Party is subsequently reimbursed from any source in respect of the Indemnified Claim from any other Person, the Indemnified Party must promptly pay to the Indemnifying Party such amounts received, including interest actually received attributable thereto; and

(f)
the Indemnified Party shall, and will procure that each of its Affiliates shall, use all commercially reasonable efforts to mitigate any loss or damage which it may incur as a consequence of a matter giving rise to an Indemnified Claim.

Special Provisions Regarding Damages

13.9
Notwithstanding anything to the contrary contained in this Agreement, except to the extent included in claims made by a Person who is not named as an indemnified Person herein against a Person who is named as an indemnified Person herein (a “Third Party Claim”), no Party will be liable hereunder for any damages, costs, expenses, injuries, losses or other liabilities of an indirect, special or consequential nature or any exemplary or punitive damages, costs or expenses in each case suffered, incurred or sustained by a Party or any other Person named as an indemnified Person herein.

13.10	(a)
No Party shall be entitled to recover damages or compensation or otherwise obtain reimbursement or restitution (including in respect of Adjustment Items under Clause 4) more than once in respect of the same Loss.  Without prejudice to its right to serve a written notice of claim within the Survival Period pursuant to Clause 13.1, a Party claiming under any indemnity herein for which it may have insurance must first make and diligently pursue claims under such insurance before advancing a claim under the indemnity.

(b)
In recognition of PIC’s undertakings given in Clause 3.2 to pay the Purchase Price to TDCC, TDCC, PIC and K-Dow each acknowledge and agree that if K-Dow or any member of the K-Dow Group suffers any Losses for which TDCC is liable, pursuant to Clause 12 or the UCC Guarantee, to pay any amount to K-Dow or any member of the K-Dow Group (the “Relevant Amount”), TDCC may in its absolute discretion either: (i) pay an amount equal to the Relevant Amount to K-Dow or such member of the K-Dow Group as K-Dow may designate; or (ii) pay an amount equal to half the Relevant Amount (reduced by any amounts payable pursuant to Clause 13.10(c)) to PIC or to an Affiliate of PIC as PIC may direct;

(c)
It is agreed by each of TDCC, PIC and K-Dow that if Dow elects to pay an amount to PIC pursuant to Clause 13.10(b)(ii), TDCC shall (or shall procure that one of its Affiliates shall) pay all reasonable out-of-pocket costs, disbursements and expenses paid or incurred by the K-Dow Group in pursuing any such claim that have been determined to be included in the Losses for which TDCC is liable as described in Clause 13.10(b).

(d)
The Parties agree that in determining the Relevant Amount for the purposes of a payment to PIC pursuant to Clause 13.10(b)(ii), any issues relating to remoteness of damage or causation or mitigation by PIC of the K-Dow Group’s Losses shall be disregarded.

(e)
If K-Dow, or any member of the K-Dow Group receives any payment under this Agreement, the Tax Indemnity Agreements or the UCC Agreement, none of PIC or any Affiliate of PIC shall be entitled to any amount with respect to the same matter to which such payment relates [***].

(f)	if PIC, or any Affiliate of PIC, receives any payment under this Agreement, the Tax Indemnity Agreements or the UCC Agreement, none of K-Dow or any member of the

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

K-Dow Group shall be entitled to any amount with respect to the same matter to which such payment relates [***].

13.11
Notwithstanding anything to the contrary elsewhere in this Agreement, if a specific accrual or provision has been included or provided for in the Adjustment Items in respect of any fact, matter or circumstance for which K-Dow or PIC would be entitled to claim indemnification from TDCC under Clause 12 or the Tax Indemnity Agreements or from UCC under the UCC Agreement, TDCC, UCC and their respective Affiliates shall not have any obligation under Clause 12 or the Tax Indemnity Agreements or the UCC Agreement with respect to any such fact, matter or circumstance.

13.12	No Party shall be entitled to indemnification in respect of a claim under Clause [***] where the matter that is the subject of such claim is allocated or provided for in:

(a)	Clause 8 and Schedule 14; or

(b)	Clauses 12.7 to 12.9.

13.13
No Party shall be entitled to indemnification in respect of any fact, matter or circumstance under Clause 12 where the liability in respect of such fact, matter or circumstance is allocated or provided for in:

(a)
the UCC Agreement, except that, subject always to Clause 13, PIC and K-Dow may claim indemnification pursuant to Clauses [***] with respect to the matters to which clause 4.5 of the UCC Agreement applies after the amount paid by UCC or its Affiliates pursuant to the UCC Agreement or by TDCC or its Affiliates pursuant to the UCC Guarantee equals the amount of the UCC Cap (as defined in the UCC Agreement);

(b)	any Transaction Document; or

(c)	[***].

For the avoidance of doubt, any provision in any Transaction Document that is stated expressly to be subject to this Agreement shall be construed in accordance with such qualification.

13.14
For the purposes of the indemnification provided in Clauses [***], any Claims made by K-Dow or PIC in respect of Loss suffered by any Transferred JV Entity or PC JV Entity or its assets or business or any part thereof or interest therein will be reduced by an amount equal to the amount of such Loss multiplied by the Applicable JV Percentage.

13.15
In relation to the indemnification provided in Clauses [***], Claims relating to or arising from products or services shall be deemed to occur and accrue at the time of sale or supply to a third party of the relevant product or services.  For the avoidance of doubt, Dow shall be entitled to indemnification under Clause [***] in accordance with its terms regardless of whether Dow provides raw materials [***], products or services to the K-Dow Group after the Closing Time.

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Assignment of Claims

13.16
If an Indemnified Party receives any payment from an Indemnifying Party in respect of any Claim pursuant to Clause 12 and the Indemnified Party could have recovered all or part of such Claim from a third party (a “Potential Contributor”) based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

13.17
Without prejudice to a Party’s right to serve a written notice of claim within the Survival Period pursuant to Clause 13.1, no Claims shall be made under Clause 12 with respect to the warranties set forth in Clause 6.42 until the date on which the payments contemplated by Clauses 4.14 to 4.16 are made.  If a Claim is made after such date, the matters that were taken into account in determining the Difference and the Adjustment Amount shall be taken into account in determining the amount of any Losses with respect to which such Claim relates.

14.	DISCLAIMERS, EXCLUSIVE REMEDIES

General Disclaimer

14.1
Except as specifically provided in, and without prejudice to, the warranties in Clauses 6 and 7 and any representations or warranties in any other Transaction Document, TDCC and PIC make no representation or warranty as to any property or assets, whether express or implied, including any warranty as to condition (including environmental condition), adequacy, fitness for purpose, merchantability, design, performance, emissions, reliability, yields, compliance with specifications or requirements of Applicable Law, use, operations, operating history or results, maintenance, safety, patent, trademark or copyright infringement, title, absence of interests of others, or any other matter whatsoever, and the Transferred Assets, Off-Site Locations and any Intellectual Property are to be sold, transferred, assigned, leased, licensed or contributed, as applicable, on an “as is, where is” and “with all defects” basis.

Specific Disclaimers; Reliance

14.2
Notwithstanding any other provision of this Agreement to the contrary, if on the date hereof a Party to which a warranty is made herein by another Party knows of any information that would cause the warranty to be inaccurate as of the date made or repeated, the Party to which the warranty is made shall have no right or remedy after the Closing with respect to such inaccuracy and shall be deemed to have waived its rights to indemnification under Clause 12.1 or 12.2 in respect thereof.

14.3
Except as specifically provided in, and without prejudice to, the warranties given by TDCC in Clause 6.85 and by PIC in Clause 7.15, in any other Transaction Document, MEGlobal Transaction Document or EQP Transaction Document:

(a)
TDCC and PIC make no representation or warranty as to MEG Canada, MEGlobal BV, EQP, or any of their respective assets or business, or any part thereof or interest therein, whether express or implied, including any warranty as to condition (including environmental condition), adequacy, fitness for purpose, merchantability, design, performance, emissions, reliability, yields, compliance with specifications or requirements of Applicable Law, use, operations, operating history or results, maintenance, safety, patent, trademark or copyright infringement, title, absence of interests of others, or any other matter whatsoever; and

(b)	for the avoidance of doubt, the indemnities in Clauses [***] shall not apply to MEG Canada, MEGlobal BV, EQP, or any of their respective assets or business, or any part thereof or interest therein.

If the Closing occurs, TDCC shall be substituted for, and shall undertake and perform and have the rights of, DCCI under the indemnities set out in [***].

14.4
Except to the extent a Party to which a warranty is made herein knows of any information on the date hereof that would cause such warranty to be inaccurate as of the date made or repeated, each Party has relied on the representations and warranties made by other Parties to it.

Independent Investigations

14.5	Each Party acknowledges that it has made its own independent investigations, analyses, evaluations and verifications of all matters related to this Agreement [***].

Exclusivity of Remedies

14.6
After Closing, Clause 12, or clause 3 of the UCC Agreement, as applicable, will provide the sole and exclusive remedy for any misrepresentation, breach of warranty, covenant, agreement, undertaking or other obligation (other than those provisions of this Agreement containing specific payment provisions and Clauses 4, 9.5 to 9.12, 9.18, 11.1, 11.2, 11.5, 11.7, 11.12, 11.18, 11.21 to 11.24, 11.27 to 11.41, 17.2, 17.11 and 18.1 and Schedule 3 which provide for performance of obligations by a Party following Closing) or other claim arising out of this Agreement, the UCC Agreement or out of or in connection with any Local Conveyance or arising out of, resulting from, attributable to or connected with the transfer of the Business, including the Transferred Assets (including all obligations in respect of contracts or agreements included therein), the Leased Real Estate, the Off-Site Locations, the Transferred JV Entities and the PC JV Entities or their respective assets or business or any part thereof or interest therein, and each Party agrees not to, and to procure that each Person who immediately following Closing is its Affiliate shall not, save with the written consent of the other Parties, bring any claims under or in connection with any Local Conveyance.  Each Party further agrees that rescission shall not be available as a remedy for any breach of this Agreement or of any Local Conveyance and agrees not to, and to procure that each Person who immediately following Closing is its Affiliate shall not, claim that remedy, provided that nothing in this Clause 14.6 shall limit or exclude any liability for fraud.

15.	NOTICES

Addresses etc

15.1	Except for communications stipulated in Clauses 9.5 to 9.12, any notice or other communication to be given under this Agreement shall be in writing and shall be sent by courier or fax to:

in the case of TDCC:	The Dow Chemical Company 2030 Dow Center Midland Michigan U.S.A 48674

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Marked for the attention of:	General Counsel

Fax no:	+1 989 638 9397

With a copy to:	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 U.S.A

Marked for the attention of:	George Casey

Fax no:	+1 212 848 7179

And

In the case of PIC (and its Affiliates):	Petrochemical Industries Company (K.S.C.) PO Box 1084 Safat 13011 Kuwait

Marked for the attention of:	Chairman and Managing Director

Fax no:	+965 2321 1157

With a copy to:	Ashurst LLP Broadwalk House 5 Appold Street London EC2A 1HA

Marked for the attention of:	Geoffrey Picton-Turbervill

Fax no:	+44 (0) 20 7638 1112

or to such other address or fax number as any Party may from time to time notify to the other (to be effective not less than five Business Days from the date of deemed receipt under Clause 15.2).

Deemed Receipt

15.2	Notices sent as set out in Clause 15.1 shall be deemed to have been received:

(a)
if sent by fax, on the day that they are sent (if sent on a Business Day before 3 p.m. local time at the postal address of the recipient specified in Clause 15.1) or otherwise on the next Business Day; and

(b)	if sent by courier, at the time that their receipt is signed for, whether or not the person signing for such receipt has authority so to do.

Proof of Service of Notice

15.3	In proving service of the notice it shall be sufficient to show that:

(a)	delivery by courier was made; and

(b)	in the case of a fax, the fax was properly addressed to the correct number and a transmission report was generated by the sender’s fax machine recording a message from the recipient’s fax machine confirming that the fax was sent to the number indicated above and that all pages were successfully transmitted.

16.	GOVERNING LAW AND DISPUTE RESOLUTION

Governing Law

16.1	This Agreement and the substance of any Dispute as defined in the Umbrella Arbitration Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

Dispute Resolution

16.2
Save to the extent that this Agreement expressly provides for the resolution of any category of dispute or difference in some manner other than arbitration, the Parties hereby agree that any Dispute as defined in the Umbrella Arbitration Agreement shall, whether or not this Agreement has been terminated, be referred to and finally determined by arbitration in accordance with the provisions of the Umbrella Arbitration Agreement.

Waiver of Immunity

16.3
To the extent that any Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.  The execution, delivery and performance of this Agreement constitute private and commercial acts.

17.	MISCELLANEOUS

Costs

17.1
Except as specifically provided herein or in any other Transaction Document, all legal and other costs and expenses incurred in connection with the negotiation, preparation, execution and implementation of this Agreement and the transactions undertaken pursuant thereto will be paid by the Party that incurred the same.

Prohibition on Assignment

17.2	Save as permitted in Clause 17.3, no Party may, nor may purport to, without the prior written consent of the other Parties, assign, transfer, encumber or put into trust:

(a)	this Agreement;

(b)	all or any of its rights arising under or out of this Agreement; or

(c)	the benefit of all or any of the other Parties obligations under this Agreement.

Each Party is entering into this Agreement for its benefit and not for the benefit of another Person.  No assignment of this Agreement will operate to release the assigning Party from its obligations hereunder, unless otherwise expressly consented to in writing by the other Parties.

Assignment to Affiliates

17.3
Notwithstanding Clause 17.2 and subject always to Clause 17.4, a Party hereto shall be entitled to assign all or any of its rights arising under or out of this Agreement to any of its Affiliates, provided that such Affiliate adheres to the Umbrella Arbitration Agreement if not already a party thereto.  Each of TDCC, PIC and K-Dow may without formal assignment direct that any of its rights hereunder are exercised by an Affiliate.

17.4
If any assignee pursuant to Clause 17.3 ceases to be an Affiliate of the assigning Party, such Party shall procure that the relevant rights or obligations, as applicable, are re-assigned to such Party or by an Affiliate of such Party.

Successors in Title

17.5
Subject to Clause 17.2, this Agreement shall be binding upon and enure for the benefit of successors in title by operation of law to the whole or substantially the whole of the business of a Party, permitted assignees and transferees of the rights and obligations under this Agreement of each of the Parties.

No Partnership

17.6
Nothing in this Agreement shall be deemed in any way or for any purpose to create any form of partnership (save as contemplated by the Dutch CV Agreement or the Ancillary Agreement of K-Dow) or to impose any tortious or fiduciary duty on any Party and no Party shall have the power, authority or right to assume or impose any obligations or liability on behalf of any other Party without the prior written approval of such Party.

Entire Agreement

17.7
This Agreement together with the other Transaction Documents, the MEGlobal Transaction Documents, the EQP Transaction Documents and the agreements, documents and instruments contemplated hereby and thereby constitute the entire agreement between the Parties and their Affiliates, and there are no collateral or other statements, understandings, covenants, agreements, representations or warranties, written or oral, relating to, the subject matter of the Transaction Documents and the MEGlobal Transaction Documents.  This Agreement together with the Transaction Documents and the MEGlobal Transaction Documents supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Parties or their Affiliates relating to the subject matter of this Agreement.

17.8	Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into this Agreement.

17.9	Nothing in this Agreement shall exclude or limit any liability or remedy arising as a result of fraud.

Third Party Rights

17.10
Without prejudice to Clause 17.3 and to any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Act 1999, the Parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999 or anything in this Agreement, by any Person who is not a Party to this Agreement.

Announcements

17.11
Neither TDCC, PIC nor K-Dow, nor any of their respective Affiliates or Representatives, shall at any time without the prior written consent of the other Parties make any announcement, issue any press release or make any statement to any third party with respect to this Agreement or any of the Transaction Documents or the subject matter hereof or thereof, unless the disclosing Party is or becomes legally required or compelled by the mandatory rules or regulations of a stock exchange or Government Authority to make such disclosure, provided that such Party shall if possible prior to disclosure consult with the other Party and, in any event, the disclosing Party, or any of its Affiliates or Representatives, shall disclose only that portion of information which legal counsel to such Party advises is required to be disclosed by law or the rules or regulations of a stock exchange or Government Authority.

WAIVER

No Waiver

17.12
Except as provided in this Agreement, no failure on the part of any Party in making any complaint or exercising any right or remedy under this Agreement (regardless how long such failure continues) but subject to the limitations related to the time within which Claims may be brought operates as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law, or by statute, equity or otherwise conferred.

Waiver to be in writing

17.13
Except as provided in this Agreement, no waiver of any provision of this Agreement, including this Clause 17.13 and Clause 17.14, will be effective unless made in writing and signed by or on behalf of the Party purported to have given the waiver.  The waiver should expressly mention the Clause(s) to be waived.  All other attempted waivers shall be ineffective, regardless of their formality, consideration or detrimental reliance.

17.14
No consent or waiver by a Party, express or implied, to or of any breach or default by another Party in the performance by such other Party of its obligations under this Agreement will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such other Party under this Agreement.

Variation

17.15
No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties to this Agreement.  The variation agreement should expressly mention the Clause(s) to be varied.  All other attempted variations shall be ineffective, regardless of formality, consideration or detrimental reliance.

No Restrictions on Business

17.16
For the avoidance of doubt, nothing contained in this Agreement grants any rights not expressly mentioned or restricts any Party from engaging in any business or activity not expressly prohibited by this Agreement.

Continuing Liability

17.17
Except as provided herein, any provision of this Agreement under which an obligation of a Party has accrued but has not been discharged will not be affected by termination of this Agreement, nor will the Party liable to perform be discharged as a result of any such termination, nor will termination prejudice any right of a Party against the other in respect of anything done or omitted hereunder prior to such termination or in respect of any right to damages or other remedies.

Several Liability

17.18
Unless otherwise expressly set out in this Agreement or any other Transaction Document, the rights and obligations of TDCC, PIC and K-Dow shall be several and not joint and the exercise of rights by one Party shall not depend on the exercise of rights by any other Party and no Party shall have any liability in respect of any delay or default by any other Party.

18.	CONFIDENTIALITY

18.1	PIC and TDCC acknowledge and agree that the provisions of the Umbrella Secrecy Agreement apply to this Agreement and information exchanged under this Agreement.

19.	INVALIDITY

Modification of Provisions

19.1
If for any reason one or more of the provisions or undertakings of this Agreement shall be held to be invalid but would have been held to be valid if part of the wording of the same was deleted or the period or scope of the same reduced then the said provisions or undertakings of this Agreement shall apply with such deletion or modification as may be necessary to make them valid and effective; provided, that, such modified provisions allow the Parties to achieve the same intended economic result.  If such invalidity becomes known to the Parties, they agree promptly to make the necessary changes to the invalid provision(s) to achieve as closely as possible, consistent with Applicable Law, the intent and spirit of such invalid provision(s).

Invalidity of Provisions

19.2
Without prejudice to Clause 19.1, each of the provisions of this Agreement is severable.  If, after giving effect to Clause 19.1, any such provision or undertaking, or part thereof is or becomes illegal, invalid or unenforceable in any respect, such provision or undertaking or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remaining provisions and undertakings hereunder shall not in any way be affected or impaired thereby.

20.	COUNTERPARTS

20.1
This Agreement may be executed in any number of counterparts and by the Parties on different counterparts (which may be evidenced by facsimile copies or electronic (pdf) transmission of counterpart execution pages), but shall not be effective until each Party has executed at least one counterpart.  Each counterpart shall be deemed an original of this Agreement, but all the counterparts shall together constitute one and the same agreement.

SCHEDULE 1

INTERPRETATION

1.	General

In this Agreement, unless a clear contrary intention appears:

1.1	the singular includes the plural and vice versa;

1.2
reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

1.3	references to third parties means any persons other than TDCC, PIC, K-Dow or any of their respective Affiliates;

1.4	use of the masculine, feminine or neuter gender includes all genders;

1.5	if a term is defined in this Agreement, a derivation of that term will have a corresponding meaning;

1.6
reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, restated or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents;

1.7
reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or re-enactment of such section or other provision;

1.8	reference in this Agreement to any Clause, Appendix, Annex, Schedule or Exhibit means the specified Clause, Appendix, Annex, Schedule or Exhibit to this Agreement;

1.9
“Agreement”, “this Agreement”, “herein”, “hereunder”, “hereof”, “hereto” and words of similar import are references to the applicable agreement, document or instrument in which it is used as a whole and not, unless a particular section or other part thereof is referred to, to any particular section or other part;

1.10
“including” (and, with correlative meaning, “include”) means including without limiting the generality of any description preceding or succeeding such term, and the rule of ejusdem generis will not be applicable to limit a general statement preceded, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned;

1.11
the division of this Agreement or any Transaction Document and the recitals, table of contents and headings, if any, in it are for convenience of reference only and do not affect the construction or interpretation of it;

1.12	unless expressly otherwise provided, accounting terms will be construed and interpreted, and accounting determinations and computations will be made, in accordance with GAAP;

1.13	unless otherwise indicated, all references to currency, dollars or US$ are deemed to mean Dollars;

1.14
if an amount or a computation in another currency is required to be expressed in or converted to Dollars, such amount will be converted to Dollars using the exchange rate quoted in the Wall Street Journal for the Business Day before such computation is made or, if a conversion rate is not quoted for such currency in the Wall Street Journal on such Business Day, then on the basis of any widely available published source for foreign exchange conversion rates that the party making the computation believes in good faith to be reliable and if any such source quotes both “buy” and “sell” rates for such conversion, then the median of such rates will be used;

1.15	payments are to be made in immediately available funds;

1.16	unless otherwise specified, references to day or date mean the local time or date in the state of New York, United States of America;

1.17
for the purposes of determining the amount of Cash, Indebtedness and Actual Working Capital of the K-Dow Group, references to “close of business” mean 11:59 p.m. on the Closing Date in the jurisdiction in which the relevant Dow entity entitled thereto or liable therefor immediately prior to Closing has its principal place of business (or if such entity has no principal place of business, in its jurisdiction of incorporation or formation) and for the purpose of giving effect to the requirement that such determinations be made “as if the Closing had occurred” it shall be assumed that the transactions and payments contemplated by the Local Conveyances (other than any obligation in the Local Conveyances to make any payment in respect of post Closing adjustment to the purchase prices stated therein) and the Umbrella Receivables and Payables Assignment and Assumption Agreement have been fully completed and discharged;

1.18
where any payment or calculation is to be made, or any other action is to be taken, on or as of a day that is not a Business Day, the payment or calculation is to be made, or the other action is to be taken, as applicable, on or as of the next following Business Day, unless such next following Business Day falls in the next calendar month, in which event the payment or calculation is to be made, or the other action is to be taken, as applicable, on or as of the immediately preceding Business Day;

1.19
whenever a Party is entitled to act in its discretion, such Party is required to act reasonably and not arbitrarily in exercising such discretion, except where such Party is entitled to act in its “sole” or “arbitrary” or “unfettered” discretion (or a combination of those), in which case such Party may exercise the discretion unreasonably or arbitrarily;

1.20	any obligation of a Party, however expressed, including a statement that it must or will do or refrain from doing anything, will be construed as a covenant by that Party;

1.21
if there is any conflict between any two or more Transaction Documents, each such Transaction Document is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, if one of the Transaction Documents involved in such conflict is this Agreement, this Agreement will prevail and control;

1.22
the Transaction Documents were negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring a Transaction Document to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof or thereof;

1.23
references to “density” shall mean (with respect to PE polymers and copolymers) the density in grams per cubic centimeter (g/cc) measured by ASTM D1505-03 or D792-00 for the polymer after pellitization without further processing other than the addition of primary antioxidant stabilization additives and before the introduction of other additives and samples shall be prepared according to ASTM D4703-07, Annex A1, Procedure C;

1.24
any obligation to use “commercially reasonable efforts” (or words to like effect) to achieve a result does not require the obligated Party to expend funds or incur liabilities to achieve the result other than payment of costs and fees in respect of its employees, consultants or advisers whom it is commercially reasonable for it to allocate the responsibilities to achieve the result and payment of customary application, filing or similar fees;

1.25	a reference to a misrepresentation or breach of warranty includes an inaccuracy of a representation or warranty;

1.26
an obligation to perform an action “promptly” (or words to like effect) will not be considered breached by any delay in performance if the Party to which the obligation is owed suffers no adverse effect; and

1.27	an undertaking by a Party not to do or to omit to do any act or thing includes an undertaking not to allow, cause or assist in the doing or omission of such act or thing.

2.	Defined Terms

In this Agreement, unless a clear contrary intention appears:

“2006 Income Statement” means the statement of income for the 12 month period ended 31 December 2006 comprised within the SEC Financial Statements;

“414 Transfer Amount” has the meaning ascribed to it in Paragraph 2.14 of Schedule 14;

“ABS Supply Agreements” means the agreements in substantially the forms of Exhibits 20 and 19 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe and TDCC and KDP US LLC in relation to the U.S.A.;

“Access Agreements” means the agreements attached to certain of the Ground Leases, and the access agreements (in substantially the forms of Exhibits 70 and 71 to this Agreement) relating to the Retained Facilities and certain other facilities at Tarragona, Spain and at Fort Saskatchewan, Canada;

“Accountants” has the meaning ascribed to it in Clause 4.8;

“Accounts” means the special purpose financial statements (including the notes thereto) of Dow with respect to the Business attached as Schedule 6.42;

“Actual Working Capital” means the actual working capital as determined in accordance with Clause 4 and Part D of Schedule 3, as at the close of business on the Closing Date;

“Actual Working Capital Statement” means the Actual Working Capital Statement, as agreed or determined in accordance with Clause 4 and Part D of Schedule 3;

“Additional Amount Period” means, initially, a period of six months commencing on the Closing Date and ending on the last day of such six month period, and subsequently, a six month period commencing on the last day of the immediately preceding Additional Amount Period and ending on the last day of such six month period, provided that the Additional

Amount Period in effect on the date of payment in full of the relevant Principal Amount shall end on such date;

“Adjusted Canadian Pension Transfer Amount” has the meaning ascribed to it in Paragraph 3.13 of Schedule 14;

“Adjustment Amount” means the product of the Difference multiplied by 3.54;

“Adjustment Items” means Net Indebtedness, the Actual Working Capital Amount, the Target Working Capital Amount and any adjustment or payments in respect of EBITDA made pursuant to Clauses 4.12, 4.14, 4.15 or 4.16 or Schedule 3;

“Administration Agreement” has the meaning ascribed to it in Paragraph 6.15 of Schedule 14;

“Affected Belgian Employees” means those Belgian Employees to whom [***], applies;

“Affected Dutch Employees” means those Dutch Employees to whom Dutch Civil Code Section 7:663 applies;

“Affected German Employees” means those German Employees to whom German Civil Code Section 613a applies;

“Affected Spanish Employees” means those Spanish Employees to whom Spanish Workers’ Statute Section 44 applies;

“Affected Swiss Employees” means those Swiss Employees to whom Article 333 of the Swiss Code of Obligations applies;

“Affiliate” of any Person means, in the case of PIC, KPC or any other Person who is directly or indirectly Controlled by KPC and, otherwise, any other Person who directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person, provided that:

(a)	from Closing neither KDP GPCo nor any Person under KDP GPCo’s Control shall be regarded as an Affiliate of Dow, PIC or KPC;

(b)	neither MEG Canada, MEGlobal BV nor EQP shall be regarded as an Affiliate of Dow or PIC; and

(c)	KDP GPCo shall be regarded as Controlling K-Dow and as an Affiliate of K-Dow;

“Agreed Basis of Preparation” means the basis of presentation of certain items set out in the Basis of Preparation Agreement between TDCC and PIC and TDCC and signed by them on 10 and 11 September 2008 respectively;

“agreed form” means in relation to any document, such document in a form which has been agreed by each party contemporaneously with or prior to the execution of this Agreement and for the purposes of identification initialled by or on behalf of TDCC and PIC;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

“Amines Supply Agreements” means the agreements in substantially the forms of Exhibits 22, 21, 23, 27, 26, 25 and 24 to this Agreement between: (a) KDP Switzerland and DE GmbH in relation to Europe, KDP US LLC and TDCC in relation to the U.S.A. and KDP Colombia and Dow Colombia in relation to Colombia; and (b) with respect to Dow AgroSciences, KDP HK and Nantong Das in relation to China, KDP Colombia and Dow AgroSciences de Colombia in relation to Colombia, KDP Switzerland and Dow AgroSciences Switzerland in relation to Europe and KDP US LLC and Dow AgroSciences LLC in relation to the U.S.A.;

“Ancillary Agreement of K-Dow” means the agreement in substantially the form of Exhibit 1 to this Agreement among KDP GPCo, Daulat Holdco, Dow Global, Daulat Canada, PIC Cayman, PICUS2 and K-Dow;

“Applicable JV Percentage” means, in relation to a Transferred JV Entity or a PC JV Entity, such percentage of the total outstanding Shares in the relevant Transferred JV Entity or PC JV Entity as is held by Persons other than Dow as at the Closing Date;

“Applicable Law” means [***];

“Appropriate K-Dow Entity” means, with respect to any Transferor Dow Entity, the member of the K-Dow Group to whom that Transferor Dow Entity has transferred or pursuant to the Steps Plans will transfer Transferred Assets held by such Transferor Dow Entity, provided that, for this purpose PICUS2 will be deemed to be a member of the K-Dow Group;

“Argentinean Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 9.4 of Schedule 14;

“Argentinean Employee” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Argentina immediately prior to the Closing;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Argentinean Savings Plan” has the meaning ascribed to it in Paragraph 9.6 of Schedule 14;

“Argentinean Transferred Employees” has the meaning ascribed to it in Paragraph 9.1 of Schedule 14;

“Article 333” has the meaning ascribed to it in Paragraph 8.1 of Schedule 14;

“Asia” means, solely in relation to PC and PC Compounds & Blends, Australia, Bangladesh, Bhutan, Brunei, Burma (Myanmar), Cambodia, China, Hong Kong, India, Indonesia, Japan, the Republic of Korea, Laos, Macau, Malaysia, Nepal, New Zealand, Pacific Ocean islands (e.g., Fiji, Guam, Samoa), Pakistan, Papua New Guinea, Philippines, Singapore, Sri Lanka, Taiwan, Thailand and Vietnam, and all successor sovereign states located within this geography;

“Assigned Catalysts” means (a) Ziegler-Natta catalysts for PP or PE; (b) chromium-based catalysts for PE; and (c) supported single-site catalysts (including metallocene) for PP;

“Assigned IP” means Intellectual Property to be assigned to the K-Dow Group under any Transaction Document;

“Assumed Liabilities” means: (a) any and all liabilities to the extent reflected in the Net Indebtedness Statement or Actual Working Capital Statement, whenever arising; (b) liabilities and obligations under the Transferred Contracts and the Partially Transferred Contracts (to the extent relating to the Business) arising after the Closing Time; (c) liabilities and obligations under Authorizations in relation to the Real Estate, Transferred Sites, Transferred Facilities or the Business arising after the Closing Time; (d) the Assumed HR Liabilities; and (e) all covenants, agreements, undertakings and other obligations of K-Dow under this Agreement;

“Assumed HR Liabilities” means the Argentinean Assumed Pre-Closing HR Liabilities, the Belgian Assumed Pre-Closing HR Liabilities, the Brazilian Assumed Pre-Closing HR Liabilities, the Canadian Assumed Pre-Closing HR Liabilities, the Chilean Assumed Pre-Closing HR Liabilities, the Dutch Assumed Pre-Closing HR Liabilities, the German Assumed Pre-Closing HR Liabilities, the Remaining Jurisdictions Assumed Pre-Closing HR Liabilities, the Spanish Assumed Pre-Closing HR Liabilities, the Swiss Assumed Pre-Closing HR Liabilities and the U.S. Assumed Pre-Closing HR Liabilities;

“Authorizations” means all authorizations, permits, decisions, judgments, directions, entitlements, licenses, orders, consents, approvals, exemptions, registrations, rulings, advance rulings and certificates whether now existing or hereafter issued or obtained or required to be issued or obtained, and which are or may be given or issued by any Government Authority pursuant to Applicable Law, whether now existing or hereafter created, in each case which are held by TDCC or any of its Affiliates in relation to the Business;

“Bargaining Unit Employees” means the employees of TDCC who are covered by [***] and listed on Schedule 14.1.1;

“Base Belgian Pension Transfer Amount” has the meaning ascribed to it in Paragraph 5.15(f) of Schedule 14;

“Base Dutch Pension Transfer Amount” has the meaning ascribed to it in Paragraph 6.17(e) of Schedule 14;

“Belgian Agreed Funding Ratio” has the meaning ascribed to it in Paragraph 5.15(g)(i) of Schedule 14;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Belgian Asset Transfer Date” has the meaning ascribed to it in Paragraph 5.15(f) of Schedule 14;

“Belgian Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 5.10 of Schedule 14;

“Belgian Base Funding Ratio” has the meaning ascribed to it in Paragraph 5.15(c) of Schedule 14;

“Belgian Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Belgium immediately prior to the Closing;

“Belgian Joint Information Letters” has the meaning ascribed to it in Paragraph 5.3 of Schedule 14;

“Belgian K-Dow Pension Plan” has the meaning ascribed to it in Paragraph 5.14 of Schedule 14;

“Belgian K-Dow Pension Vehicle” has the meaning ascribed to it in Paragraph 5.15 of Schedule 14;

“Belgian New Hires” has the meaning ascribed to it in Paragraph 5.13 of Schedule 14;

“Belgian Pension Fund” has the meaning ascribed to it in Paragraph 5.12 of Schedule 14;

“Belgian Pension Mediator” has the meaning ascribed to it in Paragraph 5.15(e) of Schedule 14;

“Belgian Pension Plan” has the meaning ascribed to it in Paragraph 5.13 of Schedule 14;

“Belgian Pension Report” has the meaning ascribed to it in Paragraph 5.15(c) of Schedule 14;

“Belgian Pension Transfer Amount” has the meaning ascribed to it in Paragraph 5.15(f) of Schedule 14;

“Belgian Reconciliation Date” has the meaning ascribed to it in Paragraph 5.15(g) of Schedule 14;

“Belgian Replacement Employee” has the meaning ascribed to it in Paragraph 5.5 of Schedule 14;

“Belgian Transferred Employees” means those Offered Belgian Employees and Belgian Replacement Employees who accept an offer in accordance with Paragraph 5 of Schedule 14 and become employees of K-Dow or the relevant Local Newco and the Non-Rejecting Affected Belgian Employees;

“Belgian Transition Period” has the meaning ascribed to it in Paragraph 5.12 of Schedule 14;

“Belgian Vested Reserve” has the meaning ascribed to it in Paragraph 5.15(c) of Schedule 14;

“Bisphenol A Supply Agreements” means the agreements in substantially the forms of Exhibits 29 and 28 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe and TDCC and KDP US LLC in relation to the U.S.A.;

“Brazilian Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 11.5 of Schedule 14;

“Brazilian Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Brazil immediately prior to the Closing;

“Brazilian Transferred Employee” has the meaning ascribed to it in Paragraph 11.1 of Schedule 14;

“Business” means the business of developing, manufacturing, distributing, marketing, and research into and sale of, the Primary Scope Products and developing, producing, purchasing, research into and the sale of Assigned Catalysts used in the manufacture of the Primary Scope Products, together with the assets, liabilities and activities located or conducted at the Transferred Sites (excluding the Retained Facilities) or at the Leased Real Estate on the Retained Sites, including the PE and PP Licensing Business, as conducted by Dow as at the date of this Agreement, but not including any Excluded Assets, MEG Canada, MEGlobal BV, EQP, or any of their respective subsidiaries, assets or businesses, or any part thereof or interest therein;

“Business Day” means a day (other than a Friday, Saturday or Sunday) on which banks in London, New York and Amsterdam are generally open for normal business;

[***]

“Business Services Agreements” means the Master Business Services Agreement, the Reverse Master Business Services Agreement and any companion agreements entered into between the relevant Dow entities and the relevant members of the K-Dow Group with respect thereto;

“Business Services Employees” has the meaning ascribed to it in Paragraph 13.1 of Schedule 14;

“Business Services Transferred Employee” has the meaning ascribed to it in Paragraph 13.1 of Schedule 14;

“Business Systems” means the “Systems”, as defined in the Master Business Services Agreement, together with the “Licensed MOD™ 5 Hardware” and “Licensed MOD™ 5 Software”, as defined in the Computerized Process Control Software License Agreements;

[***]

“Canadian Asset Transfer Agreement” means an agreement in substantially the form of Exhibit 119 to this Agreement between NSULC 1 and DCCI;

“Canadian Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 3.6 of Schedule 14;

“Canadian Co-Products Agreement” means an agreement in substantially the form of Exhibit 30 to this Agreement between TDCC and KDP US LLC;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Canadian Dollars” or “CAD” means lawful money of Canada;

“Canadian Newco” means an entity established in Canada by TDCC to which the Canadian Newco Employees shall be transferred on or prior to the Closing;

“Canadian Newco Employees” means those employed primarily in Canada by TDCC or its Affiliates who are not DCCI Continuing Employees;

“Canadian Pension Administration Applicable Percentage” has the meaning ascribed to it in Paragraph 3.13(c) of Schedule 14;

[***]

“Canadian Pension Mediator” has the meaning ascribed to it in Paragraph 3.12 of Schedule 14;

“Canadian Pension Plan” means the plan that is the result of the merger of the Dow Chemical Canada Inc. Salaried Pension Plan and the Union Carbide Pension Plan for Canadian Employees;

“Canadian Pension Report” has the meaning ascribed to it in Paragraph 3.10 of Schedule 14;

[***]

“Canadian Pension Transfer Amount” has the meaning ascribed to it in Paragraph 3.10 of Schedule 14;

“Canadian Pension Transfer Date” has the meaning ascribed to it in Paragraph 3.16 of Schedule 14;

“Canadian Plans” means pension and health and welfare plans or any other employee benefit plans maintained by DCCI for its current or former employees, including the Canadian Pension Plan and the Canadian Supplemental Income Plan as in effect on the date hereof;

“Canadian Supplemental Income Plan” means the Supplementary Income Plan for Employees of Dow Chemical Canada Inc.;

“Capacity Utilisation Rights Agreements” means the agreements in substantially the forms of Exhibits 31 and 32 to this Agreement between the relevant Dow entities and the relevant members of the K-Dow Group;

“Cash” means cash and cash equivalents (including marketable securities) in hand or credited to any account with any banking, financial, acceptance credit, lending or other similar institution or organisation, including all interest accrued thereon, in each case of any  Transferred Dow Entity, any Local Newco formed by Dow, any Transferred JV Entity or any PC JV Entity [***];

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Caustic Soda Supply Agreements” means the agreements in substantially the forms of Exhibits 34 and 33 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe and TDCC and KDP US LLC in relation to the U.S.A.;

[***]

“Chilean Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 10.4 of Schedule 14;

“Chilean Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Chile immediately prior to the Closing;

“Chilean Transferred Employee” has the meaning ascribed to it in Paragraph 10.1 of Schedule 14;

“Chlorine Supply Agreements” means the agreements in substantially the forms of Exhibits 36 and 35 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe and TDCC and KDP US LLC in relation to the U.S.A.;

“Citigroup” means Citigroup Global Markets Inc.;

“Claims” means any and all proceedings, actions, suits, assessments, reassessments or claims of whatsoever nature or kind including regulatory or administrative (whether or not under common law, on the basis of contract, negligence, strict or absolute liability or liability in tort, or arising out of requirements of Applicable Law), imposed on, incurred by, suffered by, or asserted against any Person or any property, absolute or contingent, provided that, except in the case of Clause 6.53, “Claims” shall not include any liability or other amount for Taxes;

“Closing” means the completion of the transactions contemplated by Clauses 2 and 3 of this Agreement;

“Closing Date” means:

(a)	2 January 2009;

(b)
if on or prior to 2 January 2009 any Condition Precedent is not satisfied (or waived by the Party entitled to the benefit of any Condition Precedent that is not so satisfied), the last Business Day of the calendar month in which all of the Conditions Precedent are satisfied (or waived); or

(c)	such other date as the Parties may agree in writing;

“Closing Macro Steps Plan” means the closing macro steps plan set out in Part B of Schedule 15, as may be amended in accordance with the provisions of this Agreement;

“Closing Time” means, if the Closing Date is 2 January 2009, 12:01 a.m. on 1 January 2009 and, if the Closing Date is any other day, 12:01 a.m. on the first day of the month immediately following the month in which the Closing Date occurs in the jurisdiction in which the relevant Dow entity entitled to the relevant Transferred Asset or liable in respect of the relevant Assumed Liabilities immediately prior to Closing has its principal place of

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

business (or if such entity has no principal place of business, in its jurisdiction of incorporation or formation);

“Code” means the U.S. Internal Revenue Code of 1986, as amended and the applicable rulings and regulations thereunder;

“Company” means each of the Local Newcos and each of the Transferred Dow Entities;

“Complementary Asset License Agreement” means an agreement in substantially the form of Exhibit 101 to this Agreement between DGTI and K-Dow;

“Computerized Process Control Software License Agreements” means the agreements in substantially the form of Exhibit 102 between the relevant Dow entities and the relevant members of the K-Dow Group;

“Conditions Precedent” means the conditions precedent to the obligations of the Parties to proceed to Closing, as set out in Clauses 5.1 to 5.3;

“Confirmed EBITDA” means the amount determined pursuant to Part A of Schedule 3;

“Contractual EBITDA” means [***];

“Control” and “Controlling” have the following meanings:

(a)
a body corporate is controlled by a Person if: (i) securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are beneficially owned by the Person; and (ii) the votes attached to those securities are sufficient to elect a majority of the directors of the body corporate;

(b)
an association, partnership or other organization is controlled by a Person if: (i) more than 50% of the ownership interests, however designated, into which the association, partnership or other organization is divided are beneficially owned by the Person; and (ii) the Person is able to direct the business and affairs of the association, partnership or other organization;

(c)
a body corporate, association, partnership or other organization is controlled by a Person if the Person has, directly or indirectly, control in fact of the body corporate, association, partnership or other organization; and

(d)
a body corporate, association, partnership or other organization that controls another body corporate, association, partnership or other organization is deemed to control any body corporate, association, partnership or other organization that is controlled or deemed to be controlled by the other body corporate, association, partnership or other organization;

“Cross-Indemnity Agreement” means the Cross-Indemnity, Guarantee and Set-Off Agreement in substantially the form of Exhibit 2 to this Agreement between TDCC, PIC and K-Dow;

“Data Room” means the electronic data room consisting of agreements, documents and instruments made available by Dow for review by PIC and its advisers through Intralinks;

“Daulat Americas” has the meaning ascribed to it in Schedule 15;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Daulat Canada” has the meaning ascribed to it in Schedule 15;

“Daulat Global” has the meaning ascribed to it in Schedule 15;

“Daulat Holdco” has the meaning ascribed to it in Schedule 15;

“Daulat Holding” has the meaning ascribed to it in Schedule 15;

“DCCI” has the meaning ascribed to it in Schedule 15;

“DCCI Continuing Employees” means the employees of DCCI as of Closing and those expatriate Employees whose home country is Canada immediately prior to Closing, listed in Schedule 14;

“DCFC” has the meaning ascribed to it in Schedule 15;

“DCH BV” has the meaning ascribed to it in Schedule 15;

[***]

“Deed of Restrictive Covenants” means a deed in substantially the form of Exhibit 4 to this Agreement between TDCC, PIC and K-Dow;

“Deferred Amount” means US$1,500,000,000;

“Deferred Amount Notes” means the notes in the form of Exhibit 7 to this Agreement in an aggregate amount equal to the Deferred Amount to be issued by PIC to TDCC (or as TDCC may designate) as follows:

(a)	one note (or, at TDCC’s request, several notes) due 31 January 2009 in an aggregate principal amount of $250,000,000;

(b)	one note (or, at TDCC’s request, several notes) due 28 February 2009 in an aggregate principal amount of $250,000,000;

(c)	one note (or, at TDCC’s request, several notes) due 31 March 2009 in an aggregate principal amount of $250,000,000;

(d)	one note (or, at TDCC’s request, several notes) due 30 April 2009 in an aggregate principal amount of $250,000,000;

(e)	one note (or, at TDCC’s request, several notes) due 31 May 2009 in an aggregate principal amount of $250,000,000;

(f)	one note (or, at TDCC’s request, several notes) due 30 June 2009 in an aggregate principal amount of $250,000,000;

“DE GmbH” has the meaning ascribed to it in Schedule 15;

“DEH BV” has the meaning ascribed to it in Schedule 15;

[***]

“DGTI” has the meaning ascribed to it in Schedule 15;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“DIA” has the meaning ascribed to it in Schedule 15;

“Difference” means the amount by which the Contractual EBITDA exceeds the Confirmed EBITDA as determined pursuant to Part A of Schedule 3 and shown in the EBITDA Statement provided that if Contractual EBITDA does not exceed the Confirmed EBITDA, the Difference shall be zero;

“Disclosed Remediation Works” means those works identified in Schedule 17 comprising TDCC’s reasonable assessment of such matters in relation to Pre-Closing Contamination as at the date of this Agreement;

“Disputed Initial Statement” has the meaning ascribed to it in Clause 4.6;

“Dispose” means to sell, assign, transfer (including by operation of law), exchange, give, alienate, voluntarily relinquish or by action or inaction suffer or permit to terminate or otherwise dispose of any property, asset, right, or Authorization and “Disposal”, “Disposed” and “Disposition” shall have a correlative meaning;

[***]

“Dollars” or “US$” means lawful money of the United States of America;

“Dow” means, collectively, TDCC and its Affiliates and including, prior to Closing, the Local Newcos formed by Dow;

“Dow AgroSciences de Colombia” means Dow AgroSciences de Colombia S.A., a sociedad anonima organized and existing under the laws of the Republic of Colombia;

“Dow AgroSciences LLC” means Dow AgroSciences LLC, a company organized and existing under the laws of the State of Delaware, United States of America;

“Dow AgroSciences Switzerland” means Dow AgroSciences Switzerland S.A., a société anonyme established under the laws of Switzerland;

“Dow Colombia” means Dow Quimica de Colombia S.A., a sociedad anonima organized and existing under the laws of the Republic of Colombia;

“Dow EQP Shares” means [***];

“Dow Germany” has the meaning ascribed to it in Schedule 15;

“Dow MEG Shares” means [***];

“Dow Relevant Subsidiaries” means: (a) each Affiliate of TDCC which is or will be a party to any Local Conveyance or other Transaction Document; (b) prior to Closing, the Local Newcos formed by Dow; and (c) the Transferred Dow Entities;

“Dow Singapore” has the meaning ascribed to it in Schedule 15;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Due Diligence Materials” means, collectively: (a) the Data Room; (b) the written information provided by Dow or its advisers in response to questions of PIC and its advisers; and (c) all written information provided by or on behalf of Dow to PIC and its advisers in the management presentations and expert sessions held at the offices of Shearman & Sterling LLP in New York from 28 January 2008 to 31 January 2008 inclusive and in site visits to Terneuzen and Tarragona from 4 March 2008 to 7 March 2008 inclusive, to North America and South America from 6 April 2008 to 22 April 2008 inclusive and to Europe from 6 April 2008 to 17 April 2008 inclusive;

“Dutch Agreed Funding Ratio” has the meaning ascribed to it in Paragraph 6.17(f)(i) of Schedule 14;

“Dutch Asset Transfer Date” has the meaning ascribed to it in Paragraph 6.17(e) of Schedule 14;

“Dutch Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 6.12 of Schedule 14;

“Dutch Base Funding Ratio” has the meaning ascribed to it in Paragraph 6.17(b) of Schedule 14;

“Dutch Civil Code Section 7:663” has the meaning ascribed to it in Paragraph 6.1(a) of Schedule 14;

“Dutch CV Agreement” means an agreement in substantially the form of Exhibit 5 to this Agreement between KDP GPCo, Daulat Holdco, Daulat Global, Daulat Canada, PIC Cayman and PICUS2;

“Dutch Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) The Netherlands immediately prior to the Closing;

“Dutch Joint Information Letters” has the meaning ascribed to it in Paragraph 6.3 of Schedule 14;

“Dutch K-Dow Pension Plan” has the meaning ascribed to it in Paragraph 6.16 of Schedule 14;

“Dutch K-Dow Pension Vehicle” has the meaning ascribed to it in Paragraph 6.17 of Schedule 14;

“Dutch New Hires” has the meaning ascribed to it in Paragraph 6.15 of Schedule 14;

“Dutch Pension Fund” has the meaning ascribed to it in Paragraph 6.14 of Schedule 14;

“Dutch Pension Mediator” has the meaning ascribed to it in Paragraph 6.17(d) of Schedule 14;

“Dutch Pension Plan” has the meaning ascribed to it in Paragraph 6.15 of Schedule 14;

“Dutch Pension Report” has the meaning ascribed to it in Paragraph 6.17(b) of Schedule 14;

“Dutch Pension Transfer Amount” has the meaning ascribed to it in Paragraph 6.17(e) of Schedule 14;

“Dutch Replacement Employee” has the meaning ascribed to it in Paragraph 6.7 of Schedule 14;

“Dutch Reconciliation Date” has the meaning ascribed to it in Paragraph 6.17(f) of Schedule 14;

“Dutch Transferred Employees” means those Offered Dutch Employees and Dutch Replacement Employees who accept an offer in accordance with Paragraph 6 of Schedule 14 and become employees of K-Dow or the relevant Local Newco and the Non-Rejecting Affected Dutch Employees;

“Dutch Transition Period” has the meaning ascribed to it in Paragraph 6.14 of Schedule 14;

“Dutch Vested Reserve” has the meaning ascribed to it in Paragraph 6.17(b) of Schedule 14;

“EA” means ethyleneamines;

“EBITDA” means earnings before all interest income, interest expense, minority interests’ share in income, income taxes, depreciation and amortisation; provided that [***];

“EBITDA Statement” means the EBITDA Statement, as agreed or determined in accordance with Clause 4 and Part A of Schedule 3;

“EDC Supply Agreement” means the agreement in substantially the form of Exhibit 37 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe;

[***]

“Employee Records” has the meaning ascribed to it in Paragraph 15.1 of Schedule 14;

“Employee Representative Body” means any union, works council or other agency or representative body certified or otherwise recognised for the purposes of bargaining collectively on behalf of any Employee.

“Employees” means employees of TDCC or an Affiliate of TDCC set forth on Schedule 14.1.1, which lists employees of TDCC or an Affiliate of TDCC who are: (a) principally associated with the Businesses within the Primary Scope and who are; (i) located at the Transferred Sites; or (ii) working at the Transferred Facilities; (b) allocated to the Businesses within the Primary Scope or the Transferred Assets; or (c) otherwise designated by TDCC: (i) to become employees of K-Dow or a relevant Local Newco; or (ii) to become or remain

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

employees of a Transferred Dow Entity in connection with the consummation of the transactions contemplated by this Agreement;

“Environment” means air [***], water [***], and land [***], organisms [***] and any other meaning given to Environment under any legislation;

“Environmental Claim” means any Claim, allegation, notice of violation, abatement order or other legally binding order or direction, prosecution, or other mandatory communication by any Government Authority or any other Person, including any Claim for or in respect of or arising out of or related or attributed to or based upon personal injury, sickness, disease or death, tangible or intangible property damage, cost recovery, contribution, indemnity, injunctive relief, damage (or risk thereof) to the Environment, violation of pollution standards, nuisance, pollution, contamination and/or for fines, penalties or restrictions, and all liabilities for or in respect of any Remedial Action, whether or not any of the foregoing arise under or by virtue of any Environmental Laws or breach thereof or the terms of any Authorization or breach thereof, in each case resulting from or based upon: (a) the existence of a Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Specified Substance, in, into or onto the Environment; (b) the use, handling, transportation, storage, treatment or disposal of Specified Substances; or (c) the violation, or alleged violation, of any Environmental Laws or any Authorizations issued pursuant to such Environmental Laws;

[***]

“Environmental Laws” means all Applicable Law relating to environmental matters or occupational health and safety as related to the exposure to any Specified Substance and for the avoidance of doubt including any laws having as a purpose or effect the protection of the Environment [***], the prevention of pollution and/or the provision of remedies in respect of damage arising therefrom;

[***]

“EOA” means ethanolamines;

[***]

“EQP” means [***];

“EQP Shares” means [***];

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“EQP Shareholders Agreement” means [***];

“EQP Transaction Documents” means [***];

[***]

“Equity Rights” means any instruments or contractual rights, including options, capable of being converted into, exchanged for or exercised for unissued Shares or other ownership interests of any class of a Person or giving the holder the right on the occurrence of any event or events, including on the payment of money, whether or not such event or events have occurred, to require delivery of unissued Shares or other ownership interests of any class of a Person, and includes options, warrants, conversion or exchange privileges and similar rights;

“ERISA” has the meaning ascribed to it in Clause 6.98;

“Escrow Account” means the interest-bearing escrow account held in the joint names of TDCC and PIC into which the Escrow Amount is to be paid at Closing;

“Escrow Agent” means Bank of America National Association;

“Escrow Agreement” means the custody and escrow agreement in substantially the form of Exhibit 6 to this Agreement between the Escrow Agent, TDCC and PIC;

“Escrow Amount” means the amount of US$225,000,000;

“ESPP” has the meaning ascribed to it in Paragraph 1.7 of Schedule 14;

“Estimated Net Indebtedness” has the meaning ascribed to it in Clause 4.1;

“Estimated Working Capital Amount” means $1,400,000,000;

“Ethylene Oxide Supply Agreement” means an agreement in substantially the form of Exhibit 38 to this Agreement between TDCC and KDP US LLC in relation to the U.S.A.;

“Ethylene Supply Agreements” means the agreements in substantially the forms of Exhibits 39, 40 and 41 to this Agreement between TDCC and KDP US LLC in relation to the U.S.A., DE GmbH and KDP Switzerland in relation to Northern Europe and KDP Switzerland and DE GmbH in relation to Tarragona;

[***]

“Excluded Assets” means the assets listed in Schedule 6;

“Excluded Claims” means all Claims which Dow may have (including from an insurer) in respect of the Business or any Transferred Assets, in each case to the extent such Claim has occurred and accrued on or before the Closing Time;

“Excluded Liability” means any liability which does not relate to the Business and which is retained by K-Dow or any member of the K-Dow Group following the transfer to K-Dow or the K-Dow Group of any of the Transferred Dow Entities, excluding any Assumed Liabilities

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

and the liabilities of MEG Canada, MEGlobal BV and EQP and any of their respective subsidiaries or business or any part thereof or interest therein;

“Executive Management Leaders” has the meaning ascribed to it in Paragraph 21.1 of Schedule 14;

“Expanded TDCC Retiree Plans” has the meaning ascribed to it in Paragraph 2.31 of Schedule 14;

“Expanded TDCC U.S. Welfare Plans” has the meaning ascribed to it in Paragraph 2.27 of Schedule 14;

“Facilities Operating Agreements” means the agreements in substantially the forms of Exhibits 76 and 80 to this Agreement between the relevant Dow entities and the relevant members of the K-Dow Group;

“Financial Derivatives” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and when calculating the value of any derivative transaction, only the mark to market value shall be taken into account);

“Further Amount” means $1,600,000,000;

“Further Amount Note” means one note (or, at TDCC’s request, several notes) due 6 January 2009 in the form of Exhibit 7 to this Agreement in an aggregate amount equal to the Further Amount to be issued by PIC Cayman;

“GAAP” or “generally accepted accounting principles” means accounting principles generally accepted in the United States of America;

[***]

“German Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 4.11 of Schedule 14;

“German Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Germany immediately prior to the Closing;

“German Joint Information Letters” has the meaning ascribed to it in Paragraph 4.3 of Schedule 14;

“German Pension Schemes” has the meaning ascribed to it in Paragraph 4.13 of Schedule 14;

“German Replacement Employee” has the meaning ascribed to it in Paragraph 4.6 of Schedule 14;

“German Transferred Employees” means those Offered German Employees and German Replacement Employees who accept an offer in accordance with Paragraph 4 of Schedule 14

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

and become employees of K-Dow or the relevant Local Newco and the Non-Rejecting Affected German Employees;

“Good Industry Practice” means [***];

“Goodwill” means the goodwill of Dow relating to the Business and the Intellectual Property;

“Government Authority” means [***];

“Gross Credit Sales” has the meaning ascribed to it in Part C of Schedule 3;

“Gross Negligence” means [***];

“Ground Leases” means: (a) the ground leases; (b) the hereditary building rights agreements; (c) transfers with reservation of ground lease and right of superficies; (d) the right of use agreement; and (e) the surface right deed, in each case relating to the Transferred Facilities at Retained Sites and to Retained Facilities at Transferred Sites in substantially the forms of Exhibits 60, 61, 62, 63, 64, 65, 66, 67, 68, 69 and 72 of this Agreement;

“Guarantee” means any guarantee, assurance, indemnity, surety, warranty, statement or commitment of whatever sort;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“HR Liabilities” means (a) all employment- or benefits-related liabilities, obligations, costs, claims and demands, including, but not limited to, wages, bonuses, variable compensation and benefits under applicable plans (including retiree welfare benefits), severance pay, termination pay, vacation pay, notice of termination of employment or pay in lieu of such notice, damages payable in connection with a termination of employment, employment-related Taxes or (b) claims made by any Employee or any Employee Representative Body in relation to any failure to comply with any obligations to obtain advice from or notify, inform and/or consult with any Employee or Employee Representative Body, or any fines or penalties imposed by any Government Authority in respect of such a failure;

[***]

“Indebtedness” means without duplication: (a) all indebtedness for borrowed money (owed to Dow or third parties) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument; (c) all obligations under financing or capital leases required to be treated as debt under GAAP; and (d) out-of-the-money Financial Derivatives and the other items agreed to be treated as Indebtedness as set forth in Part II of Paragraph 1 of Part B of Schedule 3, in each case of any Transferred Dow Entity, any Local Newco formed by Dow, any Transferred JV Entity or any PC JV Entity, whether assumed pursuant to this Agreement or the Transaction Documents or retained by a Transferred Dow Entity, but not including: (i) any indebtedness to the extent included in Target Working Capital or Actual Working Capital; (ii) any amounts to the extent such amounts relate to matters that are the subject of indemnification by TDCC or UCC under this Agreement or the UCC Agreement; (iii) any liabilities for Taxes; or (iv) any Indebtedness owing from one K-Dow Group Company to another K-Dow Group Company.  For the purposes of Part B of Schedule 3 the amounts in (a) to (d) above will be stated at redemption value, except with respect to items in Part B of Schedule 3 that are identified as fixed amounts or for which the manner of determining such amount is specified;

“Indemnified Claim” has the meaning ascribed to it in Clause 13.8(a);

“Indemnified Party” has the meaning ascribed to it in Clause 13.8;

“Indemnifying Party” has the meaning ascribed to it in Clause 13.8;

“Initial Actual Working Capital Statement” has the meaning ascribed to it in Clause 4.2(e);

“Initial EBITDA Statement” has the meaning ascribed to it in Clause 4.2(b);

“Initial Net Indebtedness Statement” has the meaning ascribed to it in Clause 4.2(c);

“Initial Purchase Price” has the meaning ascribed to it in Clause 3.5;

“Initial Statements” means the Initial EBITDA Statement, the Initial Net Indebtedness Statement, the Initial Target Working Capital Statement and the Initial Actual Working Capital Statement;

“Initial Target Working Capital Statement” has the meaning ascribed to it in Clause 4.2(d);

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Insolvency Event” means an event in relation to a Person, where:

(d)
the Person commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, reorganization or other similar law of any jurisdiction now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action in any jurisdiction to authorize any of the foregoing;

(e)
an involuntary case or other proceeding is commenced against the Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(f)	an order for relief shall be entered against that Person under the United States Federal, state or other bankruptcy laws or the bankruptcy laws of any other jurisdiction as now or hereafter in effect;

“Intellectual Property” or “IP” means (a) patents and pending patent applications; (b) trademarks, service marks, trade names and trade dress; (c) copyrights, including copyrights in computer software; (d) confidential and proprietary information, including trade secrets; (e) data base rights; (f) design rights and rights in designs; (g) rights in domain names; (h) rights in know-how; (i) all other intellectual property rights subsisting now or in the future, anywhere in the world; and (j) registrations, right to register and pending applications for registration of the foregoing;

“Intellectual Property Assignment Agreements” means the agreements in the form of Exhibit 103 to this Agreement relating to IP to be assigned between the relevant Dow entities and the relevant members of the K-Dow Group;

“Intellectual Property License Agreements” means the agreements in substantially the form of Exhibit 104 to this Agreement relating to IP to be licensed between the relevant Dow entities and the relevant members of the K-Dow Group;

“Interest” has the meaning ascribed to it in Clause 11.12;

“Interim Period” means the period between: (a) the date of this Agreement; and (b) the Closing Date;

“Inventory” means, at a time, and as applicable, Dow’s inventories of raw materials, packaging supplies, semi-finished and finished goods, purchased supplies and catalysts and other items such as spare parts that, in accordance with Dow’s standard accounting practice, are treated as inventory, held by Dow for the Business, at the time.

“IRS” has the meaning ascribed to it in Paragraph 2.12 of Schedule 14;

“JPMorgan” means J.P. Morgan plc;

“JV Comfort Letter” means the letter in substantially the form of Exhibit 8 to this Agreement from TDCC to KPC;

“KDP Colombia” has the meaning ascribed to it in Schedule 15;

“KDP Co-op” has the meaning ascribed to it in Schedule 15;

“KDP DGTI1” has the meaning ascribed to it in Schedule 15;

“KDP GPCo” has the meaning ascribed to it in Schedule 15;

“KDP GPCo Shareholders’ Agreement” means an agreement in substantially the form of Exhibit 9 to this Agreement between Daulat Holding, PIC and KDP GPCo;

“KDP HK” has the meaning ascribed to it in Schedule 15;

“KDP Switzerland” has the meaning ascribed to it in Schedule 15;

“KDP UC LLC” has the meaning ascribed to it in Schedule 15;

“KDP US LLC” has the meaning ascribed to it in Schedule 15;

“K-Dow” has the meaning ascribed to it in Schedule 15;

“K-Dow Canada” means K-Dow Canada ULC, an unlimited liability company organized under the laws of Nova Scotia, which is the successor company to Dow Chemical Canada Inc. (following its continuation and conversion);

“K-Dow Group” means KDP GPCo, K-Dow and Persons under K-Dow’s Control from time to time;

“K-Dow HR Committee” has the meaning ascribed to it in the KDP GPCo Shareholders’ Agreement;

“K-Dow Reserve Agreement” has the meaning ascribed to it in Paragraph 8.17 of Schedule 14;

“KPC” means Kuwait Petroleum Corporation, incorporated in the State of Kuwait;

“KPC Hydrocarbons Comfort Letter” means the letter in substantially the form of Exhibit 10 to this Agreement from KPC to TDCC;

“KPC Transaction Comfort Letter” means the letter dated on or about the date of this Agreement from KPC to TDCC;

“Labour Organisation” means the Local No. 564, International Union of Operating Engineers, AFL-CIO;

“Last 3 Months” has the meaning ascribed to in Part C of Schedule 3;

“Leased Plant and Equipment” means the Leased Rail Cars and the LHC-1 ethylene cracker located at Fort Saskatchewan;

“Leased Rail Cars” means those rail cars leased by Dow and identified as such in Schedule 12;

“Leased Real Estate” means the land located at the Retained Sites, which relates to the Transferred Facilities, as more particularly described in Schedule 6.11;

[***]

“Licensed IP” means all Intellectual Property to be licensed to the K-Dow Group under any Transaction Document;

“Local Conveyances” means the Canadian Asset Transfer Agreement and the contribution agreements, demerger agreements, asset transfer agreements, share transfer agreements (for the Transferred Dow Entities and the Local Newcos formed by Dow and for any demerged companies), bills of sale/assignment and assumption agreements and real estate transfers between Dow and the K-Dow Group pursuant to which the Transferred Assets and the Assumed Liabilities are transferred to or assumed by the K-Dow Group;

“Local Newcos” means legal entities (whether or not having separate legal personality) incorporated or formed or to be incorporated or formed by Dow or PIC or its Affiliates for the purposes of the transactions contemplated by this Agreement including the Steps Plans;

“Local Newco 401(k) Plan” has the meaning ascribed to it in Paragraph 2.23 of Schedule 14;

“Local Newco Retiree Welfare Plans” has the meaning ascribed to it in Paragraph 2.32 of Schedule 14;

“Local Newco U.S. Welfare Plans” has the meaning ascribed to it in Paragraph 2.28 of Schedule 14;

“Losses” means all debts, costs, expenses, liabilities, obligations, losses, damages and penalties of whatsoever nature or kind and, except as otherwise expressly provided in this Agreement, includes all reasonable out-of-pocket costs, disbursements and expenses paid or incurred by the relevant Person in defending any Claim, provided that “Losses” shall, except in the case of Clause 6.53, not include any liability or other amount for Taxes and provided further that, for the purposes of Clause [***] only, “Losses” shall include amounts payable by any Dow Transferred Entity as a result of Third Party Claims pursuant to contractual indemnification obligations in respect of Taxes (other than any amounts payable pursuant to [***]);

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Major Jurisdictions” means the United States, Canada, Germany, The Netherlands, Belgium, Spain, Switzerland, Argentina, Chile and Brazil;

“Management Agreement” has the meaning ascribed to it in Paragraph 5.13 of Schedule 14;

“Marketing Letter Agreement” means a letter agreement in substantially the form of Exhibit 42 to this Agreement between TDCC and K-Dow or an Affiliate of K-Dow;

“Master Business Services Agreement” means the agreement in substantially the form of Exhibit 95 to this Agreement between TDCC and K-Dow;

“Material Adverse Change” means:

(a)	any condition, event or development;

(b)	the enactment, repeal or amendment of, or final change in the administration by a Government Authority charged with the administration of, any Applicable Law; or

(c)	imposition by a Government Authority of any requirement having the force of law unless a stay order or exemption from compliance therewith is in effect,

that has resulted in a change that is material and adverse to the Business as a whole as it will be conducted from the Closing Date, after giving effect to the Transaction Documents, or the assets thereof or results of operation of the Business as a whole except any of the foregoing resulting from or arising in connection with: (i) this Agreement, the transactions contemplated thereby or the announcement thereof; (ii) changes or conditions generally affecting the global petrochemical industry; or (iii) changes in economic, regulatory or political conditions generally;

“Material Adverse Effect” means an effect that:

(a)	would reasonably be expected to prevent the consummation of the transactions contemplated by Clauses 2 and 3; or

(b)
in relation to a warranty, covenant or agreement by TDCC or a condition in favour of PIC, in the case of any single breach of warranty, covenant or agreement (in each such case, in one or more respects) alone or together with all other breaches of warranty that are relevant to the determination of whether there has been a Material Adverse Effect, is material and adverse to the Business as a whole as it will be conducted from the Closing Date, after giving effect to the Transaction Documents, or the assets thereof or the results of operation of the Business as a whole [***], except any such effect resulting from or arising in connection with: (i) this Agreement, the transactions contemplated thereby or the announcement thereof; (ii) changes or conditions generally affecting the global petrochemical industry; or (iii) changes in economic, regulatory or political conditions generally;

“Material Contracts” means:

(a)	sales, marketing and swap contracts and co-production arrangements, feedstocks and other supply contracts and contracts for handling and transportation of any Primary

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Scope Product, whether with railways, terminals, port authorities and shipping companies, and any Rail Car Maintenance Leases, Rail Car Net Leases and Rail Car Finance Leases, in each case under which the financial obligations or receipts would reasonably be expected to exceed [***] in any year following Closing including those listed in Schedule 6.12;

(b)
contracts between any Transferred JV Entity or PC JV Entity and Dow: (i) which are listed in Schedule 6.12; or (ii) under which the financial obligations or receipts would reasonably be expected to exceed [***] in any year following Closing; and

(c)
contracts whereby Dow is licensed by a third party, or licenses a third party, to use any Intellectual Property for the purposes of the Business: (i) which are listed in Schedule 6.12; or (ii) under which the financial obligations or receipts for use of the Intellectual Property (exclusive of payments for equipment or services) would reasonably be expected to exceed [***] in any year following Closing, in each case, provided any such contract primarily relates to the Business and excluding any contracts solely between Dow entities;

“MEG Canada” has the meaning ascribed to it in Schedule 15;

[***]

“MEG Shareholders’ Agreement” means [***];

[***]

“MEGlobal BV” has the meaning ascribed to it in Schedule 15;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

“MEGlobal Shares” means the Dow MEG Shares, the PIC MEG Shares and the PIC Canada MEG Shares;

[***]

“MEGlobal Transaction Documents” means [***];

[***]

“Methylene Chloride Supply Agreements” means the agreements in substantially the forms of Exhibits 44 and 43 to this Agreement between DE GmbH and KDP Switzerland in relation to Europe and TDCC and KDP US LLC in relation to the U.S.A.;

“MOD Purchase Authorization Agreement” means an agreement in substantially the form of Exhibit 105 to this Agreement between TDCC and KDP US LLC;

“Nantong DAS” means Nantong DAS Chemical Company Limited, a limited liability company organized and existing under the laws of The People’s Republic of China;

“Net Indebtedness” means the items of Indebtedness set out in Part B of Schedule 3 less Cash as determined in accordance with Clause 4 and Part B of Schedule 3, in each case as of the close of business on the Closing Date;

“Net Indebtedness Statement” means the Net Indebtedness Statement, as agreed or determined in accordance with Clause 4 and Part B of Schedule 3;

“NLRA” has the meaning ascribed to it in Paragraph 2.6 of Schedule 14;

“Non-Rejecting Affected Belgian Employees” means the Affected Belgian Employees other than the Rejecting Affected Belgian Employees;

“Non-Rejecting Affected German Employees” means the Affected German Employees other than the Rejecting Affected German Employees;

“Non-Rejecting Affected Dutch Employees” means the Affected Dutch Employees other than the Rejecting Affected Dutch Employees;

“Non-Rejecting Affected Swiss Employees” means the Affected Swiss Employees other than the Rejecting Affected Swiss Employees;

“Non-Rejecting Pension Dutch Transferred Employees” has the meaning ascribed to it in Paragraph 6.17(b) of Schedule 14;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

“Novation Agreement” means an agreement between Dow, a member of the K-Dow Group and a third party pursuant to which a prior agreement between Dow and a third party is extinguished and such member of the K-Dow Group acquires the rights and assumes the obligations of Dow under such prior agreement;

“NSULC 1” has the meaning ascribed to it in Schedule 15;

“Objection Notice” has the meaning ascribed to it in Clause 4.6(a);

“Occupancy Agreements” means the agreement to be applied to the Off-Site Locations, the agreement to be applied to Bahia Blanca and the agreement to be applied to Prentiss in substantially the forms of Exhibits 73, 74 and 75 to this Agreement respectively;

“Octene Supply Agreements” means the agreements in substantially the forms of Exhibits 46 and 45 to this Agreement between KDP Switzerland and DE GmbH in relation to Europe and KDP US LLC and TDCC in relation to the U.S.A.;

“Offered Belgian Employees” means those Belgian Employees other than the Affected Belgian Employees and the Belgian Replacement Employees;

“Offered Dutch Employees” means those Dutch Employees other than the Affected Dutch Employees and the Dutch Replacement Employees;

“Offered German Employees” means those German Employees other than the Affected German Employees and the German Replacement Employees;

“Offered Spanish Employees” means those Spanish Employees other than the Affected Spanish Employees and the Spanish Replacement Employees;

“Offered Swiss Employees” means those Swiss Employees other than the Affected Swiss Employees and the Swiss Replacement Employees;

“Off-Site Locations” means those certain dedicated and shared parts or parcels of the ancillary locations listed in Schedule 13 that are used by the Business;

[***]

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

[***]

“Other Offered Employees” has the meaning ascribed to it in Paragraph 14.1 of Schedule 14;

“Other Rail Car Finance Leases” means those leases identified as Other Rail Car Finance Leases in Schedule 12;

“Other Transferred Employees” means those Other Offered Employees who accept K-Dow’s or the relevant Local Newco’s offer of employment and become employees of K-Dow or the relevant Local Newco;

“Outside Date” means six months from the date of this Agreement and as may be extended pursuant to Clause 10.1;

“Owned Rail Cars” means those rail cars owned by Dow and identified as such in Schedule 12;

“PA Program” has the meaning ascribed to it in Paragraph 1.11 of Schedule 14;

“Partially Transferred Contracts” means those contracts to which Dow is a party and any offers made by Dow which will give rise to a contract if accepted by any third party without the need for any further action on the part of Dow that relate partially but not wholly to the Business and which are unperformed (wholly or partly) at Closing including the relevant Rail Car Maintenance Leases, Rail Car Finance Leases and Rail Car Net Lease, but excluding: any other leases relating to Rail Cars, any contracts solely between Dow entities, the Transferred JV Agreements, any leases, tenancies or licenses relating to any real property, any employment contracts and any contracts that are to be utilized or relied upon by Dow in providing goods or services to the K-Dow Group under any Transaction Document;

“Participation Plans” has the meaning ascribed to it in Paragraph 18.1 of Schedule 14;

“Party” or “Parties” means, PIC, TDCC or, where the context requires, K-Dow;

“Payment Date” has the meaning ascribed to it in Clause 3.2;

“PBB” has the meaning ascribed to it in Schedule 15;

“PBGC” has the meaning ascribed to it in Paragraph 2.12 of Schedule 14;

“PC” means polycarbonate resin;

“PC Compounds & Blends” means compounded and/or blended products that contain greater than 50% content of PC by weight;

“PC JV Accounts” means, in respect of each PC JV Entity, such audited income statement and audited balance sheet of the relevant PC JV Entity as is referred to, and further described, in Schedule 6.52, in each case in respect of the relevant period and/or as at the relevant date set out in respect thereof in Schedule 6.52;

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“PC JV Agreement” means any shareholder, partnership or joint venture agreements or constitutional documents that relate to the PC JV Entities;

“PC JV Entities” means those companies identified as such in Part B of Schedule 8;

“PC Supply Agreements” means the agreements in substantially the forms of Exhibits 48 and 47 to this Agreement between KDP Switzerland and DE GmbH in relation to Europe and KDP US LLC and TDCC in relation to the U.S.A.;

“PE” means polyethylene with a density of 0.905 grams per cubic centimetre or above together with ATTANETM ultra low-density polyethylene resins with densities below 0.905 grams per cubic centimetre that were developed by Dow prior to the Closing Date but excluding AFFINITYTM, ENGAGETM and DFDA-1010 NT7 and GRSN-1539 NT7 FLEXOMER resins with densities of 0.905 or above grams per cubic centimetre that were developed by Dow prior to the Closing Date;

“PE and PP Licensing Business” means Dow’s business of licensing-out PE and PP technology to third parties, excluding such business of Univation Technologies, LLC;

“Pension Belgian Transferred Employees” has the meaning ascribed to it in Paragraph 5.15(c) of Schedule 14;

“Percentage Share” means with respect to a particular Transferor Dow Entity, the relevant percentage indicated in the Local Conveyance to which such Transferor Dow Entity is a party;

“Permitted Encumbrances” means, with respect to any assets or any part thereof:

(a)
the right reserved to or vested in any Government Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit that affects any land, to terminate any such lease, license, franchise, grant or permit or to require annual or other periodic payments as a condition to the continuance thereof;

(b)
liens for Taxes, assessments or governmental charges, and statutory liens, deemed trusts and other Security Interests in favour of a Government Authority arising by statute or operation of law and which relate to or secure obligations, in each case not at the time due and delinquent;

(c)
undetermined or inchoate liens and charges incidental to construction or current operations which have not been filed pursuant to Applicable Law against the assets or which relate to obligations not due or delinquent;

(d)
easements, rights-of-way, servitudes or other similar rights in land (including, rights-of-way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light and power and telephone or telegraph or cable television conduits, poles, wires and cables and hunting and trapping lines) granted to or reserved or taken by other Persons which individually and in the aggregate do not materially detract from the value of the affected assets or materially impair the use of a material part of such assets in the operation of the Business;

(e)	in the case of the Retained Sites, any easements, rights of way or access rights reserved for the benefit of Dow in any Transaction Document;

(f)	security given by the affected Party to a public utility or any Government Authority when required by such utility or Government Authority, which individually and in the aggregate do not materially detract from the value of the affected assets or materially impair the use of a material part of such assets in the operation of the business;

(g)	leases entered into in the ordinary course of business with respect to personal property of a minor nature;

(h)
reservations, limitations, conditions, exceptions and provisos in any original grants from the Crown or other Government Authority and any land or interests therein and those imposed or implied by law;

(i)	with respect to Real Estate, the requirements set out in Schedule 19;

(j)
the registrations on title to: (i) the Transferred Real Estate described in Schedules 9 and 10; (ii) the Leased Real Estate described in Schedules 9 and 10; (iii) title or survey defects or irregularities and standard easements or encumbrances and which are either of a minor nature or, individually or in the aggregate, will not materially impair the value of or materially interfere with the use of the affected assets; and (iv) all matters of public record as of the date of this Agreement;

(k)
any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any Security Interest or right referred to in the preceding subparagraphs (a) to (j) inclusive of this definition, so long as any such extension, renewal or replacement of such Security Interest or right is limited to all or any part of the same property that secured the Security Interest or right extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

(l)	with respect to Intellectual Property, licenses and other obligations entered into in the usual and ordinary course of business; and

(m)
any Security Interests, rights of first refusal, purchase options or other adverse rights, interests, restrictions, covenants or encumbrances of whatsoever nature to the extent waived or released prior to Closing or arising pursuant to Applicable Law, or, for the purposes of the warranties given pursuant to Clause 6 or 7 as at the date hereof, which are reasonably expected as at the date hereof to be waived or released prior to Closing;

“Person” means an individual, a partnership, a corporation, a limited or unlimited liability company, a trust, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

“Petroquímica Dow” has the meaning ascribed to it in Schedule 15;

“PIC Actuary” has the meaning ascribed to it in Paragraph 2.15 of Schedule 14;

“PIC Canada” has the meaning ascribed to it in Schedule 15;

“PIC Canada Coop” has the meaning ascribed to it in Schedule 15;

“PIC Canada MEG Shares” means [***];

“PIC Canada Shares” means the entire issued share capital of PIC Canada;

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“PIC Cayman” has the meaning ascribed to it in Schedule 15;

“PIC Encumbrances” means any Security Interests, rights of first refusal, option or other adverse right that could apply to burden the membership interests in KDP US LLC and KDP DGTI1 other than any Security Interest or other adverse right that might arise or apply by operation of law solely as a result of the acquisition, holding or transfer by PIC or a PIC Relevant Subsidiary of the membership interests in KDP US LLC and KDP DGTI1 in accordance with the Closing Macro Steps Plan;

“PIC EQP Shares” means [***];

“PIC MEG Shares” means [***];

“PIC Relevant Subsidiary” means PIC, its Affiliates and, prior to Closing, the Local Newcos formed by PIC;

“PICUS2” has the meaning ascribed to it in Schedule 15;

“Place of Closing” means the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 or 850 Third Avenue New York, NY 10022;

“Plans” has the meaning ascribed to it in Clause 6.90;

“Polyethylene Supply Agreements” means the agreements in substantially the forms of Exhibits 51, 50 and 49 to this Agreement between K-Dow Canada and NSULC1 in relation to Canada, KDP Switzerland and DE GmbH in relation to Europe and KDP US LLC and TDCC in relation to the U.S.A.;

“Pooling Agreement” means the agreement in substantially the form of Exhibit 52 to this Agreement between DE GmbH and KDP Switzerland;

“Post-Closing Contamination” means any contamination of soil, surface water or groundwater by Specified Substances at in on under or from the Retained Sites or the Real Estate Assets (as applicable) which is first present after the Closing Time;

“PP” means polypropylene resin, including homopolymer, random copolymer and impact copolymer resin products, with each of these copolymer resin products containing at least 60% content of propylene by weight;

“PP Supply Agreements” means the agreements in substantially the forms of Exhibits 54 and 53 to this Agreement between KDP Switzerland and DE GmbH in relation to Europe and KDP US LLC and TDCC in relation to the U.S.A.;

“Pre-Closing Contamination” means any contamination of soil, surface water or groundwater by Specified Substances at in on under or from any Real Estate which is present at or prior to the Closing Time whether or not such contamination has since migrated beyond the Real Estate;

“Pre-Closing Macro Steps Plan” means the pre-closing macro steps plan set out in Part A of Schedule 15, as may be amended in accordance with the provisions of this Agreement;

“Primary Scope” means: (a) research, development, manufacture, distribution, marketing and sale of Primary Scope Products; and (b) research, development, production and purchase of catalysts that are to be used in the manufacture of the Primary Scope Products;

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Primary Scope Products” means commercial and developmental grades of EA, EOA, PE, PP, PC and PC Compounds & Blends;

“Principal Amount” has the meaning ascribed to it in Clause 4.21;

“Product Agreements” means the ABS Supply Agreements, the Pooling Agreement, the Capacity Utilisation Rights Agreements, the Marketing Letter Agreement, the Amines Supply Agreements, the Ethylene Supply Agreements, the Propylene Supply Agreements, the Pygas Supply Agreements, the Canadian Co-Products Agreement, the Bisphenol A Supply Agreements, the Polyethylene Supply Agreements, the Octene Supply Agreements, the EDC Supply Agreement, the Caustic Soda Supply Agreements, the PC Supply Agreements, the Chlorine Supply Agreements, the Ethylene Oxide Supply Agreement, the PP Supply Agreements and the Methylene Chloride Supply Agreements;

“Proprietary IP Rights” means rights to be granted or transferred to K-Dow in Licensed IP or Assigned IP;

“Propylene Supply Agreements” means the agreements in substantially the forms of Exhibits 55, 56 and 57 to this Agreement between TDCC and KDP US LLC in relation to the U.S.A., DE GmbH and KDP Switzerland in relation to Northern Europe and DE GmbH and KDP Switzerland in relation to Tarragona;

“Prudential” has the meaning ascribed to it in Paragraph 2.18 of Schedule 14;

“Purchase Price” means the Initial Purchase Price as adjusted in accordance with Clause 4;

“Pygas Supply Agreements” means the agreements in substantially the forms of Exhibits 59 and 58 to this Agreement between DE GmbH and KDP Switzerland in relation to Tarragona and TDCC and KDP US LLC in relation to Bahia Blanca;

“Rail Cars” means the Owned Rail Cars and the Leased Rail Cars;

“Rail Car Finance Leases” means those leases identified as Rail Car Finance Leases in Schedule 12;

“Rail Car Leverage Lease” means the lease identified as a Rail Car Leveraged Lease in Schedule 12;

“Rail Car Maintenance Leases” means those leases identified as Rail Car Maintenance Leases in Schedule 12;

“Rail Car Net Leases” means those leases identified as Rail Car Net Leases in Schedule 12;

“Rail Car Synthetic Lease” means the lease identified as a Rail Car Synthetic Lease in Schedule 12;

“Rail Car Sub-Leases” means sub-leases in substantially the forms of Exhibits 123 to 130 to this Agreement between the relevant Dow entities and the relevant members of the K-Dow Group;

“Rate” means, for any Additional Amount Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by TDCC from time to time) at approximately 11.00 a.m. (London time), two Business Days prior to the commencement of such Additional Amount Period, for Dollar deposits (for delivery on the first day of such Additional Amount Period) for a six month period, provided that, if such rate is not available at such time for any reason, then the Rate for such Additional Amount Period shall be the rate per annum at which deposits in Dollars for delivery on the first day of such Additional Amount Period in same day funds in the approximate amount of the relevant Principal Amount and for a six month period would be offered by the Escrow Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11.00 a.m. (London time) two Business days prior to the commencement of such Additional Amount Period; all computations of such additional amounts shall be made on the basis of a year of 360 days for the actual days elapsed;

“Real Estate” means the Transferred Real Estate and the Leased Real Estate;

“Real Estate Assets” means the real estate used in the Business (other than as conducted by the Transferred JV Entities or PC JV Entities) being:

(a)	the Leased Real Estate; and

(b)	the Transferred Real Estate;

“Regulatory Item” has the meaning ascribed to it in Clause 9.11;

“Regulatory Matters” has the meaning ascribed to it in Clause 9.5;

“Regulatory Outcomes” means the Authorizations from Government Authorities described in Schedule 5 to this Agreement;

“Rejecting Affected Belgian Employees” means those Affected Belgian Employees who object to being transferred to the relevant Local Newco pursuant to [***];

“Rejecting Affected Dutch Employees” means those Affected Dutch Employees who object to being transferred to the relevant Local Newco pursuant to the Dutch Civil Code Section 7:663;

“Rejecting Affected German Employees” means those Affected German Employees who object to being transferred to the relevant Local Newco pursuant to German Civil Code Section 613a(6);

“Rejecting Affected Spanish Employees” means those Affected Spanish Employees who obtain a final judgment from a Spanish labour court declaring their right to be reinstated with TDCC or one of its Affiliates;

“Rejecting Affected Swiss Employees” means those Affected Swiss Employees who object to being transferred to the relevant Local Newco pursuant to Article 333 of the Swiss Code of Obligations;

“Release” means, when used as a noun, any presence, spill, emission, leaking, leaching, pumping, pouring, injection, withdrawal, escaping, deposit, disposal, discharge, dispersal, migration or release in or into the indoor or outdoor environment, or in, into or out of any vessel or facility (including an underground storage cavern), including movement through air, soil, surface water, ground water, subsurface elements or property, of any Specified Substance; and when used as a verb has a correlative meaning;

“Relevant Amount” has the meaning ascribed to it in Clause 13.10(b);

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Relevant Jurisdictions” means the jurisdictions of formation or incorporation of the Local Newcos and the Transferred Dow Entities;

“Remaining Employees” means those Employees not primarily employed in a Major Jurisdiction as at the Closing Date;

“Remaining Jurisdictions Assumed Pre-Closing HR Liabilities” means all obligations and liabilities with respect to Remaining Transferred Employees arising as a result of any action, omission, failure to act or other matter or thing which occurred or accrued before, on or after the Closing Time for: (a) severance or termination pay, or damages payable in connection with a termination of employment with K-Dow or the relevant Local Newco following the Closing Time; (b) all accrued vacation pay entitlements and accrued but unused vacation entitlements; (c) retiree welfare benefits; and (d) pension benefits and entitlements (except as provided in Paragraph 12.3 of Schedule 14); provided, however, that Remaining Jurisdictions Assumed Pre-Closing HR Liabilities shall not include (y) any Claim made by a Remaining Transferred Employee on or prior to the Closing Time; or (z) any breach by TDCC or its Affiliates of an obligation to make any payment, or to provide any benefit to or in respect of a Remaining Transferred Employee, in the case of either (y) or (z) due and owing on or prior to the Closing Time;

“Remaining Transferred Employee” has the meaning ascribed to it in Paragraph 12.1 of Schedule 14;

“Remedial Action” means any action that is required by a Government Authority [***] under Environmental Laws [***] to: (a) clean up, remediate, remove, treat or in any other way deal with Specified Substances; (b) prevent any Release of Specified Substances, whether such Release would violate any Environmental Laws or would endanger or threaten to endanger public health or welfare or the Environment; or (c) restore the Environment, perform remedial studies, investigations, restoration or post-remedial studies, investigations and monitoring or obtaining reclamation or abandonment certificates with respect to the presence of Specified Substances, in each case in accordance with, or to the standards required by, applicable Remedial Criteria;

“Remedial Criteria” means the applicable remediation criteria for industrial land use adopted by the Government Authority having jurisdiction over any property or asset with respect to the regulation of contaminated sites from time to time;

“Replacement LTI Plan” has the meaning ascribed to it in Paragraph 1.5 of Schedule 14;

“Replacement Operating Permits” means new Authorizations to be issued in the name of K-Dow or the relevant member of the K-Dow Group related to the operation of the Business;

“Replacement Plans” has the meaning ascribed to it in Paragraph 1.2 of Schedule 14;

“Replacement Spanish Pension Plan” has the meaning ascribed to it in Paragraph 7.12 of Schedule 14;

“Representative” means the directors, officers, employees, agents, financial advisers, attorneys, accountants, consultants and other representatives of the referenced Party and its Affiliates;

“Responsible Persons” means the following corporate officers, directors or other individuals:

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(a)	with respect to TDCC:

[***];

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(b)	with respect to PIC:

[***];

“Retained Employees” has the meaning ascribed to it in Paragraph 17.1 of Schedule 14;

“Retained Facilities” means those facilities located at the Transferred Sites identified in Schedule 11;

“Retained Sites” means the manufacturing and other sites identified as such in Schedule 10 but as it applies to Clause 12 only, excluding any Off-Site Locations listed in Schedule 13 that are situated on such site;

“Retired U.S. Transferred Employees” has the meaning ascribed to it in Paragraph 2.2 of Schedule 14;

“Reverse Master Business Services Agreement” means the agreement in substantially the form of Exhibit 98 to this Agreement between K-Dow and TDCC;

“RHCAP” has the meaning ascribed to it in Paragraph 2.8 of Schedule 14;

“RTW Plans” means any employee benefit plans that are sponsored or maintained by TDCC or an Affiliate: (a) in which the Remaining Transferred Employees will participate following the Closing; or (b) from which assets will be transferred to a Replacement Plan sponsored or maintained by K-Dow or a relevant Local Newco;

“Rule of 60” has the meaning ascribed to it in Paragraph 2.34 of Schedule 14;

“SAB Topic 1B” means Topic 1B: Allocation Of Expenses and Related Disclosure in Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity, of the SEC Staff Bulletin: Codification of Staff Accounting Bulletins as of September 2006;

“Safripol” means Safripol (Pty) Ltd;

“Sales Taxes” means all sales, use, value added, ad valorem, excise or similar Taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Government Authority;

“Scheduled Replacement Plans” has the meaning ascribed to it in Paragraph 1.3 of Schedule 14;

“Scope” means the Primary Scope, together with the: (a) production and purchase of ethylene and propylene for the manufacture of Primary Scope Products and external sale; and (b) licensing of technology within the Primary Scope;

“SEC” means the U.S. Securities and Exchange Commission;

“SEC Financial Statements” means:

(c)	the audited combined balance sheets for the fiscal years ended 31 December 2006, 31 December 2007 and as at the Closing Date; and

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

(d)
the audited combined statements of income and cash flow for the 12 month periods ended 31 December 2006 and 31 December 2007 and for the period commencing on 1 January 2008 and ending on the Closing Date, for the Business as historically operated by Dow and prepared in conformity with Clause 4.3;

“Secondment Agreement” means an agreement for the seconding of personnel to K-Dow or any relevant Local Newco between K-Dow and TDCC or PIC, as the case may be;

“Security Interest” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment by way of security, charge or deposit arrangement, encumbrance or lien (statutory or other); any right in or to any property securing or intended to secure payment or performance of an obligation including any statutory trust (actual or deemed) intended as a security or collection device, lease intended as a security device or deemed to be a security interest, preferred claim, prior claim or preferential arrangement of any kind or nature whatsoever in respect of any property; the filing of any financing statement or application for registration naming the owner or conditional purchaser of the asset to which such interest relates as debtor or grantor; and any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset or properties or assets with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded;

“Selector” has the meaning ascribed to it in Clause 4.8;

“Senior Employees” means any Employee whose level at TDCC or its Affiliates prior to the Closing is Level V1 and above;

“Shares” means any shares of any class of capital stock of a body corporate and any limited partnership interest in a limited partnership;

“Site Agreements” means the Access Agreements, the Ground Leases, the Occupancy Agreements, the Utilities and Services Agreements and the Facilities Operating Agreements;

[***]

“Spanish Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 7.9 of Schedule 14;

“Spanish Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Spain immediately prior to the Closing;

“Spanish Joint Information Letter” has the meaning ascribed to it in Paragraph 7.3 of Schedule 14;

“Spanish Replacement Employee” has the meaning ascribed to it in Paragraph 7.5 of Schedule 14;

“Spanish Transferred Employees” means those Offered Spanish Employees and Spanish Replacement Employees who accept an offer in accordance with Paragraph 7 of Schedule 14 and become employees of K-Dow or the relevant Local Newco and the Affected Spanish Employees;

“Specified Substance” means any chemical, material, substance or energy in any form: (a) defined as or included in one or more of the definitions of “specified substances”,

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“hazardous wastes”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste” or “toxic substances” or definitions of similar import under any applicable Environmental Law; or (b) [***];

“SPECL” has the meaning ascribed to it in Schedule 15;

“Standard Cost of Sales” has the meaning ascribed to it in Part C of Schedule 3;

“Steps Plans” means the Pre-Closing Macro Steps Plan and the Closing Macro Steps Plan;

[***]

“Survival Period” has the meaning ascribed to it in Clause 13.2;

“Swiss Affiliation Agreement” has the meaning ascribed to it in Paragraph 8.12 of Schedule 14;

“Swiss Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 8.9 of Schedule 14;

“Swiss Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) Switzerland immediately prior to the Closing;

“Swiss Funding Ratio” has the meaning ascribed to it in Paragraph 8.14 of Schedule 14;

“Swiss Joint Information Letter” has the meaning ascribed to it in Paragraph 8.3 of Schedule 14;

“Swiss New Hires” has the meaning ascribed to it in Paragraph 8.12 of Schedule 14;

“Swiss Pension Fund” has the meaning ascribed to it in Paragraph 8.11 of Schedule 14;

“Swiss Pension Mediator” has the meaning ascribed to it in Paragraph 8.16 of Schedule 14;

“Swiss Pension Plan” has the meaning ascribed to it in Paragraph 8.12 of Schedule 14;

“Swiss Pension Report” has the meaning ascribed to it in Paragraph 8.14 of Schedule 14;

“Swiss Replacement Employee” has the meaning ascribed to it in Paragraph 8.5 of Schedule 14;

“Swiss Segregated K-Dow Account” has the meaning ascribed to it in Paragraph 8.17 of Schedule 14;

“Swiss Termination Benefits” has the meaning ascribed to it in Paragraph 8.14 of Schedule 14;

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Swiss Transferred Employee Termination Benefits” has the meaning ascribed to it in Paragraph 8.14 of Schedule 14;

“Swiss Transferred Employees” means those Offered Swiss Employees and Swiss Replacement Employees who accept an offer in accordance with Paragraph 8 of Schedule 14 and become employees of K-Dow or the relevant Local Newco and the Non-Rejecting Affected Swiss Employees;

“Tangible Property” means the tangible machinery, equipment, vehicles, pipelines and wires, and, in the case of (a) and (b) below, fixtures, but excluding the Real Estate (other than fixtures), in each case owned by Dow and which is/are: (a) used exclusively or predominantly within the Scope at the Transferred Sites; (b) used exclusively within the Primary Scope at the Transferred Facilities; or (c) used exclusively within the Primary Scope and related to the manufacture and distribution of the Primary Scope Products and the related technical support to the extent not falling within (a) or (b) (including the Owned Rail Cars but excluding any Leased Rail Cars);

“TAPP” means Terminal de Atraque de Productos Petroquimicos A.I.E.;

“Target Working Capital” means the target working capital calculated in accordance with Clause 4 and Part C of Schedule 3;

“Target Working Capital Statement” means the Target Working Capital Statement, as agreed or determined in accordance with Clause 4 and Part C of Schedule 3;

“Tax Indemnity Agreements” means the agreements in substantially the forms of Exhibits 15 to 18 to this Agreement between: (a) each seller and each purchaser of an interest in a Company engaged in the Business or of an asset forming part of the Business, as the case may be, provided that, at the time of the transfer to which such agreement relates, the relevant seller is an Affiliate of TDCC and the relevant purchaser is K-Dow or an Affiliate of K-Dow; (b) Daulat Americas, PIC Canada Coop, DCH BV and TDCC with respect to Canada; and (c) TDCC, PICUS2 and DGTI with respect to the U.S.A.;

“Taxes” means all taxes, however denominated, including any interest, penalties or other additions that may become payable in respect thereof, imposed by any Government Authority, which taxes shall include, all income or profits taxes, capital taxes, withholding taxes, payroll and employee withholding taxes, employment insurance, social insurance taxes, Sales Taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, Transfer Taxes (including land transfer taxes), workers’ compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing;

“TDCC 401(k) Plan” has the meaning ascribed to it in Paragraph 2.22 of Schedule 14;

“TDCC Actuary” has the meaning ascribed to it in Paragraph 2.14 of Schedule 14;

“TDCC LTI Plan” has the meaning ascribed to it in Paragraph 1.5 of Schedule 14;

“TDCC Supplemental Plans” has the meaning ascribed to it in Paragraph 2.38 of Schedule 14;

“TDCC U.S. Qualified Pension Plans” has the meaning ascribed to it in Paragraph 2.10 of Schedule 14;

“Technical Services Agreement” means an agreement in substantially the form of Exhibit 107 to this Agreement between TDCC and K-Dow;

“Technology Development Agreement” means an agreement in substantially the form of Exhibit 106 to this Agreement between TDCC and K-Dow;

“Technology/IP Agreements” means the Intellectual Property Assignment Agreements, the Intellectual Property License Agreements, the Complementary Asset License Agreement, the Computerized Process Control Software License Agreements, the MOD Purchase Authorization Agreement, the Umbrella Secrecy Agreement, the Technology Development Agreement and the Technical Services Agreement;

[***]

“Third Party Claim” has the meaning ascribed to it in Clause 13.9;

“Third Party Leasehold Interests” has the meaning ascribed to it in Clause 6.31;

[***]

“Three-Year Period” has the meaning ascribed to it in Paragraph 1.2 of Schedule 14;

“Trademark License and Company Name Agreement” means an agreement in substantially the form of Exhibit 108 to this Agreement between TDCC and KDP US LLC;

“Transaction Documents” means this Agreement and the agreements and documents listed in Schedule 18 of this Agreement entered into or to be entered into in conjunction with or pursuant to this Agreement;

“Transfer Taxes” means any sales, use, transfer, conveyance, stamp, recording or other similar tax, fee or charge imposed upon the sale, transfer or assignment of real, personal, tangible or intangible property or any interest therein or upon the recording of any such sale, transfer or assignment, together with any interest, addition, or penalties in respect thereof imposed by any Government Authority;

“Transferor Dow Entity” means each Affiliate of TDCC that is transferring Transferred Assets held by such Affiliate to the K-Dow Group;

“Transferred Assets” means the Real Estate, the Tangible Property, the Inventory, the Assigned IP, the Transferred Contracts, the Partially Transferred Contracts (to the extent that they relate to the Business), the Transferred Information, the Transferred Records, Dow’s Shares and Equity Rights in the Transferred JV Entities, and the Goodwill, but not including: (a) any Excluded Assets; or (b) for the avoidance of doubt, the PC JV Entities, MEG Canada, MEGlobal BV, EQP, or any of their respective assets or business, or any part thereof or interest therein;

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[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“Transferred Bargaining Unit Employee” has the meaning ascribed to it in Paragraph 2.5 of Schedule 14;

“Transferred Contracts” means those contracts to which Dow is a party and any offers made by Dow which will give rise to a contract if accepted by any third party without the need for any further action on the part of Dow that relate wholly to the Business and which are unperformed (wholly or partly) at Closing including the relevant Rail Car Maintenance Leases, Rail Car Finance Leases and Rail Car Net Lease, but excluding: any other leases relating to Rail Cars, any contracts solely between Dow entities, the Transferred JV Agreements, any leases, tenancies or licenses relating to any real property (but for the avoidance of doubt, not excluding plant and equipment leases), any employment contracts and any contracts that are to be utilized or relied upon by Dow in providing goods or services to the K-Dow Group under any Transaction Document;

“Transferred Dow Entities” means DCCI, DIA, PBB, Petroquímica Dow and UCC Sub C;

“Transferred Employees” means: (a) Employees whose employment transfers from TDCC or an Affiliate of TDCC to K-Dow or a Local Newco in the Relevant Jurisdiction as of or prior to Closing pursuant to Applicable Law; (b) each Employee who accepts the offer of employment from K-Dow or a Local Newco in the Relevant Jurisdiction as of or prior to Closing and who becomes an employee of K-Dow or a Local Newco as of Closing (or upon return from medical leave as provided in Paragraph 2.1 or 2.5 of Schedule 14); and (c) each Employee employed by a Transferred Dow Entity as of Closing;

“Transferred Facilities” means the manufacturing facilities identified as such in Part A of Schedule 7 and the R&D and TS&D facilities identified as such in Part B of Schedule 7;

“Transferred Information” means sales and promotional literature, customer lists and other sales-related materials used by Dow exclusively relating to the Primary Scope;

“Transferred JV Accounts” means, in respect of each Transferred JV Entity, such audited income statement and audited balance sheet of the relevant Transferred JV Entity as is referred to, and further described, in Schedule 6.52, in each case in respect of the relevant period and/or as at the relevant date set out in respect thereof in Schedule 6.52;

“Transferred JV Agreement” means any shareholder, partnership or joint venture agreements or constitutional documents that relate to the Transferred JV Entities;

“Transferred JV Entities” means those companies and limited partnerships identified as such in Part A of Schedule 8;

“Transferred Real Estate” means all estate, right, title, interest, benefit and claim of Dow in the land located at the Transferred Sites (as more fully described in Schedule 6.10(B)) and any existing rights that are appurtenant to and run with the land, including any such interests, easements, benefits, claims and licenses enjoyed for the benefit of the Transferred Sites over adjoining land;

“Transferred Records” means all books of account, general, financial records, invoices, shipping records, supplier lists, tax records that are required by Applicable Law to be transferred to K-Dow or the relevant member of the K-Dow Group, correspondence and other documents, records and files relating exclusively to the Business (and copies of any such documents relating to the Business) (including, for the avoidance of doubt, books and records of the Transferred Dow Entities) and original registration and renewal certificates for the Assigned IP, together with all documentation concerning its validity and/or proprietorship, to the extent in the possession or control of Dow;

“Transferred Sites” means the manufacturing and other sites identified as such in Schedule 9 of this Agreement and as further identified in Schedule 6.10;

“UCC” has the meaning ascribed to it in Schedule 15;

“UCC Agreement” means an agreement in substantially the form of Exhibit 11 to this Agreement between UCC, PIC and K-Dow;

“UCC Guarantee” means the guarantee given by TDCC under clause 6 of the Cross Indemnity Agreement in respect of the indemnity in the UCC Agreement;

“UCC Sub C” has the meaning ascribed to it in Schedule 15;

“Umbrella Arbitration Agreement” means the umbrella arbitration agreement dated on or about the date of this Agreement between TDCC and PIC, as may be amended and restated at Closing;

“Umbrella Data Protection Agreements” means the agreements in substantially the forms of Exhibits 109 and 110 to this Agreement between TDCC and K-Dow;

“Umbrella Receivables and Payables Assignment and Assumption Agreement” means an agreement in substantially the form of Exhibit 122 to this Agreement between the relevant Dow entities, the relevant PIC entities and the relevant members of the K-Dow Group;

“Umbrella Secrecy Agreement” means the umbrella secrecy agreement dated on or about the date of this Agreement between TDCC and PIC, as may be amended and restated at Closing;

[***]

“Univation” means Univation Technologies, LLC (U.S.);

[***]

“Unpaid Amount” has the meaning ascribed to it in Clause 3.2;

“Upper Tier Shareholders’ Agreement” means an agreement in substantially the form of Exhibit 14 to this Agreement between TDCC and PIC;

“U.S. Applicable Pension Administration Percentage” has the meaning ascribed to it in Paragraph 2.17(c) of Schedule 14;

“U.S. Assumed Pre-Closing HR Liabilities” has the meaning ascribed to it in Paragraph 2.8 of Schedule 14;

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

“U.S. Employees” means Employees listed on Schedule 14.1.1 employed primarily in (or, in the case of expatriate Employees, whose home country is) the United States immediately prior to the Closing, other than the Bargaining Unit Employees;

“U.S. Pension Asset Transfer Date” has the meaning ascribed to it in Paragraph 2.17 of Schedule 14;

“U.S. Pension Mediator” has the meaning ascribed to it in Paragraph 2.16 of Schedule 14;

“U.S. Pension Report” has the meaning ascribed to it in Paragraph 2.14 of Schedule 14;

“U.S. Qualified Newco Pension Plan” has the meaning ascribed to it in Paragraph 2.11 of Schedule 14;

“U.S. Transferred Employee” has the meaning ascribed to it in Paragraph 2.1 of Schedule 14; and

“Utilities and Services Agreements” means Utilities and Services Agreements for Retained Facilities at Transferred Sites and Utilities and Services Agreements for Transferred Facilities at Retained Sites;

“Utilities and Services Agreements for Retained Facilities at Transferred Sites” means the agreements in substantially the form of Exhibits 90 to 94 to this Agreement between the relevant Dow entities and the relevant members of the K-Dow Group;

“Utilities and Services Agreements for Transferred Facilities at Retained Sites” means the agreements in substantially the form of Exhibit 81 to 89 to this Agreement between the relevant Dow entities and the relevant members of the K-Dow Group;

“Wilful Misconduct” means [***].

______________________

[***]	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

IN WITNESS WHEREOF this Agreement has been entered into on the date first above written.

THE DOW CHEMICAL COMPANY

By: /s/ KENNETH D. ISLEY
Name:	Kenneth D. Isley
Title:	Authorized Representative

PETROCHEMICAL INDUSTRIES COMPANY (K.S.C.)

By: /s/ YOUSEF AL-ATEEQI
Name:	Yousef Al-Ateeqi
Title:	Authorized Representative